As filed with the Securities and Exchange Commission on August 15, 2005
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             _____________________
                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                             _____________________

                        PSE&G Transition Funding II LLC
            (Exact name of Registrant as specified in its charter)

                   Delaware                             22-3672053
       (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                       PSE&G Transition Funding II LLC,
                                 80 Park Plaza
                           Newark, New Jersey 07102
                                (973) 430-7000
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                James T. Foran
                      Vice President and General Counsel
                              80 Park Plaza, T-5B
                           Newark, New Jersey 07102
                                (973) 430-6131
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             _____________________
                                  Copies to:
                             Eric D. Tashman, Esq.
                        Sidley Austin Brown & Wood llp
                       555 California Street, Suite 2000
                        San Francisco, California 94104
                             _____________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this Form is a post-effective amendment filed Pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|_|

                             _____________________


                                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
    Title of each Class of                        Proposed Maximum
          Securities             Amount To Be    Offering Price Per   Proposed Maximum Aggregate Offering      Amount Of
       to be Registered         Registered (1)          Unit                     Price (1)(2)               Registration Fee
------------------------------------------------------------------------------------------------------------------------------
       Transition Bonds          $102,700,000           100%                     $102,700,000                   $12,088
==============================================================================================================================
(1)  This Registration Statement relates to the offering from time to time of $102,700,000 aggregate principal amount of Transition Bonds.
(2)  Estimated for the purpose of calculating the registration fee.





The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.


================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   Subject to Completion, dated _____, 2005
         Prospectus Supplement to Prospectus Dated __________, 2005.

                        PSE&G Transition Funding II LLC
                              Issuer of the Bonds

                                 $-----------
                        Transition Bonds, Series 2005-1

                   Public Service Electric and Gas Company
                          Parent, Seller and Servicer


---------------------------------------------------------------------------------------------------------------------------------
                                                                                             Expected
                                                                                              Final          Final
                    Initial Principal   Interest     Price to     Underwriting      Net      Payment         Maturity
                         Balance          Rate        Public        Discounts     Proceeds     Date           Date
                    -----------------  ----------  -----------    -------------   --------   --------    --------------
Class A-1.......    $                           %            %              %
Class A-2.......    $                           %            %              %
Class A-3.......    $                           %            %              %

The total price to the public is $__________.  The amount of the underwriting discounts is $___________.  The total amount of proceeds before deduction of expenses (estimated to be $_______) is $__________.
---------------------------------------------------------------------------------------------------------------------------------


      Consider carefully the risk factors beginning on page __ of the accompanying prospectus before buying the above-captioned transition bonds (the "Bonds").

      The Bonds are highly structured. There currently is no secondary market for the Bonds, and there is no assurance that one will develop.

      The assets of the issuer consist principally of the right to receive electricity consumption-based per kilowatt hour charges (also referred to as BGS bondable transition property or "Transition Property"), which represents the irrevocable right to receive amounts sufficient to recover a portion of Public Service Electric and Gas Company's ("PSE&G") basic generation service costs, including the principal of and interest on the Bonds and expenses associated with the Bonds. These amounts are to be recovered through a non-bypassable transition bond charge, approved by the New Jersey Board of Public Utilities ("BPU") and paid by consumers of electricity within PSE&G's service territory (approximately 2.1 million consumers, which include the State of New Jersey and other governmental entities), as described further in this prospectus supplement and the accompanying prospectus. The Bonds represent obligations only of PSE&G Transition Funding II LLC, which is the issuer, and are backed only by the assets of the issuer. The Bonds do not represent obligations of PSE&G or any of its affiliates other than the issuer. The Bonds will not be a debt or general obligation of the State of New Jersey, the BPU or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State of New Jersey.


    All matters relating to structuring and pricing of the Bonds have been considered jointly by PSE&G and designated personnel of the BPU and its financial advisor. The financial advisor to the BPU is

                              Saber Partners, LLC

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston                                Barclays Capital

                              M.R. Beal & Company

            The date of this prospectus supplement is _____, 2005

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----

WHERE TO FIND INFORMATION IN THESE DOCUMENTS.................................1

INTRODUCTION.................................................................2

THE BONDS....................................................................6

      The Collateral.........................................................6

      Payment Sources........................................................7

      Principal Payments.....................................................7

      Weighted Average Life Sensitivity Table...............................10

      Interest Payments Generally...........................................10

CREDIT ENHANCEMENT..........................................................11

      Periodic Adjustment of the Transition Bond Charge.....................11

      Collection Account and Subaccounts....................................11

THE TRANSITION BOND CHARGE..................................................14

UNDERWRITING THE BONDS......................................................16

      The Underwriters' Sales Price for the Bonds...........................16

      No Assurance as to Resale Price or Resale Liquidity for the Bonds.....17

      Various  Types of  Underwriter  Transactions  Which May Affect the
        Price of the Bonds..................................................17

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES...............17

RATINGS FOR THE BONDS.......................................................18

                    Where to Find Information in These Documents

      We provide information to you about the Bonds in two separate documents that progressively provide more detail:

      1. the accompanying prospectus, which provides general information, some of which may not apply to your Bonds; and

      2. this prospectus supplement, which describes the specific terms of your Bonds.

      This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your Bonds. You are urged to read both documents. In particular, you should read the information under the heading "RISK FACTORS," beginning on page __ of the accompanying prospectus.

      This supplement includes several sections describing these securities:

      o "THE BONDS" and "CREDIT ENHANCEMENT" describe the key structural and credit enhancement features of your series; and

      o "THE TRANSITION BOND CHARGE" describes the transition bond charge that provides the source for payment of the Bonds and refers you to the sections in the accompanying prospectus where you can find further information about the transition bond charge and other collateral for the Bonds.

      As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

      This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in the Bonds. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

      You should rely only on the information in this prospectus supplement and the accompanying prospectus. The issuer has not authorized anyone to provide you with information that is different.

--------------------------------------------------------------------------
      To understand the structure and payment terms of these securities, you must carefully read the accompanying prospectus and this
                   prospectus supplement in their entirety.
--------------------------------------------------------------------------

                                    INTRODUCTION

-------------------------------------------------------------------------------

The Issuer..........................   PSE&G Transition Funding II LLC, a
                                       Delaware limited liability company

Issuer's Address....................   80 Park Plaza, T-4B, Newark, New Jersey
                                       07102

Issuer's Telephone Number...........   (973) 430-5638

Seller of the BGS Bondable
Transition Property to the Issuer...   Public Service Electric and Gas Company,
                                       referred to as PSE&G, an operating
                                       electric and gas utility, incorporated
                                       under the laws of the State of New
                                       Jersey in 1924.  As of December 31,
                                       2004,  PSE&G provides electric service
                                       to approximately 2.1 million
                                       residential, commercial and industrial
                                       electricity consumers, which include the
                                       State of New Jersey and other
                                       governmental entities, in the State of
                                       New Jersey.  Approximately 5.5 million
                                       people representing about 70% of the
                                       state's population reside in PSE&G's
                                       service territory which encompasses
                                       approximately 2,600 square miles,
                                       including New Jersey's six largest
                                       cities.

Seller's Address....................   80 Park Plaza, T-4B, Newark, New Jersey
                                       07102

Seller's Telephone Number...........   (973) 430-5640

Servicer of the BGS Bondable
Transition
Transition Property.................   PSE&G will act as servicer of the BGS
                                       bondable transition property.  PSE&G
                                       will be entitled to a monthly servicing
                                       fee of 1/12th of 0.05% of the initial
                                       principal balance of the Bonds, which
                                       the servicer may withhold on a monthly
                                       basis from the transition bond charge
                                       collections. If PSE&G is replaced by a
                                       successor servicer, the successor
                                       servicer may be paid a servicing fee of
                                       up to 1.25% per year of the initial
                                       principal balance of the Bonds.

Trustee                                The Bank of New York

Minimum Denomination                   $1,000, except for one Bond of each
                                       class which may be of a smaller
                                       denomination.
-------------------------------------------------------------------------------

The Assets of the Issuer               The issuer will own:

                                       o  the BGS bondable transition
                                          property transferred to the issuer
                                          (see "THE SALE AGREEMENT--PSE&G's
                                          Sale and Assignment of BGS Bondable
                                          Transition Property" in the
                                          prospectus);

                                       o  trust accounts held by the trustee;
                                          and

                                       o  other credit enhancement acquired
                                          or held to provide for the payment of
                                          the Bonds.

Transaction Overview                   The   Electric    Discount   and   Energy
                                       Competition  Act, enacted in State of New
                                       Jersey in  February  1999 and  amended in
                                       September  2002,  which is referred to as
                                       the Competition Act,  authorizes electric
                                       public  utilities,   such  as  PSE&G,  to
                                       recover,   among   other   costs,   basic
                                       generation   service   transition  costs.
                                       "Basic  generation   service   transition
                                       costs"  represent  the  amount by which a
                                       public  utility's cost of supplying basic
                                       generation   service   exceeds   the  net
                                       revenues  received by the public  utility
                                       for  providing   such  service  during  a
                                       four-year  transition  period ending July
                                       31,  2003.  "Basic  generation  service,"
                                       referred  to  as  "BGS,"  is a  regulated
                                       electric  generation  service provided to
                                       any electric  utility  consumer  that has
                                       not   chosen   an    alternative    power
                                       supplier.  A public  utility  may recover
                                       BGS    transition    costs   through   an
                                       irrevocable  non-bypassable charge called
                                       a  basic  generation  service  transition
                                       bond charge  ("Transition  Bond  Charge")
                                       that is assessed  on all retail  electric
                                       consumers.  The  Competition  Act permits
                                       special   purpose   entities   formed  by
                                       electric  public  utilities to issue debt
                                       securities   secured   by  the  right  to
                                       receive   revenues   arising   from   the
                                       transition    bond   charge.    The   BGS
                                       bondable   transition  property  includes
                                       this  right.   See  "THE  BONDS"  in  the
                                       prospectus.
-------------------------------------------------------------------------------

                                       The following sets forth the basic
                                       security structure of the transaction
                                       underlying the offering of the Bonds:

                                       o  PSE&G will sell the BGS bondable
                                          transition property to the issuer in
                                          exchange for the net proceeds from
                                          the sale of the Bonds.

                                       o  The issuer, whose primary asset is
                                          the BGS bondable transition
                                          property, will issue the Bonds
                                          pursuant to the Indenture.

                                       o  PSE&G will act as the servicer of
                                          the BGS bondable transition property
                                          and as the administrator of the
                                          issuer.

                                       The Bonds and the BGS bondable
                                       transition property securing the Bonds
                                       are not obligations of PSE&G or any of
                                       its affiliates, other than the issuer.
                                       The Bonds and the BGS bondable
                                       transition property are also not
                                       obligations of the State of New Jersey
                                       or any governmental agency, authority
                                       or instrumentality of the State.
-------------------------------------------------------------------------------

                          PARTIES TO THE TRANSACTION


                            applies, as servicer, for adjustments to the Transition Bond Charge


---------------------------                     -------------------------------

       PSE&G                                                   BPU
(seller and servicer)  <---------------------->  (State agency, not affiliated with issuer or PSE&G)

---------------------------                     -------------------------------
                         ^
sells Transition         |  issued the Financing Order and
Property in exchange     |  approves adjustments to the
for Bond proceeds and    |  Transition Bond Charge
services the Transition  |
Property pursuant to     |
the servicing            |
agreement                |
                         |
                         |
                         |
                         \/
---------------------------
    PSE&G TRANSITION
    FUNDING II LLC
        (issuer)
receives proceeds of sale
---------------------------
                          |
                          |
Issuer pledges collateral,|
including the Transition  |
Property and collateral   |
accounts, to the          |
Indenture Trustee         |
                          |
                          |
                          |
                          \/
----------------------------
     INDENTURE TRUSTEE
(acts for and on behalf of
Bondholders pursuant to the
Indenture)
----------------------------
                          |
receive principal and     |
interest pursuant to      |
the Indenture             |
                          |
                          |
                          |
                          |
                          |
                          |
                          \/
----------------------------

        BONDHOLDERS

----------------------------

                                   THE BONDS

      The Bonds will be issued under and secured pursuant to the indenture between the issuer and trustee, as supplemented for each series of transition bonds.

      The Bonds will be issued in minimum denominations of $1,000 and in integral multiples of $1 above that amount, with an exception for one Bond in each class which may have a smaller denomination. The Bonds will consist of [three] classes, in the initial class principal balances, bearing the interest rates and having the expected final payment dates and final maturity dates set forth below:

                                    Table 1

                                   The Bonds

                Initial Class                    Expected Final       Final
    Class     Principal Balance  Interest Rate    Payment Date    Maturity Date
    -----     -----------------  -------------    ------------    -------------
     A-1...   $                                %
     A-2...   $                                %
     A-3...   $                                %

      The expected final payment date for each class of Bonds is the date on which there is expected to be no further outstanding principal balance of that class in accordance with the expected sinking fund amortization schedule for that class. The final maturity date for each class of Bonds is the date on which the issuer is required to pay any outstanding principal balance of that class. On each payment date, payments will be made to the persons that were the holders of record as of the business day before that payment date, which is referred to as the record date.


      The Collateral

      The Bonds will be secured by BGS bondable transition property, a property right created under New Jersey state legislation. In general terms, the BGS bondable transition property represents the irrevocable right to recover, through a Transition Bond Charge payable by retail electric consumers within PSE&G's service territory who access PSE&G's transmission and distribution system other than one "grandfathered" consumer representing approximately 1% of annual sales, referred to as consumers, an amount sufficient to pay:

      o the interest, fees, expenses, costs, charges, credit enhancement and premiums, if any, and other amounts associated with the Bonds, and

      o     the principal amount of the Bonds.

      The Transition Bond Charge also generally will be paid by any person who consumes the output of new on-site generation facilities if such facilities in the aggregate displace more than 7.5% of the electricity distributed by means of PSE&G's transmission and distribution system in 1999, even if that person does not use PSE&G's transmission and distribution system.

      BGS bondable transition property also includes the right of an electric public utility to obtain periodic adjustments of the Transition Bond Charge and all revenues, collections, payments, money and proceeds with respect to the above.

      In connection with the issuance of the Bonds, PSE&G will sell its BGS bondable transition property to the issuer. PSE&G, as servicer of the BGS bondable transition property, will collect the Transition Bond Charge from consumers on behalf of the issuer. The Transition Bond Charge is non-bypassable, which means that the charge will be payable by retail consumers of electricity within the utility's service territory who access a utility's transmission and distribution system, even if those consumers elect to purchase electricity from a third party supplier. See "THE COMPETITION ACT -- PSE&G and Other Utilities May Securitize Stranded Costs" in the prospectus. Third party suppliers of electricity to PSE&G's consumers may be allowed to collect the Transition Bond Charge from consumers and pay the billed amounts to PSE&G, as servicer. PSE&G has not yet entered into any arrangements with third party suppliers for billings and collections. Since the amount of Transition Bond Charge collections will depend on the amount of electricity consumed by consumers within PSE&G's service territory, the amount of collections may vary substantially from year to year. See "THE SELLER AND SERVICER OF THE BGS BONDABLE TRANSITION PROPERTY" in the prospectus.

      Payment Sources

      On each payment date, the trustee will pay amounts scheduled to be paid on Bonds from amounts available for withdrawal from trust accounts held by the trustee pledged to secure one or more series of transition bonds, including collections received from the servicer with respect to the Transition Bond Charge. All series of transition bonds, including the Bonds, will be payable from the same BGS bondable transition property. If another series of transition bonds is issued, pursuant to the financing order issued by the BPU on July 12, 2005, the principal source of payment for that series will also be the Transition Bond Charge collections received by the servicer. Because the Transition Bond Charge and adjustments thereof are generally based on amounts owed with respect to all series of transition bonds issued pursuant to the financing order, the issuance of other series of transition bonds is not expected to adversely affect the sufficiency of Transition Bond Charge collections to make payments on the Bonds. Moreover, any additional series of transition bonds will be issued only if it will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding transition bonds. See "THE INDENTURE" in the prospectus.

      Principal Payments

      On each payment date, the issuer will distribute principal of the Bonds to the bondholders, in accordance with the expected sinking fund amortization schedule and to the extent funds are available, in the following order:

      1. to the holders of the class A-1 Bonds, until the principal balance of that class has been reduced to zero;

      2. to the holders of the class A-2 Bonds, until the principal balance of that class has been reduced to zero; and

      3. to the holders of the class A-3 Bonds, until the principal balance of that class has been reduced to zero.

      The issuer will not, however, pay principal on a payment date of any class of Bonds if making that payment would reduce the principal balance of a class to an amount lower than that specified in the expected sinking fund amortization schedule in Table 2 below, referred to as the expected sinking fund amortization schedule, for that class on that payment date. The entire unpaid principal balance of each class of Bonds will be due and payable on the final maturity date for the class. If an event of default under the indenture has occurred and is continuing, the trustee may declare the unpaid principal balance of all outstanding Bonds together with accrued interest to be due and payable. In the case of the acceleration of principal payments due to an event of default, principal will be paid on all classes on a pro rata basis.

      The expected sinking fund amortization schedule in Table 2 sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the Bonds. The table reflects the principal balance for each class at each payment date after taking into account principal payments scheduled to be made on that date. In establishing the initial transition charge of __ per kilowatt hour, which is the rate which is projected to result in collections sufficient to make payments in accordance with the expected sinking fund amortization schedule, PSE&G has assumed, among other things, that:

      1.    the Bonds are issued on _____, 2005;

      2. payments on the Bonds are made, with respect to each payment date, on the 15th day of each month in which a payment date occurs, commencing on _____ 15, 2005;

      3. the total servicing fee per annum for the Bonds equals [0.05]% of their initial outstanding principal balance;

      4. there are no net earnings on amounts on deposit in the collection account;

      5. semi-annual expenses, including all fees, costs and charges of the issuer and the trustee are paid in the amount of $_______ in the aggregate for all series in arrears; and

      6. all Transition Bond Charge collections are received in accordance with PSE&G's forecasts and deposited in the collection account.

                                    Table 2
                 Expected Sinking Fund Amortization Schedule

                                 Class          Class        Class
                       Payment    A-1            A-2          A-3
                        Date    Balance        Balance      Balance
                        ----    -------        -------      -------








      There can be no assurance that the principal balance of any class of Bonds will be reduced at the rate indicated in the expected sinking fund amortization schedule. The actual rates of reduction in class principal balances may be slower, but not faster, than those indicated in Table 2, except in the case of acceleration due to the events of default specified in the indenture. It is not an event of default if principal is not paid as specified in Table 2 unless the principal of any class is not paid in full on or before the final maturity date of that class. Any reference to "sinking fund" or "sinking fund amortization" herein means the amortization method providing for sequential payments of scheduled principal of each tranche.

      Weighted Average Life Sensitivity Table

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security has been paid to the investor. The rate of principal payments on each class of Bonds, the aggregate amount of each interest payment on each class of Bonds and the actual final payment date of each class of Bonds will be dependent on the rate and timing of the servicer's receipt of Transition Bond Charge collections. See "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE BONDS" in the accompanying prospectus. The following table analyzes the sensitivity of the weighted average lives of the classes of the Bonds to electricity consumption levels below forecasted levels.

                                    Table 3
                       Weighted Average Life Sensitivity

                                  Expected
                                  Weighted
                                  Avg.
                                  Life        WAL (months) Assuming Uniform
                                  ("WAL")    Annual Decline from Forecasted
     Class                        (months)       Electricity Consumption
     -----                        --------   ------------------------------
                                                  -5%              -15%
                                             ----------------  ------------
                                             WAL       Change  WAL   Change
                                             ---       ------  ---   ------


      For the purposes of preparing Table 3, in addition to those assumptions beginning on page [S-9], we have assumed, among other things, that:

      o the forecast error stays constant over the life of the Bonds and is equal to 5% or 15% below the initial forecasted energy consumption each year as stated in Table 3 above;

      o annual routine true-up adjustments take effect on ____________ 1 of each year, commencing January 1, _____;

      o [semi-annual mandatory routine true-ups take effect _______ 1 of each year, commencing June 1, ______];

      o     no other routine true-up adjustments are made; and

      o     no non-routine true-up adjustments are made.

      There can be no assurance that the weighted average lives of the various classes of the Bonds will be as shown in Table 3.

      Interest Payments Generally

      Holders of transition bonds in each class of Bonds will receive interest at the rate for that class as set forth in Table 1 above.

      Interest on each class of Bonds [which bears interest at a fixed rate] will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the

Bonds have been paid in full, at the interest rate indicated in Table 1. Each of those periods is referred to as an interest accrual period. The issuer is required to pay interest semi-annually on _____ and _____ of each year, beginning _____ , 2005, or, if any such day is not a business day, the following business day. Each such day is referred to as a payment date.

      The issuer will pay interest on the Bonds with a priority over principal of the Bonds. See "THE INDENTURE -- How Funds in the Collection Account Will Be Allocated" in the prospectus.

      Interest on all classes of Bonds [paying interest at a fixed rate] will be calculated by the trustee on the basis of a 360-day year of twelve 30-day months.

                              CREDIT ENHANCEMENT

      Credit enhancement for the Bonds is intended to protect you against losses or delays in scheduled payments on your Bonds. See "RISK FACTORS -- Transition Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Bonds and Limited Credit Enhancement" in the prospectus.

      Periodic Adjustment of the Transition Bond Charge

      Credit enhancement for the Bonds includes mandatory periodic adjustments by the BPU to the Transition Bond Charge to be billed to consumers, upon petition by PSE&G, as servicer. These periodic adjustments will be designed to provide sufficient funds for timely payments of interest on and principal of the Bonds in accordance with the expected sinking fund amortization schedule set forth in Table 2 above, to pay transaction fees and expenses, and to fund or replenish any of the subaccounts, including the capital subaccount and the overcollateralization subaccount, to their required levels. See "TRANSITION BOND CHARGE" below and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- The BPU's Transition Bond Charge Adjustment Process" in the prospectus.

      Collection Account and Subaccounts

      The trustee will establish a collection account to hold the capital contribution from PSE&G to the issuer and the amounts remitted by the servicer from time to time. The collection account will contain the funds securing the Bonds. The collection account will consist of subaccounts including the following:

      o     the general subaccount;

      o     one or more series subaccounts;

      o     one or more class subaccounts;

      o one or more series capital subaccounts, including the capital reserve subaccount with respect to the Bonds, as discussed below;

      o     one or more series overcollateralization subaccounts; and

      o     the reserve subaccount.

      Withdrawals from and deposits to all of these subaccounts will be made as described under "THE INDENTURE -- The Collection Account for the Bonds" and "-- How Funds in the Collection Account Will Be Allocated" in the prospectus.

      The General Subaccount. Transition bond charge collections remitted by the servicer to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount to make the allocations described under "THE INDENTURE -- How Funds in the Collection Account Will Be Allocated" in the prospectus.

      The Series Subaccount. Upon the issuance of the Bonds, a series subaccount will be established with respect to that series. On each payment date, or the day before the payment date in the case of interest allocated to the applicable class subaccounts, as described below, the trustee will allocate from amounts on deposit in the general subaccount to the series subaccount for each series an amount sufficient to pay, to the extent available:

      o interest payable on that series on that payment date to each class on a pro rata basis based on the amount of interest payable to that class, or in the case of any floating rate class, based on the gross fixed amount for that class, which gross fixed amount will in turn be allocated to the related class subaccount;

      o the principal of that series due on any class or series on the final maturity date of that class or series, or upon acceleration; and

      o principal scheduled to be paid on that series on that payment date, as set forth in the expected sinking fund amortization schedule, excluding amounts provided for in the immediately preceding clause above.

      On each payment date, allocations will be made to each series subaccount as described under "THE INDENTURE -- How Funds in the Collection Account Will Be Allocated" in the prospectus. On each payment date, the trustee will withdraw funds from each series subaccount to make payments on the related series of Bonds.

      The Series Capital Subaccount. Upon the issuance of the Bonds, a capital subaccount will be established for that series, into which PSE&G will deposit $__________, which represents the required capital amount for the series. Further, the trustee will establish a subaccount within the capital subaccount, which will be referred to as the capital reserve subaccount. The trustee will fund the capital reserve subaccount with $100,000 from the required capital amount for the Bonds. The capital reserve subaccount will not be subject to the lien of the indenture or included in the collateral securing any Bonds. If amounts available in the general subaccount, the series subaccount, the reserve subaccount and the series overcollateralization subaccount are not sufficient on any payment date to make scheduled payments of principal and interest to the bondholders and to pay the expenses, fees and charges specified in the indenture, the trustee will draw on amounts in the series capital subaccount, other than the amounts in the capital reserve subaccount, to make those payments. The required capital amount has been set at a level sufficient to obtain the ratings on the Bonds described below under "RATINGS FOR THE BONDS" in this prospectus supplement.

      The Series Overcollateralization Subaccount. Upon the issuance of the Bonds, an overcollateralization subaccount will be established for the Bonds.
 The required overcollateralization amount for the Bonds will build to $_______ which represents [ ]% of the initial outstanding principal balance of the Bonds. On each payment date, the trustee will deposit in the series overcollateralization subaccount for the Bonds the Transition Bond Charge collections, together with any earnings on investments in the collection account, up to a specified amount for that payment date which is referred to as the scheduled overcollateralization level for that date. The scheduled overcollateralization level for each payment date is set forth below. The overcollateralization amount and the scheduled overcollateralization levels have been set at amounts sufficient to obtain the ratings on the Bonds which are described below under "RATINGS FOR THE BONDS" in this prospectus supplement. See also "THE BONDS -- Credit Enhancement for the Bonds" in the prospectus.

      If amounts available in the general subaccount, the series subaccount and the reserve subaccount are not sufficient on any payment date to make scheduled payments to holders of the Bonds and to pay the expenses, fees and charges specified in the indenture, the trustee will draw on amounts in the overcollateralization subaccount for the Bonds to make those payments.

                                    Table 4
                    Scheduled Overcollateralization Levels

                           Scheduled                            Scheduled
                     Overcollateralization    Payment     Overcollateralization
    Payment Date             Level              Date              Level
  ----------------   ---------------------   ---------    ---------------------








      The Reserve Subaccount. The reserve subaccount will be funded with any Transition Bond Charge collections and earnings on amounts in the collection account, other than the capital subaccount, in excess of the amount necessary to pay on any payment date:

      o fees and expenses of the trustee and the servicer and other transaction fees, expenses, costs and charges,

      o scheduled principal of and interest on the Bonds, which in the case of interest on any floating rate class will be the gross fixed amount for that class and that payment date, of each series payable on that payment date,

      o any amount required to replenish the capital subaccount for each series, and

      o the amounts required to fund or replenish the overcollateralization subaccount for each series to the required levels for that payment date.

      The Transition Bond Charge will be adjusted periodically to eliminate any amounts on deposit in the reserve subaccount. See also "THE BONDS -- Credit Enhancement for the Bonds" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- The BPU's Transition Bond Charge Adjustment Process" in the prospectus.

      On any payment date, if amounts available in the general subaccount and the series subaccount are not sufficient to make scheduled payments to the bondholders, and to pay the expenses, fees and charges specified in the indenture, the trustee will draw first on any amounts in the reserve subaccount to make those payments.

                          THE TRANSITION BOND CHARGE

      The Transition Bond Charge will be assessed and collected from electric consumers of PSE&G. A consumer is a person that is an end user of electricity, is connected to any part of PSE&G's transmission and distribution system and is located within PSE&G's service territory, other than one "grandfathered" consumer representing approximately 1% of annual sales. The Transition Bond Charge also generally will be paid by any person who consumes the output of new on-site generation facilities if such facilities in the aggregate displace more than 7.5% of the electricity distributed by means of PSE&G's transmission and distribution system in 1999, even if that person does not use PSE&G's transmission and distribution system. PSE&G, in its capacity as servicer of the BGS bondable transition property under the servicing agreement, will bill or arrange for the billing of the Transition Bond Charge to each consumer.

      PSE&G Will Assess the Transition Bond Charge on Consumers. PSE&G, in its capacity as servicer of the BGS bondable transition property under the servicing agreement, will assess the Transition Bond Charge on the bills of each consumer. As described above, each consumer must pay the Transition Bond Charge, even if that consumer elects to purchase electricity from another supplier. In certain circumstances, persons who consume electricity produced by on-site generation facilities will be able to avoid the Transition Bond Charge, as described under "THE COMPETITION ACT -- Competition Act Provides Security for Bonds -- Consumers Cannot Avoid Paying the BGS Transition Bond Charge." The Transition Bond Charge is assessed as a uniform per kilowatt-hour charge against all consumers of all classes, the amount of the charge depending on the amount of electricity delivered to the consumer through PSE&G's distribution system. Any third party supplier who is billing and collecting from PSE&G's consumers must pay PSE&G the Transition Bond Charge billed by that third party supplier to PSE&G's consumers, regardless of whether payments are received from such customers.

      PSE&G Will Calculate the Transition Bond Charge. PSE&G, as servicer, will calculate the Transition Bond Charge based on the total amount required to be billed to consumers to generate Transition Bond Charge collections sufficient to provide funds for the timely payment of scheduled principal of and interest on the Bonds and the other amounts required to be paid by the issuer. The charge will be reflected in each consumer's bill. Transition bond charge collections will vary from projections because total electricity consumption revenues are affected by changes in usage, number of consumers, rates of delinquencies and write-offs or other factors. See Tables 1 through 10 under "THE SELLER AND SERVICER OF THE BGS BONDABLE TRANSITION PROPERTY" in the prospectus. PSE&G, as servicer, is required to seek adjustments to the Transition Bond Charge on each calculation date as described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the prospectus, in order to adjust for these variations on each calculation date.

      The BPU's Transition Bond Charge Adjustment Process. Transition bond charge collections are intended to be neither more nor less than the amount necessary to pay the principal balance of each class of Bonds in accordance with the expected sinking fund amortization schedule, to pay interest on each class, to pay related fees, costs and expenses and to replenish or fund the capital and overcollateralization subaccounts. The BPU financing order does not limit the number of Transition Bond Charge adjustments except to provide that adjustments may not occur more frequently than quarterly. There is no limit on the amount of the Transition Bond Charge. Furthermore, the BPU is obliged to continue to approve Transition Bond Charge adjustments calculated in accordance with the formula until there are no Bonds outstanding and all fees, costs, and expenses of the issuer have been paid.

      Under the BPU financing order and the servicing agreement, the servicer is required to petition the BPU for an adjustment to the Transition Bond Charge at least annually through [December 1, 2014] and quarterly commencing on December 1, 2014. In addition, the servicer is required to determine, not later than [May 15] of each year, whether projected Transition Bond Charge collections, including any amounts held in the reserve account, but without taking into account amounts in the series capital account or series overcollateralization subaccounts, will be sufficient to pay scheduled debt service and related expenses throughout the end of the then current calendar year, to fund the capital subaccount and the overcollateralization subaccount to their required levels as of the end of the calendar year and to file for an upward adjustment of the Transition Bond Charge no later than June 1 if a deficiency is projected to exist. In each case, the adjustments will adjust the Transition Bond Charge so that the charge will be sufficient to pay scheduled principal of and interest on the Bonds and to fund the capital subaccount and the overcollateralization subaccount to their required levels as of the end of the calendar year. Each periodic adjustment will become effective on an interim basis 30 days after filing, and final after 60 days, in each case, absent a determination by the BPU of manifest error.

      There will be a single per kilowatt-hour Transition Bond Charge for all consumers of all classes. Initially, PSE&G estimates that the Transition Bond Charge will be approximately [ ] cents per kilowatt-hour for all consumers of all classes, beginning immediately after the issuance date of the Bonds. See "The Competition Act" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the prospectus.

                            UNDERWRITING THE BONDS

      Subject to the terms and conditions set forth in the underwriting agreement among the issuer, PSE&G and the underwriters for whom Credit Suisse First Boston LLC is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal balance of Bonds set forth opposite each underwriter's name below:

Name                   Class A-1  Class A-2   Class A-3        Total
---------------------  ---------  ----------  ---------   ------------------
Credit Suisse First                                       $
  Boston LLC

Barclays Capital
  Inc.

M.R. Beal & Company
Total................                                     $
                                                          ====================

      Under the terms and conditions of the underwriting agreement, the underwriters are committed, on a several but not joint basis, to take and to pay for all of the Bonds we offer hereby, if any of the Bonds are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. However, if the aggregate amount of Bonds that the defaulting underwriter or underwriters agreed but failed to purchase exceeds 10% of the aggregate amount of Bonds, the non-defaulting underwriters have the right to purchase all, but will not be under any obligation to purchase any, of the Bonds. If such non-defaulting underwriters do not purchase all the Bonds, the underwriting agreement will terminate without liability to any non-defaulting underwriter, us or PSE&G.

      The Underwriters' Sales Price for the Bonds

      Bonds sold by the underwriters to the public will be initially offered at the prices set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Bonds to dealers at such prices, less a selling concession not to exceed the percentage set forth below, and the underwriters may allow and dealers may re-allow a discount not to exceed the percentage set forth below.

                                                       Selling      Reallowance
  Class                                               Concession     Discount
---------                                            ------------   -----------
Class A-1........................................
Class A-2........................................
Class A-3........................................

      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

      No Assurance as to Resale Price or Resale Liquidity for the Bonds

      The Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange or the NASDAQ Stock market. The issuer has been advised by the underwriters that they intend to make a market in the Bonds but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Bonds.

      Various Types of Underwriter Transactions Which May Affect the Price of the Bonds

      The underwriters may engage in over allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Bonds which are permitted, so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These over allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Bonds to be higher than they would otherwise be. None of the seller, the issuer or the trustee or any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

      In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in transactions with the issuer and its affiliates, including PSE&G. In addition, each underwriter may from time to time take positions in the Bonds.

      Under the terms of the underwriting agreement, the issuer and PSE&G have agreed to reimburse the underwriters for some expenses. The issuer and the seller have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.

      RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

      If held by financial institutions subject to regulation in countries that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision ("Basel Accord"), the Bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within those countries, which are accorded a 20% risk weighting. However, we cannot assure you that the Bonds would attract this 20% risk weighting treatment under any national law, regulation or policy implementing the Basel Accord. Before acquiring any Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to determine that an investment in the Bonds is permissible and in compliance with any applicable investment or other limits.

                             RATINGS FOR THE BONDS

      It is a condition of any underwriter's obligation to purchase the Bonds that each class of the Bonds be rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the ratings on the Bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the Bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Bonds other than payment in full of each class of the Bonds by the applicable final maturity date, as well as the timely payment of interest.

                 $___________ Transition Bonds, Series 2005-1



                        PSE&G Transition Funding II LLC
                                    Issuer



                            $___________ Class A-1
                            $___________ Class A-2
                            $___________ Class A-3





                   Public Service Electric and Gas Company
                              Seller and Servicer

                             --------------------

                             PROSPECTUS SUPPLEMENT
                             --------------------


                          Credit Suisse First Boston



                               Barclays Capital



                              M.R. Beal & Company



Through and including __________, 2005 (the 90th day after the date of this prospectus supplement and the accompanying prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and when offering an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to Completion, dated _________, 2005

            PROSPECTUS

                        PSE&G Transition Funding II LLC
                        Issuer of the Transition Bonds
                    Public Service Electric and Gas Company
                          Parent, Seller and Servicer
                      Transition Bonds Issuable in Series

    THE ISSUER                                                                        THE BONDS

o  May periodically issue transition bonds in one or more series,              o  will be payable only from assets of the issuer;
   each with  one or more  classes,  in an  aggregate principal amount of
   up to $________; and                                                        o  will be  supported by trust  accounts  held by
                                                                                  the trustee for the transition bonds and, if  so
o  Owns                                                                           stated  in  the  applicable  prospectus
   -  BGS bondable transition property,  which is the right, created under        supplement, other credit enhancement; and
      New Jersey's Competition Act, to bill and collect transition bond
      charges in amounts designed to be sufficient to repay the                o  will be  issued in  series, each of which the
      transition bonds, to pay other expenses specified in the indenture          issuer may issue without the consent of existing
      and to fund the trust accounts;                                             bondholders.
   -  collections of transition bond charges;
   -  its rights under the sale agreement and the servicing agreement;
   -  trust accounts held by the trustee; and
   -  if so stated in the applicable prospectus  supplement,  other credit enhancement or the right to any interest rate swap agreement; and

o Will own additional BGS bondable transition property authorized in connection with issuances of any additional series of transition bonds.

      Consider carefully the Risk Factors beginning on page ___ of this prospectus.

This prospectus may be used to offer and sell a series of transition bonds only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ____________, 2005.

                               TABLE OF CONTENTS


                                                                    Page

IMPORTANT NOTICE ABOUT INFORMATION
    PRESENTED IN THIS PROSPECTUS
    AND THE PROSPECTUS SUPPLEMENT.....................................II
SUMMARY OF TERMS.......................................................1
REPORTS TO BONDHOLDERS................................................11
RISK FACTORS..........................................................13
FORWARD-LOOKING STATEMENTS............................................19
PUBLIC SERVICE ELECTRIC AND GAS COMPANY...............................20
USE OF PROCEEDS.......................................................21
THE COMPETITION ACT...................................................21
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE................26
THE SELLER AND SERVICER OF THE BGS BONDABLE TRANSITION PROPERTY.......30
PSE&G TRANSITION FUNDING II LLC, THE ISSUER...........................36
INFORMATION AVAILABLE TO THE BONDHOLDERS..............................40
THE BONDS.............................................................40
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS  FOR THE BONDS.........45
THE SALE AGREEMENT....................................................46
THE SERVICING AGREEMENT...............................................53
THE INDENTURE.........................................................61
BANKRUPTCY AND CREDITOR RIGHTS ISSUES.................................81
MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS..................83
ERISA CONSIDERATIONS..................................................87
RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES.........90
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS.........................90
RATINGS FOR THE TRANSITION BONDS......................................91
VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS................91

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
               IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

      You should rely only on information related to the transition bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer, PSE&G, the underwriters or any dealer, salesperson or other person. This prospectus and the related prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

      The issuer includes cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

                               SUMMARY OF TERMS

      This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the transition bonds in "THE BONDS" in this prospectus.

      Consider carefully the risk factors beginning on page [__] of this prospectus.

The Issuer ....................................     PSE&G Transition Funding II LLC, a Delaware limited liability company, wholly owned by PSE&G.  The  issuer  was formed solely to purchase BGS bondable transition  property  and to issue  one or more  series of transition bonds secured by the BGS bondable transition property.

Issuer's Address...............................     80 Park Plaza, T-4B,
                                                    Newark, New Jersey 07102

Issuer's Telephone Number......................     (973) 430-5638

Seller of the BGS Bondable Transition
Property to the Issuer.........................     Public Service  Electric and Gas Company, referred to as PSE&G,  an operating electric  and gas  utility,  incorporated under the laws of the State of New
                                                    Jersey in 1924. As of December 31, 2004, PSE&G provides electric service to approximately 2.1 million residential, commercial and industrial electricity consumers,  which  include the State of New Jersey and other governmental entities.  Approximately 5.5  million  people representing about 70% of the
                                                    State's  population  resides in PSE&G's service  territory which encompasses approximately 2,600 square miles, including New Jersey's six largest cities.

Seller's Address...............................     80 Park Plaza, T-4B,
                                                    Newark, New Jersey 07102

Seller's Telephone Number......................     (973) 430-5640

Servicer of the BGS Bondable Transition Property    PSE&G, acting as servicer, and any successor servicer, will service the BGS bondable  transition property pursuant to a servicing agreement with the issuer.

                                                    PSE&G will be entitled to a monthly servicing fee, in an amount specified in the prospectus supplement, which the servicer may withhold on a monthly basis from the transition bond charge collections.


                                                               1


Trustee........................................     The Bank of New York

The Assets of the Issuer.......................     The issuer will own:


                                                       o    the BGS bondable transition property transferred to the issuer (see
                                                            "THE SALE AGREEMENT--PSE&G's Sale and Assignment of BGS Bondable
                                                            Transition Property" in this prospectus);

                                                       o    trust accounts held by the trustee; o if so stated in the applicable prospectus supplement, other credit enhancement acquired or held to provide for the payment of the transition bonds; and

                                                       o    if so stated in the applicable prospectus supplement, the rights under any interest rate swap agreements.

Transaction Overview...........................     The Electric  Discount  and Energy  Competition  Act,  enacted in State of New
                                                    Jersey in February 1999 and amended in September 2002, which is referred to as the Competition Act, authorizes electric public utilities, such as PSE&G, to recover, among other costs, basic generation service transition costs.
                                                    "Basic generation service transition costs" represent the amount by which a public utility's cost of supplying basic generation service exceeds the net revenues received by the public utility for providing such service during a four-year transition period ending July 31, 2003. "Basic generation service," referred to as "BGS," is a regulated electric generation service provided to any electric utility consumer that has not chosen an alternative power supplier. A public utility may recover basic generation service transition costs through an irrevocable non-bypassable charge called a basic generation service transition bond charge that is assessed on all retail electric consumers. The Competition Act permits special purpose entities formed by electric public utilities to issue debt securities secured by the right to receive revenues arising from the transition bond charge. The BGS bondable transition property includes this right. See "THE TRANSITION BONDS"
                                                    in this prospectus.


                                                               2


                                                    The following sets forth the basic security structure of the transaction underlying the offering of the transition bonds:

                                                       o   PSE&G will sell the BGS bondable transition property to the issuer in exchange for the net proceeds from the sale of the transition bonds.

                                                       o   The issuer, whose primary asset is the BGS bondable transition property, will issue the transition bonds pursuant to the Indenture.

                                                       o   PSE&G will act as the servicer of the BGS bondable transition property and as the administrator of the issuer.

                                                    The transition bonds and the BGS bondable transition property securing the transition bonds are not obligations of PSE&G or any of its affiliates, other than the issuer. The transition bonds and the BGS bondable transition property are also not obligations of the State of New Jersey or any governmental agency, authority or instrumentality of the State.

                          PARTIES TO THE TRANSACTION


                            applies, as servicer, for adjustments to the transition bond charge


---------------------------                     -------------------------------

       PSE&G                                                   BPU
(seller and servicer)  <---------------------->  (State agency, not affiliated with issuer or PSE&G)

---------------------------                     -------------------------------
                         ^
sells transition         |  issued the Financing Order and
property in exchange     |  approves adjustments to the
for bond proceeds and    |  transition bond charge
services the transition  |
property pursuant to     |
the servicing            |
agreement                |
                         |
                         |
                         |
                         \/
---------------------------
    PSE&G TRANSITION
    FUNDING II LLC
        (issuer)
receives proceeds of sale
---------------------------
                          |
                          |
Issuer pledges collateral,|
including the transition  |
property and collateral   |
accounts, to the          |
Indenture Trustee         |
                          |
                          |
                          |
                          \/
----------------------------
     INDENTURE TRUSTEE
(acts for and on behalf of
Bondholders pursuant to the
Indenture)
----------------------------
                          |
                          |
receive principal and     |
interest pursuant to      |
the Indenture             |
                          |
                          |
                          |
                          |
                          |
                          \/
----------------------------
        TRANSITION
        BONDHOLDERS

----------------------------

     The Collateral

     The transition bonds will be secured by BGS bondable transition property, a property right created by the State of New Jersey Board of Public Utilities ("BPU") financing order pursuant to the Competition Act. The State of New Jersey Board of Public Utilities, referred to as the BPU, issued to PSE&G on July 12, 2005 an order providing, among other things, for the issuance of transition bonds. This order is referred to as the BPU financing order. In general terms, the BGS bondable transition property represents the irrevocable right to recover, through a non-bypassable transition bond charge payable by all of PSE&G's retail electric consumers within its service territory who access PSE&G's transmission and distribution system, other than one "grandfathered" consumer representing approximately 1% of annual sales, referred to as consumers, an amount sufficient to pay:

     o the interest, fees, expenses, costs, charges, credit enhancement and premiums, if any, and other amounts associated with the transition bonds, and

     o    the principal amount of the transition bonds.

     The transition bond charge also generally will be paid by any person who consumes the output of new on-site generation facilities if such facilities in the aggregate displace more than 7.5% of the electricity distributed by means of PSE&G's transmission and distribution system in 1999, even if that person does not use PSE&G's transmission and distribution system.

     PSE&G will sell BGS bondable transition property to the issuer. The BGS bondable transition property is described in more detail under "THE SALE AGREEMENT--PSE&G's Sale and Assignment of BGS Bondable Transition Property" in this prospectus. PSE&G, as servicer of the BGS bondable transition property, will collect the transition bond charge from consumers within its service territory on behalf of the issuer. Third party suppliers of electricity to PSE&G's consumers may be allowed to collect the transition bond charge from consumers within PSE&G's service territory. The third party suppliers will be required to pay the billed amounts to the servicer. See "THE SELLER AND SERVICER OF THE BGS BONDABLE TRANSITION PROPERTY" in this prospectus.

     The net proceeds from the sale of the transition bonds will permit PSE&G to recover a portion of its transition costs. Transition costs are the amount by which PSE&G's cost of supplying basic generation service exceeds its net revenues received by the public utility for providing such service during a four-year transition period ending July 31, 2003. "Basic generation service," referred to as "BGS," is a regulated electric generation service provided to any electric utility consumer that has not chosen an alternative power supplier.

     Payment Sources

     On each payment date, the trustee will pay amounts due on the transition bonds from:

     o transition bond charge collections remitted by the servicer to the issuer;

     o    any third party credit enhancement;

     o investment earnings on amounts held in accounts established under the indenture;

     o amounts payable to the issuer under any interest rate swap agreement;

     o amounts received as payment of any indemnity obligation by PSE&G under the sale agreement or the servicing agreement; and

     o    other amounts available in the trust accounts held by the trustee.

     These accounts are described in greater detail under "THE INDENTURE--The Collection Account for the Transition Bonds" in this prospectus.

Priority of Distributions

     The trustee will apply transition bond charge collections, referred to as collections, remitted by the servicer together with all investment earnings on the trust accounts, to the extent funds are available in the general subaccount of the collection account, in the following order of priority:

     (a) Monthly, to the payment of the trustee fee, together with any legal fees and other expenses and, so long as payment of any indemnity amounts will not cause an event of default, any indemnity amounts owed to the trustee. So long as The Bank of New York is the trustee, the monthly trustee fee will be $[1,250].

     (b) Monthly, to the payment of the servicing fee and any unpaid monthly servicing fees, if these fees have not been withheld by the servicer from collections for that purpose. So long as PSE&G is the servicer, the monthly servicing fee will be a fixed fee equal to one-twelfth of [0.5]% of the initial principal balance of each series of transition bonds.

     (c) On each payment date or before, if so specified in the related prospectus supplement, to:

          (1) payment of the administration fee in an amount specified in the administration agreement and payment of the fees of the independent manager of the issuer;

          (2) so long as no event of default has occurred and is continuing or would be caused by this payment, payment of any operating expenses of the issuer, excluding items (a), (b) and (c)(1) above, up to a total of $100,000 for that payment date for all series, to each party entitled to be paid such operating expenses, pro rata, based on the relative amount of operating expenses payable to each such party;

          (3) payment of the interest then due on the transition bonds or the gross fixed amount payable under any interest rate swap agreement, excluding any termination or similar non-recurring payments;

          (4) payment of the principal balance of the transition bonds then due as follows:

               o the outstanding principal balance of all series of the transition bonds upon an acceleration following an event of default; plus

               o on the final maturity date of any transition bonds, the outstanding principal balance of those transition bonds;

          (5) payment of the principal then scheduled to be paid on the transition bonds according to the expected sinking fund amortization schedule other than principal paid under item
               (c)(4) above;

          (6) payment of any remaining unpaid operating expenses, including indemnity amounts, to each party entitled to be paid such operating expenses, pro rata, based on the relative amount of operating expenses payable to each such party;

          (7) replenishment of each series capital subaccount, pro rata, up to the required capital amount for each series;

          (8) replenishment and funding of each series overcollateralization subaccount, pro rata, up to the scheduled overcollateralization level for each series as of that payment date;

          (9) so long as no event of default has occurred and is continuing, release to the issuer of an amount equal to investment earnings since the previous payment date (or in the case of the first payment date, since the issuance date) on amounts in each series capital subaccount; and

          (10) allocation of the remainder, if any, to the reserve subaccount.

     See also "THE INDENTURE--How Funds in the Collection Account Will Be Allocated" in this prospectus. A diagram depicting how the collections will be allocated may be found on page [ ] of this prospectus.

Floating Rate Bonds

     If, in connection with the issuance of any class of transition bonds paying interest at a floating rate, referred to as a floating rate class, the issuer arranges for any interest rate swap transactions, the material terms of those transactions will be described in the related prospectus supplement.

Credit Enhancement and Accounts

     Unless otherwise specified in any prospectus supplement, the primary form of credit enhancement for the transition bonds will be mandatory periodic adjustments to the transition bond charge. The BPU is required to make periodic adjustments to the transition bond charge upon petition by PSE&G, as servicer, on behalf of the issuer, to provide revenues sufficient to cover all amounts owed by the issuer, including:

     o interest on the transition bonds, which in the case of interest on any floating rate class of any series will be calculated at the applicable gross fixed rate;

     o for each series of transition bonds, payment of the principal of each class of that series according to the expected sinking fund amortization schedule;

     o    other ongoing transaction costs and expenses as specified in items
          (a) through (c)(6) and (c)(8) above.

and to cause the reserve subaccount to equal zero, all by the earlier of:

     o    the payment date immediately preceding the next adjustment and

     o    the expected final payment date.

     Transition bond charge adjustments are required to include an amount sufficient to fully compensate for delays or losses that would otherwise result from either the delinquent payment or non-payment of the transition bond charge. The servicer will petition the BPU to approve these adjustments to make up for any shortfall or excess in transition bond charge collections. There is no limit on the size of the transition bond charge. Under the BPU financing order and under the servicing agreement, PSE&G, as servicer, is required to petition the BPU for adjustments at least annually through December 1, [2014], and quarterly commencing on March 1, [2015]. The servicer is also authorized, but not required, to petition the BPU for adjustments as often as quarterly prior to March 1, 2015. Under the BPU financing order and the servicing agreement, the servicer is required to determine, not later than [May 15] of each year, whether projected transition bond collections, without taking into account amounts in the capital and overcollateralization subaccount, will be sufficient to pay scheduled debt service and related expenses throughout the end of the then current calendar year, and to file for an upward adjustment of the transition bond charge no later than June 1 if a deficiency exists. All such adjustments will become effective on an interim basis 30 days after filing and final after 60 days, in each case absent a determination by the BPU of manifest error. Expressed generally, the most likely causes of a shortfall or excess in transition bond charge collections include the following situations:

     o the actual electric consumption by PSE&G's consumers varies from PSE&G's forecasts; and

     o the actual rate of collection of the transition bond charge varies from PSE&G's expected rate of collection.

     See "RISK FACTORS--Servicing Risks" in this prospectus. The transition bond charge collections will fund the collection account and various subaccounts as set forth below.

     Collection Account. Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, some of which may be series specific and some of which may be held for all series of transition bonds. The primary subaccounts for credit enhancement purposes are:

     o Capital Subaccount--An amount specified in the prospectus supplement for each series of transition bonds will be deposited into that series' capital subaccount on the date of issuance of that series. Any shortfall in the capital subaccount for an existing series not made up prior to the following adjustment date will be replenished by adjustments to the transition bond charge.

     o Overcollateralization Subaccount--The prospectus supplement for each series of transition bonds will specify a funding level for that series' overcollateralization subaccount. That amount will be funded over the term of the transition bonds.

     o Reserve Subaccount--Any excess amount of transition bond charge collections, indemnity payments and investment earnings, other than earnings on any series capital subaccount, after payments have been made on a payment date, will be held in the reserve subaccount for all series of transition bonds.

     Each of the capital subaccount and the overcollateralization subaccount for each series will be available to make payments for that series on each payment date and other amounts allocable to that series as described in items
(a) through (c)(5) above under "--Priority of Distributions" for that series. The reserve subaccount will be available to make payments for all series on each payment date and other amounts as described in items (a) through (c)(5) and in (c)(7) and (c)(8) above for all series. To the extent that amounts on deposit in the reserve subaccount are required to be applied to make payments in relation to more than one series, but are insufficient, the amounts on deposit will be allocated to each series, in proportion to the amounts then payable with respect to that series.

     Additional forms of credit enhancement, if any, for each series will be specified in the related prospectus supplement. Nevertheless, it is not anticipated that there will be any additional third party credit enhancement, such as letters of credit or insurance, for any series. However, the servicer may, but is not obligated to, obtain insurance or a letter of credit in support of its obligation to remit transition bond charge collections to the trustee. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

State Pledge

     Under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds and with the issuer not to limit, alter or impair the BGS bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity, such as the issuer, or vested in the holders of any transition bonds pursuant to a bondable stranded cost rate order until the transition bonds are fully paid and discharged. In addition, the State pledges and agrees not in any way to limit, alter, impair or reduce the value or amount of the BGS bondable transition property approved by a bondable stranded cost rate order except as contemplated by the periodic adjustments to the transition bond charge. The BPU financing order is a bondable stranded cost rate order of this type. The obligations of the BPU and the State of New Jersey with regard to implementation of the mandatory true-up mechanism described herein and all other obligations of the State of New Jersey and the BPU set forth in the Financing Order will be direct, explicit, irrevocable, and unconditional upon issuance of the transition bonds.

     The State of New Jersey may not be required to adhere to its pledge and agreement if its actions to the contrary are a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action. However, there is no existing case law addressing such exercise of the State of New Jersey's sovereign powers with respect to transition bonds. If the State of New Jersey is not required to adhere to its pledge and agreement, it may be required to pay just compensation to bondholders. There is also no existing case law addressing the issue of just compensation in the context of transition bonds.

See "RISK FACTORS--The State, Through Future Legislative Action Might Attempt to Invalidate the Transition Bonds or Their Underlying Assets" in this prospectus.

-------------------
   CONSUMERS
AND THIRD PARTY
   SUPPLIERS
-------------------
        |
        |
        |       payment of the transition bond
        |       charge to servicer
        |
        |
        \/
-------------------                               -----------------------------
      PSE&G                                             Liquidity Facility
    (SERVICER)                                              (if any)
-------------------                               -----------------------------
         |
         |
         |      remittance of transition bond
         |      charge collections (net of any
         |      servicing fee withheld)
         |
         \/
-------------------                               -----------------------------
     COLLECTION                                     Defeasance Subaccount:
      ACCOUNT      ------------------------------  for payment of principal and
-------------------                                interest pursuant to a
         |                                         discharge of the indenture
         |                                         upon exercise of the legal
         |      application of amounts             defeasance option or the
         |      collection account                 covenant defeasance option,
         |                                         as described under "The
         |                                         Indenture" in this
         \/                                        prospectus
-------------------                               -----------------------------
GENERAL
SUBACCOUNT
-------------------



       ---                    ---                ---                 ---                      ---
        A                      B                  C                   D                        E
       ---                    ---                ---                 ---                      ---
                                                                                               |
                                                                                               |
-------------------     --------------  --------------------   -----------------    --------------------------
Trustee:                  Servicer:       Administrator and         Issuer:          Series Subaccount:
fees, expenses and      servicing fee         Managers:         other operating     o interest or gross fixed
indemnity amounts                        administration fee     expenses up to        amount payable under the
as specified in the                        and independent      $100,000 on each      interest rate swap
indenture                                 manager's fees        payment date          agreement for applicable
                                                                                      payment date
                                                                                    o principal payable as a
                                                                                      result of acceleration or
                                                                                      payable on a final
                                                                                      maturity date
                                                                                    o principal for applicable
                                                                                      payment date in
                                                                                      accordance with
                                                                                      expected amortization
                                                                                      schedule
-------------------     --------------  --------------------   -----------------    --------------------------





                      ---                    ---                ---                 ---                      ---
                       J                      I                  H                   G                        F
                      ---                    ---                ---                 ---                      ---
                                                                                                              |
                                                                                                              |
               -------------------     --------------  --------------------   -----------------    --------------------------
               Reserve                    Issuer:             Over-              Capital                    Issuer:
               Subaccount:               release of      collateralization       Subaccount:               all remaining
               all remaining            earnings on        Subaccount:        replenishment of      unpaid operating expenses,
               amounts                    capital           funding or        capital required         including indemnity
                                         subaccount      replenishment of     to be maintained              amounts
                                                              over-           by the issuer for
                                                         collateralization    each series of
                                                         subaccount for each  transition bonds
                                                             series of
                                                         transition bonds
               -------------------     --------------  --------------------   -----------------    --------------------------

Payments of Interest and Principal

     Interest on each class of transition bonds will accrue at the interest rate specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each class of transition bonds and the scheduled principal payment for that class, if any, to the extent funds are available therefore, until the outstanding principal balance of that class has been reduced to zero.

     Failure to pay the entire outstanding balance of the transition bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series until the final maturity date for that class or series. The expected final payment date and the final maturity date of each class and series of transition bonds are specified in the related prospectus supplement.

Payment Dates and Record Dates

     The payment dates and record dates for each series of transition bonds are specified in the related prospectus supplement.

Material Income Tax Considerations

     In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes, and in the opinion of Wilentz, Goldman & Spitzer, P.A., for New Jersey state income tax purposes, the transition bonds will constitute debt of PSE&G.

     If you purchase a transition bond, you agree to treat it as debt of PSE&G for tax purposes.

ERISA Considerations

     Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the transition bonds by the investor would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA CONSIDERATIONS" in this prospectus.

                            REPORTS TO BONDHOLDERS

     With respect to each series and class of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series and class with respect to that payment date or the period since the previous payment date, or in the case of the first payment date, from the issuance date:

     1. the amount to be paid to bondholders of that series and class as principal;

     2. the amount to be paid to bondholders of that series and class as interest;

     3. the projected transition bond balance and the actual transition bond balance for that series and class as of that payment date;

     4. the amount on deposit in the overcollateralization subaccount for that series and the scheduled overcollateralization level for that series as of that payment date;

     5. the amount on deposit in the capital subaccount for that series as of that payment date;

     6. the amount, if any, on deposit in the reserve subaccount as of that payment date;

     7. the amount to be paid to any swap counterparty under any interest rate swap agreement;

     8.   the amounts paid to the trustee since the preceding payment date;

     9.   the amounts paid to the servicer since the preceding payment date;
          and

     10.  other transfers and payments pursuant to the indenture.

                                 RISK FACTORS

     The only source of funds for payments on the transition bonds will be the assets of the issuer. These assets are limited to:

     o the BGS bondable transition property, including the right to collect the transition bond charge and to adjust the transition bond charge at least annually;

     o    the funds on deposit in the trust accounts held by the trustee; and

     o    contractual rights under various contracts.

     The transition bonds will not be insured or guaranteed by PSE&G in any capacity, or by its parent, Public Service Enterprise Group Incorporated, any of its affiliates, the trustee or any other entity. Furthermore, it is not anticipated that the transition bonds will have the benefit of any liquidity facility or of any third party credit enhancement, such as letters of credit or insurance, although the servicer may obtain insurance or a letter of credit in support of its obligation to remit transition bond charge collections to the trustee. Thus, you must rely for payment of the transition bonds solely upon collections of the transition bond charge, funds on deposit in the accounts held by the trustee and any other credit enhancement described in the related prospectus supplement. See "PSE&G TRANSITION FUNDING, II LLC, THE ISSUER" in this prospectus.

     Please see the risk factors below, as well as "FORWARD LOOKING STATEMENTS", "THE COMPETITION ACT-Competition Act Provides Security for Transition Bonds" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE-The BPU's Mandatory Transition Bond Charge Adjustment Process" in the prospectus.

Judicial, Legislative Or Regulatory Action That May Adversely Affect Your Investment

     PSE&G has agreed to take legal or administrative actions as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the BPU financing order or the rights of bondholders, and to resist proceedings of third parties, which, if successful, would result in a breach of PSE&G's representations concerning the BGS bondable transition property, the BPU financing order or the Competition Act. See "THE SALE AGREEMENT" in this prospectus. However, there is no assurance that any action PSE&G takes would be successful.

     The Law Which Underpins the Transition Bonds Might Be Invalidated By Judicial Action. The Competition Act was adopted in February 1999 and amended in September 2002. In January 2001, PSE&G became the first utility to issue bonds pursuant to the Competition Act. See "THE COMPETITION ACT." The BGS bondable transition property is a creation of statute. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus. If a court were to determine that the relevant provisions of the Competition Act or the BPU financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the transition bonds or the BGS bondable transition property, or the issuer's ability to make payments on the transition bonds. Although a judicial determination of that kind will cause PSE&G to indemnify you, the amount of any indemnification might not be sufficient for you to recover all of your loss on the transition bonds.

     Laws with financing provisions similar to the Competition Act have been enacted in other states, including California, Connecticut, Florida, Illinois, Massachusetts, Michigan, Montana, New Hampshire, Pennsylvania, Texas, West Virginia and Wisconsin. The validity of such legislation has been upheld in those states where court challenges have been made and the judicial process has been completed. A court might yet overturn a similar statute in another state, which might give rise to a challenge to the Competition Act or the BPU financing order. Therefore, legal activity in other states might indirectly affect the value of your investment.

     The Competition Act Might Be Overturned by the Federal Government Without Full Compensation. In the past, bills have been introduced in Congress prohibiting the recovery of stranded costs, and Congress could negate the existence or reduce the value of the BGS bondable transition property. Even if this preemption of the Competition Act or the BPU financing order by the federal government were considered a "taking" under the U.S. Constitution for which the government had to pay just compensation to bondholders, there is no assurance that this compensation would be sufficient to pay principal of and interest on the transition bonds on a timely basis.

     The State, Through Future Legislative Action Might Attempt to Invalidate the Transition Bonds or Their Underlying Assets. Unlike the citizens of the States of California, Massachusetts and some other states, the citizens of the State of New Jersey do not have the constitutional right to adopt, repeal or revise laws by initiative or referendum.

     Under the Competition Act, the State of New Jersey has pledged not to impair the BGS bondable transition property. See "THE COMPETITION ACT--Competition Act Provides Security for Transition Bonds" in this prospectus. Despite this pledge, the State legislature might attempt in the future to repeal or amend the Competition Act, or, as described below, the BPU may take certain actions that impair the BGS bondable transition property. Costly and time-consuming litigation might ensue from such actions, which might adversely affect the price and liquidity, or the weighted average lives, of the transition bonds. Given the lack of judicial precedent, the outcome of any litigation cannot be predicted with certainty and, accordingly, bondholders could incur a loss of their investment.

     To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the contract clause of the United States Constitution and parallel state constitutional provisions to strike down legislation reducing or eliminating taxes, parkway tolls, public charges or other sources of revenues servicing bonds issued by public instrumentalities or private issuers, or otherwise reducing or eliminating the security for bonds. Contracts of a state, such as the State Pledge, receive greater protection under federal law than private contracts. Based upon this case law, (i) in the opinion of Sidley Austin Brown & Wood LLP, as special counsel to the Issuer, under the contract clause of the United States Constitution, and (ii) in the opinion of Wilentz, Goldman & Spitzer, P.A., New Jersey counsel to PSE&G, under the contract clause of the New Jersey Constitution, the State of New Jersey, including the BPU, could not take any action of a legislative character, including the repeal or amendment of the Competition Act, that would substantially limit, alter or impair the BGS bondable transition property or other rights vested in the bondholders pursuant to the BPU financing order, or substantially limit, alter, impair or reduce the value or amount of the BGS bondable transition property, unless that action is (in the context of the State Pledge as a contract of the State) a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying that action. For example, notwithstanding the State Pledge, it might be possible for the New Jersey legislature, without violating the contract clause of the United States Constitution or the contract clause of the New Jersey Constitution, to amend the Competition Act in a manner which temporarily limits the rights of the bondholders in order to serve a significant and legitimate public purpose, such as responding to a national or regional catastrophe affecting PSE&G's service area generally.

     Moreover, (i) as to matters of federal law, in the opinion of Sidley Austin Brown & Wood LLP, and (ii) as to matters of New Jersey state law, in the opinion of Wilentz, Goldman & Spitzer, P.A., under the takings clauses of the United States and New Jersey Constitutions, the State of New Jersey could not repeal or amend the Competition Act, or take any other action in contravention of the State Pledge, without paying just compensation to the bondholders, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the BGS bondable transition property and deprive the bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for payment of the transition bonds.

     The BPU Might Attempt to Take Action Which Reduces the Value of the Transition Bonds. Pursuant to the Competition Act, the BPU financing order issued to PSE&G is irrevocable and the BPU may not directly or indirectly, by any subsequent action, rescind or amend the BPU financing order or reduce or impair the amount of bondable stranded costs authorized to be recovered under the BPU financing order. Apart from the BPU financing order, the BPU retains the power to adopt, revise or rescind rules or regulations affecting PSE&G or a successor servicer. Any new or amended regulations or orders by the BPU could affect the ability of the servicer to collect the transition bond charge on a full and timely basis and might affect the rating of the transition bonds, their price or the amortization of transition bonds and their weighted average lives, and may not trigger any obligation of PSE&G to indemnify you. As a result, you could suffer a decline in value of your investment.

     PSE&G, as servicer, is required to file with the BPU, on behalf of the issuer, periodic adjustments of the transition bond charge, intended to provide for timely payment of the transition bonds, including scheduled payments of principal. The BPU may challenge PSE&G's calculation of a proposed adjustment, which may cause delay, or refuse to permit an adjustment to take effect, on the ground that the adjustment contains a manifest error; that is, an arithmetic error evident on the face of the filing. Any such delay in the implementation of the adjustment could cause a delay in the payments on the transition bonds. PSE&G has agreed to take legal or administrative actions, including instituting and prosecuting legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, or the BPU financing order, or the letter to be delivered by PSE&G to the BPU within five business days following issuance of each series of transition bonds specifying the terms of that series (referred to as an issuance advice letter), or the rights of bondholders. PSE&G has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations concerning the BGS bondable transition property, the BPU financing order or the Competition Act. See "THE SALE AGREEMENT" in this prospectus. However, there is no assurance that any action PSE&G takes would be successful.

Servicing Risks

     Inaccurate Consumption Forecasting or Unanticipated Delinquencies or Charge-Offs Might Reduce Scheduled Payments on the Transition Bonds. The transition bond charge is assessed and collected by the servicer and adjusted at least annually, as provided in the Competition Act, the BPU financing order and the servicing agreement.

     A shortfall of payments arising from the transition bond charge might result if the servicer inaccurately forecasts electricity consumption or underestimates consumer delinquencies or charge-offs when setting the transition bond charge, and delayed payments on the transition bonds could follow.

     Inaccurate forecasting of electricity consumption by the servicer might result from, among other things: unanticipated weather or economic conditions; natural disasters; technological changes; changes in the market structure of the electric industry; increased conservation efforts; or consumers switching to self-generated power without being required to pay transition bond charges. See "THE COMPETITION ACT" in this prospectus.

     Inaccurate forecasting of delinquencies or charge-offs by the servicer might result from, among other things: sudden and unexpected deterioration of the economy or the occurrence of a natural disaster; sudden and unexpected regulatory changes that make it more difficult for the servicer to disconnect nonpaying consumers, or that require the servicer to apply more lenient credit standards in accepting consumers; sudden and unexpected limitations on termination of service during the heating season; or the introduction into the energy markets of less creditworthy third party energy suppliers. In the future, consumers might pay the transition bond charge to third parties who supply them with electric power. These third parties are obligated to forward the charge to PSE&G, as servicer, and to pay PSE&G the transition bond charge even if they fail to collect the charge from retail electric consumers. A default by a third party that collects from a large number of retail consumers might have a greater impact than a default by a single retail consumer. PSE&G will have limited rights to collect the transition bond charge directly from consumers who receive their electricity bills from a third party, but will not pay any shortfalls resulting from the failure of any third party supplier to forward collections to PSE&G, as servicer. The servicer might not be able to mitigate credit risks relating to third party suppliers to the same extent to which it mitigates the risks relating to its consumers.

     Billing and Collection Practices Might Reduce the Collections Available for Payments on the Bonds. The methodology of determining the amount of the transition bond charge to each consumer is specified in the BPU financing order. Although PSE&G may not change this methodology, PSE&G, as servicer, may set, and may change, its own billing and collection arrangements with each consumer. For example, to recover part of an outstanding electricity bill, PSE&G may agree to extend a consumer's payment schedule or to write off the remaining portion of the bill. Similarly, the BPU may require changes to these practices. Under the methodology specified in the BPU financing order, this might result in an extension of the consumer's payment of transition bond charges. Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the transition bond charge, and might adversely affect the value of the transition bonds and their weighted average lives. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

The Risks Associated With Potential Bankruptcy Proceedings

     Risks that might arise in the bankruptcy of PSE&G are described below and could cause delayed payments or a loss, or decline in value, of your investment. For further information, see "HOW A BANKRUPTCY OF THE SELLER OR SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

     If the Servicer Defaults or Becomes Bankrupt, It Might Be Difficult to Find a Successor Servicer and Payments on the Transition Bonds Might Be Suspended. PSE&G, as servicer, will be responsible for billing and collecting the transition bond charge and for filing with the BPU to adjust this charge. If PSE&G ceased servicing the BGS bondable transition property, it might be difficult to find a successor servicer. Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code, referred to as the Bankruptcy Code, or similar laws, the trustee and the issuer might be prevented from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for sequestration of transition bond charges. However, the Bankruptcy Code might prevent the BPU from issuing or enforcing this order. In either case of a servicer default, payments on the transition bonds might be suspended.

     Commingling Might Obstruct Access to a Portion of the Issuer's Funds in Case of Bankruptcy of PSE&G. PSE&G will not segregate the transition bond charges from the other funds it collects from its consumers. The transition bond charges will be segregated only after PSE&G pays them to the trustee.

PSE&G will be permitted to remit collections on a monthly basis only if it has the requisite credit ratings from the rating agencies or provides credit enhancement satisfactory to the rating agencies or otherwise obtains rating agency approval regarding how frequently it remits collections. Otherwise, PSE&G will be required to remit collections within two business days of the estimated collection date. Despite these requirements, PSE&G might fail to pay the full amount of the transition bond charges to the trustee on a timely basis.

     The Competition Act provides that the rights of the issuer to the BGS bondable transition property are not affected by the commingling of these funds with PSE&G's other funds. In a bankruptcy of PSE&G, however, a bankruptcy court might rule that federal bankruptcy law does not recognize the right of the issuer to transition bond charges that are commingled with other funds of PSE&G as of the date of bankruptcy. If so, the collections held by PSE&G as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, the issuer would have a general unsecured claim against PSE&G for those amounts.

     Bankruptcy of PSE&G Might Impair the Operation of the Competition Act. The Competition Act and the BPU financing order provide that as a matter of New Jersey state law:

     o BGS bondable transition property constitutes presently existing property of PSE&G for all purposes;

     o PSE&G may sell, assign and otherwise transfer that property and PSE&G or the issuer may pledge or grant a security interest in the property as collateral for transition bonds; and

     o a transfer of the BGS bondable transition property from PSE&G to the issuer is a sale or other absolute transfer of the BGS bondable transition property, not a pledge of the BGS bondable transition property to secure a financing by PSE&G, and this characterization will not be affected by treatment of the transfer as a financing for tax or financial reporting purposes.

See "THE COMPETITION ACT" in this prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of PSE&G. In addition, the transaction has been structured with the objective of keeping the issuer separate from PSE&G in the event of a bankruptcy of PSE&G.

     PSE&G and the issuer will treat the transaction as a sale under applicable law, although for financial reporting and federal and state tax purposes the transition bonds will be treated as a financing. In the event of a bankruptcy of PSE&G, a party in interest in the bankruptcy might assert that the sale of the BGS bondable transition property to the issuer was a financing transaction and not a "sale or other absolute transfer" and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position.

     A bankruptcy court generally follows state property law on issues such as the three provisions described above, unless it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a PSE&G bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a bondholder would be similar to the treatment you would receive in a PSE&G bankruptcy if the transition bonds had been issued directly by PSE&G. A decision by the bankruptcy court that, despite the separateness of PSE&G and the issuer, the two companies should be consolidated, would have a similar effect on you as a bondholder.

Other Risks Associated With An Investment In The Transition Bonds

     Absence of Secondary Market for BGS Transition Bonds Might Limit Your Ability to Resell Bonds. The underwriters for the transition bonds might assist in resales of the transition bonds but they are not required to do so. A secondary market for the transition bonds may not develop or continue or be sufficiently liquid to allow you to resell your transition bonds.

     The Issuer or Another Entity May Issue Additional Series of Transition Bonds Whose Holders Have Conflicting Interests. The issuer may issue other series of transition bonds without your prior review or approval. These series may include terms unique to that particular series. A new series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. Moreover, PSE&G may sell BGS bondable transition property to one or more entities other than the issuer to secure a new series of transition bonds. In that case, PSE&G will need to obtain a separate financing order, which will specify an additional amount of bondable transition charges to be collected from consumers for the additional series of transition bonds. Any additional series of transition bonds issued by the issuer or another entity will have an equal right to share in transition bond charge collections with your transition bonds. See "THE TRANSITION BONDS" and "THE INDENTURE" in this prospectus. Sharing collections could cause delays in payments on your transition bonds.

     In addition, some matters may require the vote of the holders of all series and classes of transition bonds. See "THE INDENTURE" in this prospectus. Your interests in these votes may conflict with the interests of the bondholders of another series or of another class. Thus, these votes could result in an outcome unfavorable to you.

     The Ratings Do Not Assess the Expected Rate of Payment of Principal on the Transition Bonds. The transition bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that the issuer will repay the total principal balance of each class of the transition bonds at its final maturity and will make timely interest payments. The ratings do not otherwise assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The rating may change at any time. A rating agency may revise or withdraw its rating based solely upon its own judgment. See "RATINGS FOR THE BONDS" in this prospectus.

     PSE&G's Obligation to Indemnify the Issuer for a Breach of a Representation or Warranty Might Not Be Sufficient to Protect Your Investment. If PSE&G breaches a representation or warranty in the sale agreement, it is obligated to indemnify the issuer and the trustee for any liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, PSE&G is obligated to indemnify the issuer and the trustee, for itself and on behalf of the bondholders, for:

     o required payments of principal of and interest on the transition bonds in accordance with their terms and

     o    required deposits of amounts with the issuer,

in each case, required to have been made, which are not made when so required as a result of a breach of a representation or warranty.

     However, the amount of any indemnification paid by the seller might not be sufficient for you to recover all of your loss on the transition bonds. See "THE SALE AGREEMENT--PSE&G's Obligation to Indemnify the Issuer and the Trustee " in this prospectus. PSE&G will not be obligated to indemnify any party for any changes of law. In addition, PSE&G will not be obligated to repurchase the collateral in the event of a breach of any of its representations and warranties, and neither the trustee nor the bondholders will have the right to accelerate payments on the transition bonds as a result of a breach of any of PSE&G's representations and warranties, absent an event of default under the indenture as described in "THE INDENTURE--What Constitutes an Event of Default on the Transition Bonds." If PSE&G becomes obligated to indemnify bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that the bondholders will be unsecured creditors of PSE&G with respect to any of those indemnification amounts.

     PSE&G's Ratings Might Affect the Market Value of the Transition Bonds. A downgrading of the credit ratings on the debt of PSE&G might have an adverse effect, at least temporarily, on the market value of your transition bonds.

                          FORWARD-LOOKING STATEMENTS

     Some statements contained in this prospectus and the related prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although PSE&G and the issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

     o    state and federal legal or regulatory developments;

     o    national or regional economic conditions;

     o    market demand and prices for energy;

     o    weather variations affecting consumer energy usage;

     o    the effect of continued electric industry restructuring;

     o operating performance of PSE&G's facilities and third party suppliers; and

     o the payment patterns of consumers including the rate of delinquencies and the accuracy of the collections curve.

Any forward-looking statements should be considered in light of these important factors and in conjunction with PSE&G's other documents on file with the SEC.

     New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for PSE&G or the issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither PSE&G nor the issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

     PSE&G, a wholly owned subsidiary of Public Service Enterprise Group Incorporated, referred to as "Enterprise," is an operating electric and gas public utility incorporated under the laws of the State of New Jersey in 1924. Enterprise is an exempt public utility holding company under the Public Utility Holding Company Act of 1935. PSE&G is engaged principally in the transmission, distribution and sale of electric energy and in the transmission, distribution and sale of gas in New Jersey. PSE&G supplies electric and gas service in areas of New Jersey, including its principal cities, where approximately 5.5 million people or about 70% of the State's population reside. PSE&G's electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities, Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden, in addition to approximately 300 suburban and rural communities. This service territory contains residential areas and a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. While PSE&G believes that it has all the franchises and consents necessary for its electric and gas transmission and distribution operations in the territory it serves, such franchises are not exclusive.

     Enterprise, a holding company formed in 1985, has three principal, direct, wholly owned subsidiaries, PSE&G, PSEG Power LLC and PSEG Energy Holdings L.L.C. The financial condition and results of operation of PSE&G are principal factors affecting the financial condition and results of operations of Enterprise. PSEG Energy Holdings L.L.C., formerly known as "PSEG Energy Holdings Inc.," formerly Enterprise Diversified Holdings Incorporated, is the parent of Enterprise's non-utility businesses. On December 20, 2004, Exelon Corporation and Enterprise announced that they had entered into a definitive merger agreement to create Exelon Electric & Gas, the nation's largest utility. The merger has been approved by both companies' boards of directors. The merger is conditioned upon, among other things, the approval by shareholders of both companies, antitrust clearance and a number of regulatory approvals or reviews by federal and state energy authorities.

     In compliance with the Competition Act, on August 21, 2000, PSE&G sold all of its generation and generation-related assets and transferred all of its electric trading and wholesale electric marketing business to PSEG Power LLC, a Delaware limited liability company formed in 1999 as a wholly owned direct subsidiary of Enterprise and referred to as "PSEG Power." See "THE COMPETITION ACT" in this prospectus. PSE&G was required to provide basic energy service to its electric consumers who do not choose to purchase electric generation services from third party suppliers until July 2003. Until July 2002, PSEG Power was obligated to supply all of PSE&G's electric energy pursuant to a full requirements contract. After July 2002, PSE&G was authorized to bid out its basic generation service requirement to qualified third party suppliers, including PSEG Power. The Competition Act provides that PSE&G will be permitted full and timely recovery from consumers of all reasonable and prudently incurred costs associated with meeting its basic generation service requirement pursuant to those bids. The proceeds of the sale of the BGS transition bond property will represent a recovery of a portion of these costs.

     The current ratings of securities of PSE&G are shown below and reflect the respective views of the rating agencies. All ratings have a stable outlook unless otherwise noted. (N) denotes a negative outlook, (P) denotes a positive outlook and (WD) denotes a credit watch developing indicating that ratings could be raised or lowered. There is no assurance that the ratings will continue for any given period of time or that they will not be revised by the rating agencies, if, in their respective judgments, circumstances so warrant. Each rating given by an agency should be evaluated independently of the other agencies' ratings.


                                              Moody's (A)                      S&P (B)                       Fitch (C)
                                     -------------------------------------------------------------------------------------------
Senior Secured Debt Rating                        A3                            A-(WD)                           A

Senior Unsecured Debt Rating                     Baa 1                         BBB(WD)                          A-

Short Term Rating                                 P2                            A3(WD)                          F2


(A) Moody's ratings range from Aaa (highest) to C (lowest) for long-term securities and P-1 (highest) to NP (lowest) for short-term securities.
(B) S&P ratings range from AAA (highest) to D (lowest) for long-term securities and A-1 (highest) to D (lowest) for short-term securities.
(C) Fitch ratings range from AAA (highest) to D (lowest) for long-term securities and F-1 (highest) to D (lowest) for short-term securities.

     Where to Find Information About PSE&G. PSE&G files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. PSE&G also provides information through Enterprise's website at http://www.pseg.com.

                                USE OF PROCEEDS

     How the Issuer Will Use the Proceeds of the Transition Bonds. The issuer will use the entire net proceeds from the sale of the transition bonds to purchase BGS bondable transition property from PSE&G. See "THE SALE AGREEMENT" in this prospectus. As required by the Competition Act and the BPU financing order PSE&G will apply the proceeds from the sale of the BGS bondable transition property to the refinancing or retirement of outstanding debt or equity securities, or both, in a manner which will not substantially alter PSE&G's overall capital structure. PSE&G will make the final decisions with respect to the use of proceeds on the basis of market conditions and other factors existing at the relevant time.

                              THE COMPETITION ACT

     The Electric Discount and Energy Competition Act, referred to as the Competition Act, signed into law in February 1999 and amended in September 2002, provides, among other things, for the restructuring of the electric utility industry in New Jersey. Through the enactment and amendment of the Competition Act, the New Jersey Legislature endeavored to lower energy costs and to allow New Jersey electricity consumers to choose their electric power supplier. The Competition Act deregulated the electric power generation market in order to promote efficient energy service to consumers and to diversify the sources of supply of electricity in the State. The traditional retail monopoly for electric power generation was eliminated and competition has been introduced to the electricity generation retail market. Pursuant to the Competition Act and a restructuring order issued by the BPU on August 24, 1999, PSE&G transferred its electric generation facilities and generation-related assets to an affiliate, PSEG Power. Even with the enactment of the Competition Act, the BPU continues to regulate aspects of the electric utility industry in New Jersey with respect to electric companies. Electric distribution and transmission services remain regulated.

     Competition Act Permitted PSE&G to Securitize its Stranded Costs. To maintain the financial integrity of electric utilities during the transition to a competitive electric generation retail market, the Competition Act provided each electric utility the opportunity to recover certain stranded costs associated with generation-related assets through a transition bond charge and to issue transition bonds secured by the transition charge. As described below, PGE&G recovered a portion of its stranded costs through the issuance of $2.525 billion of transition bonds on January 31, 2001. Those bonds were not issued by the issuer and are not secured by the BGS bondable transition property.

     Competition Act Required PSE&G to Unbundle its Rates. The Competition Act also required the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. PSE&G unbundled its retail electric rates on August 1, 1999. Consumers' bills were unbundled into separate line items for electric distribution, transmission and generation services, among others.

     Competition Act Authorized Third Party Suppliers to Supply Energy. While electric utilities continue to provide transmission and distribution services, the Competition Act authorized third party electric power suppliers licensed by the BPU, referred to as third party suppliers, to provide electric generation services to retail consumers. Under the Competition Act, third party suppliers are subject to some limited financial and other requirements and some consumer protection requirements, but are generally not regulated by the BPU.

     Competition Act Required PSE&G to Provide Basic Generation Service, and Entitled PSE&G to Securitize its Basic Generation Transition Costs. The Competition Act required PSE&G to provide basic generation service to consumers who did not choose to be served, or could not be served by alternative electric providers, including consumers who later returned to PSE&G as their supplier of basic generation service, during a four-year transition period which ended on July 31, 2003. Basic generation service continues to be regulated by the BPU. Prior to July 2002, PSE&G Power was required to supply all of PSE&G's electric energy pursuant to a full requirements contract. After July 2002, PSE&G was authorized to bid out its basic generation service requirement to qualified third party suppliers, including PSEG Power. The BPU subsequently approved an auction process for third party suppliers whereby no one supplier could provide more than a third of PSE&G's total load. PSE&G Power continues to be a supplier to PSE&G as a result of this auction.

     In September 2002, the Competition Act was amended to permit electric utilities in New Jersey, including PSE&G, to recover, through the issuance of transition bonds, the amount by which their costs of supplying basic generation service during the four year transition period exceeded their net revenues received for providing such service. These excess costs are referred to under the Competition Act as basic generation service transition costs and herein as "BGS transition costs" or "transition costs."

Recovery of Stranded Costs and BGS Transition Costs Is Allowed for PSE&G and Other New Jersey Utilities

     The Competition Act allows electric public utilities an opportunity to recover their stranded costs. By the amendment to the Competition Act in 2002, public utilities were also given the opportunity to recover their BGS transition costs. As a mechanism to recover these stranded costs and transition costs, the Competition Act provides for the imposition and collection of transition bond charges on consumers' bills. Because the transition bond charges are usage-based charges based on access to the utility's transmission and distribution system, the consumers will be assessed regardless of whether the consumers purchase electricity from the utility or a third party supplier. Also, if on-site generation facilities that are connected to the utility's transmission and distribution system produce power that is delivered to off-site retail consumers in New Jersey, the transition bond charges will apply to the sale or delivery of that power.

PSE&G and Other Utilities May Securitize Stranded Costs and BGS Transition
Costs

     The Recovery of Stranded Costs and BGS Transition Costs May be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the BPU to issue "bondable stranded cost rate orders," such as the BPU financing order, approving, among other things, the issuance of transition bonds to recover stranded costs or transition costs, and, in each case, related expenses of an electric public utility. A utility, a finance subsidiary of a utility or a third party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used to reduce the utility's stranded costs through the retirement of its debt or equity, or both, including transactions completed prior to the date of and in anticipation of the issuance of the BPU financing order. The proceeds of transition bonds issued to recover BSG transition costs may also be used to buyout or restructure power purchase agreements. Transition bonds are secured by and payable from bondable transition property and may have a scheduled sinking fund amortization upon issuance of up to 15 years.

PSE&G Securitized its Stranded Costs in 2001; Stranded Cost transition bonds Separately Secured

     On August 24, 1999, the BPU issued its final restructuring order issued directed PSE&G to sell all of its generation facilities and generation-related assets to an affiliate, PSEG Power, and authorized PSE&G to recover a total of $2.940 billion of its net of tax stranded costs. That amount included $2.4 billion of PSE&G's bondable stranded costs (plus costs of issuance) to be recovered through the issuance of transition bonds, plus an additional $540 million of unsecuritized generation-related net of tax stranded costs on a present-value basis to be recovered through a separate market transition charge.

     On September 17, 1999, the BPU issued a bondable stranded cost rate order authorizing the issuance of up to $2.525 billion of transition bonds and the imposition and collection of transition bond charges to secure repayment of these transition bonds. In addition, the BPU authorized the recovery of federal and state taxes associated with the collection of the transition bond charge through a separate market transition charge.

     In September 2001, a special purpose entity, PSE&G Transition Funding LLC, issued $2.525 billion of Transition Bonds, Series 2001-1 which are scheduled to mature in classes through [o ] and are legally due two years thereafter. These bonds are referred to as the "Stranded Costs Transition Bonds," the special purpose entity is referred to as the "Stranded Cost SPE," and the transition charges which secured such bonds are referred to as "Stranded Cost transition charges."

     Neither the stranded cost transition bond charges which are authorized to be collected to repay the Stranded Cost Transition Bonds, nor any other security held by the Stranded Cost SPE constitute security for the transition bonds offered by this prospectus. The Stranded Cost SPE is a separate legal entity from the issuer of the transition bonds offered by this prospectus.

Competition Act Provides Security for Transition Bonds

     The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs, transition costs and related expenses.

     A Bondable Stranded Cost Rate Order is Irrevocable. Under the Competition Act, bondable transition property, such as the BGS bondable transition property, is created by the issuance by the BPU of a bondable stranded cost rate order, such as the BPU financing order. The Competition Act provides that each bondable stranded cost rate order, including the BPU financing order, will become irrevocable upon issuance and effectiveness of the order. Upon the transfer of the BGS bondable transition property to an assignee, such as the issuer, and the receipt of consideration for the sale of the transition bonds, the bondable stranded cost rate order, the transition bond charge and the BGS bondable transition property become a vested, presently existing property right, vested ab initio in the assignee.

     Under the Competition Act, neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend a bondable stranded cost rate order, to revalue, re-evaluate or revise the amount of bondable stranded costs, to determine that the transition bond charge or the revenues required to recover bondable stranded costs are unjust or unreasonable, or in any way to reduce or impair the value of BGS bondable transition property; nor will the amount of revenues from the transition bond charge be subject to reduction, impairment, postponement or termination.

     The State of New Jersey pledges not to impair the BGS Bondable Transition Property. Under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds, and with any assignee or financing entity, such as the issuer, not to limit, alter or impair the BGS bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity or vested in the holders of any transition bonds pursuant to a bondable stranded cost rate order until the transition bonds are fully paid and discharged. In addition, the State pledges and agrees in the Competition Act that it will not in any way limit, alter, impair or reduce the value or amount of the BGS bondable transition property approved by a bondable stranded cost rate order except as contemplated by the periodic adjustments to the transition bond charge. The BPU financing order is a bondable stranded cost rate order. See "--The Transition Bond Charge is Adjusted Periodically" below. See also "RISK FACTORS--Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment" in this prospectus. A bondable stranded cost rate order does not constitute a debt or liability of the State, nor does it constitute a pledge of the full faith and credit of the State. The issuance of transition bonds does not, directly, indirectly or contingently, obligate the State to levy or pledge any form of taxation or make any appropriation for their payment.

     The Transition Bond Charge is Adjusted Periodically. The Competition Act requires each bondable stranded cost rate order to provide for mandatory adjustment of the transition bond charge, such as the transition bond charge collected for the issuer, at least once a year, upon petition of the electric public utility or its assignee or financing entity. The BPU financing order permits PSE&G, as servicer, to petition the BPU for adjustments of the transition bond charge more frequently than annually as described below. All such adjustments are formula-based to provide revenues sufficient to provide for the full recovery of bondable stranded costs, including, without limitation, the timely payment of the principal of, and interest and acquisition or redemption premium on, the transition bonds in accordance with the expected sinking fund amortization schedule. PSE&G agrees in the servicing agreement to file with the BPU each proposed adjustment calculated in accordance with the formula. There is no limit to the size of the transition bond charge. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" and "THE SERVICING AGREEMENT" in this prospectus.

     Consumers Cannot Avoid Paying the BGS Transition Bond Charge. The Competition Act provides that a transition bond charge, such as the transition bond charge collected for the issuer, is "non-bypassable," which means that the charge will be payable by retail consumers of electricity within the utility's service territory who access a utility's transmission and distribution system, even if those consumers elect to purchase electricity from a third party supplier. A sole exception to this is a single industrial consumer with whom PSE&G had a 10-year retail contract (expired in the first quarter of 2005) that provided an exemption from paying the transition bond charge until the expiration of the contract. A new retail rate schedule approved by the BPU was established for that consumer's service location and provides the consumer an exemption from paying the transition bond charge. Also, if on-site generation facilities that are connected to the utility's transmission and distribution system produce power that is delivered to off-site retail consumers in New Jersey, the transition bond charge will apply to the sale or delivery of that power. However, if consumers self-generate and are not connected to the utility's transmission and distribution system, they will not be obligated to pay the transition bond charge. If power from on-site facilities is consumed by on-site consumers that are connected to the utility's transmission and distribution system, the transition bond charge also will not apply to that power unless the new on-site generation facilities installed subsequent to July 31, 1999 in the aggregate reduce the utility's energy distribution to 92.5% or below of its 1999 energy distribution. In that case, the transition bond charge will be imposed on those on-site consumers.

     The Competition Act Provides Procedures for Perfecting the Transfer and Pledge of BGS Bondable Transition Property. The Competition Act governs whether the transfer of the bondable transition property, such as the BGS bondable transition property, from PSE&G to the issuer will be perfected under New Jersey law and whether the security interest granted by the issuer to the trustee in the BGS bondable transition property will be perfected under New Jersey law. The Competition Act provides that a transfer of BGS bondable transition property will be perfected against any third party when:

     o the BPU has issued its bondable stranded cost rate order with respect to the BGS bondable transition property,

     o the agreement to transfer the BGS bondable transition property has been executed and delivered by the electric public utility or its assignee, and

     o a financing statement with respect to the transfer has been filed in accordance with the New Jersey Uniform Commercial Code, referred to as the Uniform Commercial Code.

     The Competition Act provides that security interests in the BGS bondable transition property are perfected by means of a separate filing under the Uniform Commercial Code. Upon perfection, a security interest under the Uniform Commercial Code attaches to BGS bondable transition property, whether or not the revenues or proceeds thereof have accrued. Perfection of the trustee's security interest in the BGS bondable transition property is necessary in order to establish the priority of the trustee's security interest over claims of other parties to the BGS bondable transition property. The Competition Act provides that priority of security interests in BGS bondable transition property will not be defeated or adversely affected by:

     o commingling of transition bond charge collections with other funds of the utility or its assignee, or

     o the periodic adjustment of the transition bond charge under the Competition Act.

     The Competition Act Characterizes the Transfer of BGS bondable transition property as a Sale or Other Absolute Transfer. The Competition Act provides that a transfer by the utility or an assignee of bondable transition property, such as the BGS bondable transition property, will be treated as a sale or other absolute transfer of the transferor's right, title and interest and not as a borrowing secured by the BGS bondable transition property, if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a sale is not affected or impaired by the fact that:

     o the assignor retains or acquires an equity interest of equal priority in the BGS bondable transition property;

     o only a portion of the BGS bondable transition property is transferred;

     o the assignor retains or acquires a subordinated equity interest or other credit enhancement provisions on terms commensurate with market practices;

     o the electric public utility acts as collector or servicer of the related transition bond charge;

     o the assignor retains mere legal title to the BGS bondable transition property for servicing or supervising services and collections relating to the BGS bondable transition property; or

     o the transfer is treated as a financing for federal, state or local tax purposes or financial accounting purposes.

See "RISK FACTORS--The Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

Under Competition Act, Consumers May Choose to Obtain Energy from a Third
Party

     Pursuant to the Competition Act and the BPU restructuring order, consumers were permitted to choose to purchase power from alternative third party suppliers. If a consumer chooses a third party supplier for generation services, the consumer may receive separate billings for those services directly from the third party supplier or it may receive combined billings for all charges, either from PSE&G or, if permitted by the BPU, from the third party supplier, in either case pursuant to an agreement between PSE&G and the third party supplier. If the third party supplier bills the combined charges, it must remit to PSE&G the amount it bills to consumers on behalf of PSE&G. It must also provide PSE&G, as servicer for transition bonds, with total monthly kilowatt-hour usage information for each consumer. The BPU has also established guidelines governing consumer billing and collection and metering and disclosure requirements applicable to third party suppliers participating in the new market in New Jersey. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--The BPU Financing Order--PSE&G Must Allow Other Entities to Provide Metering and Billing Services" and "RISK FACTORS--Servicing Risks--It may be Difficult to Collect the Transition Bond Charge from Third Parties Who Provide Electricity to PSE&G's Consumers" in this prospectus. PSE&G has not yet entered into any arrangements with third party suppliers for billings and collections.

            THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE

The BPU Financing Order

     PSE&G's Petition and the BPU Financing Order. On July 9, 2003, PSE&G filed a petition with the BPU requesting the issuance by the BPU of a bondable stranded cost rate order under the Competition Act to allow PSE&G to recover up to $[147] million of its bondable stranded costs consisting of its BGS transition costs, plus $[3] million of associated transaction costs. In response to the petition the BPU issued its financing order on July 12, 2005, referred to as the BPU financing order, and PSE&G consented to the Financing Order on July 19, 2005. Unless appealed, the BPU financing order will become final after the statutory appeal period, forty-five days after its issuance and PSE&G's subsequent consent.

     The BPU Authorizes PSE&G to Issue the Transition Bonds. The BPU financing order authorizes the issuance of transition bonds with an initial total principal balance not to exceed the lesser of PSE&G's BGS Transition Costs at the time of issuance or $100 million, plus up-front transaction costs not to exceed $2.7 million, secured by BGS bondable transition property. The transition bonds may have a final stated maturity not later than 12 years from the date of issuance.

     The final structure, pricing and other terms of the transition bonds will be subject to approval of the BPU or its designee. This approval will be obtained prior to the issuance of the transition bonds. To enable the transition bonds to be sold at the highest possible credit ratings and at the lowest possible cost for the benefit of the ratepayers, and to induce underwriters and investors to purchase the transition bonds at such lowest cost, the BPU will take the specific actions set forth in the Financing Order, as expressly authorized by the Competition Act, to ensure timely payment of scheduled principal of and interest on the transition bonds. These obligations of the BPU include the requirement that it permit routine true-ups of the transition bond charge and that it permit a successor servicer to replace PSE&G as servicer only upon a determination that approving or requiring such successor servicer would not cause the then current ratings on the transition bonds to be withdrawn or downgraded.

     The BPU Authorizes PSE&G to Impose the Transition Bond Charge. Under the BPU financing order, the BPU authorized PSE&G to impose, meter, charge, bill, collect and receive from consumers, the transition bond charge in an amount sufficient to recover the principal amount of transition bonds in accordance with an expected sinking fund amortization schedule and interest on the transition bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay servicing fees and other expenses relating to the transition bonds.

     The transition bond charge will be a single per kilowatt-hour charge assessed against all consumers, regardless of consumer class, on a monthly basis as part of each consumer's regular monthly billings. PSE&G will set the initial per kilowatt-hour transition bond charge, based upon the formula approved in the BPU financing order. The transition bond charge and the charge for related federal and state taxes associated with the collection of the transition bond charge are intended to provide an approximately level combined charge throughout the term of the transition bonds. The transition bond charge and the related charge for taxes will be reflected in each consumer's bill in a single line item with an explanation in the bill that the line item includes the transition bond charge.

     The transition bond charge for each series of transition bonds will be assessed on all consumer bills, with the exception of the single industrial consumer that is exempt from paying costs associated with basic generation service provided through July 31, 2003 because it was served under a retail contract with PSE&G during that time. The transition bond charge will be pro-rated in the case of the first bill after issuance of a series of transition bonds to account for any partial month since the date of issuance. For instance, if a particular series issuance date is August 15, bills that include current charges for services provided before August 15 will not be assessed the transition bond charge with respect to that series for the period prior to and including August 15. Upon each adjustment of the transition bond charge or issuance of additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner.

     The initial transition bond charge will be calculated on the basis of:

     o    the issuance of approximately $100 million of transition bonds,

     o the projected total payments required in relation to the transition bonds during the period commencing on the date of issuance of the transition bonds and ending December 31, 2005, and

     o the estimated amount of kilowatt-hours of electricity to be delivered, billed and collected during that period.

     The periodic adjustments to the transition bond charge are designed to ensure that transition bond charge collections are not more or less than the amount necessary to meet all of the required payments in relation to the transition bonds and related costs and expenses and to maintain the required balances in each series overcollateralization subaccount and each series capital subaccount. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccount.

     The BPU financing order also grants PSE&G, as servicer, the authority to make "non-routine" filings for adjustments. This authority would permit filings to be made to accommodate changes in the formula specified in the BPU financing order for the mandatory periodic adjustments which PSE&G deems appropriate to remedy a significant and recurring variance between actual and expected collections. Any such filing is required to be made at least 90 days prior to the proposed effective date and would be subject to BPU approval.

     PSE&G Must Allow Other Entities to Provide Metering and Billing Services. Under the Competition Act, the BPU may establish specific standards for metering, billing and other activities by third party suppliers participating in the competitive electric generation retail market in New Jersey. In order to qualify to serve as a third party supplier, an electric supplier must maintain at least a "BBB" or the equivalent long-term unsecured credit rating from Moody's Investors Service, referred to as Moody's, or Standard & Poor's Ratings Services, referred to as S&P, or lodge with the servicer a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to PSE&G. The BPU financing order allows qualified third party suppliers, approved by the BPU, to bill and collect the transition bond charge on behalf of the issuer. In doing so, third party suppliers must comply with all applicable BPU billing and collection requirements. Each third party supplier must also agree to remit the full amount of all charges it bills to consumers for the electric generation, transmission and distribution services PSE&G or its successor provides, together with the transition bond charge, regardless of whether these payments are received from the consumers, within 15 days of PSE&G's or its successor's bill for these charges. If a third party supplier fails to remit charges within a further seven days, PSE&G, as servicer, or its successor may assume responsibility for billing or transfer responsibility to another qualified third party supplier. While a third party supplier collecting the transition bond charge may request termination of service to delinquent consumers, only PSE&G or a successor electric public utility may disconnect or reconnect a consumer's distribution service. PSE&G has not yet entered into any arrangements with third party suppliers for billings and collections.

     The BPU May Designate a Replacement Servicer. The Competition Act provides that in the event of a default by the electric public utility in respect of charging, collecting and receiving revenues derived from the transition bond charge and upon the application of the secured party, such as the trustee, or an assignee, such as the issuer, the BPU or any court of competent jurisdiction will by order designate a trustee or other entity to act in place of the electric public utility to impose, meter, charge, bill, collect and receive the transition bond charge. The BPU may, in its discretion, establish criteria for the selection of any entity that may become a servicer of BGS bondable transition property upon the default or other material adverse change in the financial condition of the electric public utility. The appointment of a successor servicer must not result in the downgrade or withdrawal of a rating on any outstanding transition bonds. See "RISK FACTORS--Servicing Risks--If the Servicer Defaults or Becomes

Bankrupt, It May Be Difficult to Find a Successor Servicer and Payments on the Transition Bonds May Be Suspended" in this prospectus.

The BPU's Mandatory Transition Bond Charge Adjustment Process

     The servicing agreement requires the servicer to seek adjustments to the transition bond charge in order to enhance the likelihood that collections, including any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the related expected sinking fund amortization schedule, to pay interest which in the case of interest on any floating rate class of any series will be calculated at the applicable gross fixed rate, to fund or replenish the series overcollateralization subaccounts to the amount required to be on deposit in the series overcollateralization subaccounts, to replenish any shortfalls in the series capital subaccounts, and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs. These adjustments are formula-based, incorporating transition bond charge collections, as well as updated assumptions by the servicer as to projected future usage of electricity by consumers, expected delinquencies and charge-offs and future expenses relating to BGS bondable transition property and the transition bonds, and the issuance of any additional series of transition bonds. They are designed to achieve each of the above goals by the payment date immediately preceding the next date on which the transition bond charge is adjusted or the expected final payment date, as applicable, taking into account any amounts on deposit in the reserve subaccount. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

     The broad-based true-up mechanism, as required to be implemented pursuant to the BPU Financing Order, together with the State Pledge, should effectively eliminate, for all practical circumstances, any credit risk to the payment of the transition bonds (i.e., that sufficient transition charges will be assessed and collected to discharge all principal and interest obligations when due). With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity for each Class. Please see the risk factors below, as well as "FORWARD LOOKING STATEMENTS", "THE COMPETITION ACT-Competition Act Provides Security for Bonds" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE-The BPU's Mandatory Transition Bond Charge Adjustment Process" in this prospectus.

     The Schedule for Making Adjustments to the Transition Bond Charge. Under the Competition Act, the servicer must file an adjustment request at least annually. Under the BPU financing order and the servicing agreement, PSE&G, as servicer, must file for adjustments at least annually through the December 1, 2014, and quarterly commencing with March 1, 2015. The servicer is also authorized under the BPU financing order, but not required, to file for adjustments as often as quarterly prior to March 1, 2015. Under the BPU financing order and the servicing agreement, the servicer is required to determine, not later than May 15 of each year, whether projected transition bond collections, without taking into account amounts in the capital and overcollateralization subaccounts, will be sufficient to pay scheduled debt service and related expenses through the end of the then current calendar year, and to file for an upward adjustment to the transition bond charge no later than June 1 if a deficiency exists.

     Under the BPU financing order, each proposed adjustment will become effective on an interim basis 30 days after filing, and final 60 days after filing, in each case, absent a determination by the BPU of manifest error. In the case of a finding of manifest error by the BPU, BPU will issue an order correcting such manifest error before the adjustment becomes final 60 days after filing. Manifest error means an arithmetic error evident on the face of the filing. The date on which an adjustment request is filed is referred to as a calculation date.

     Under the BPU financing order, the servicer may also file for "non-routine adjustments" to revise the adjustment formula if required to more accurately implement transition bond adjustments. Any non-routine filing must be made with the BPU 90 days in advance of the proposed adjustment date. "Non-routine adjustments" will not become effective until approved by the BPU.

     The BPU Authorized PSE&G to Sell BGS Bondable Transition Property to the Issuer. Under the BPU financing order, the BPU authorized PSE&G to assign, sell, transfer or pledge BGS bondable transition property to the issuer.

        THE SELLER AND SERVICER OF THE BGS BONDABLE TRANSITION PROPERTY

PSE&G

     PSE&G is both the seller and the servicer of the BGS bondable transition property. See "PUBLIC SERVICE ELECTRIC AND GAS COMPANY" in this prospectus.

PSE&G's Consumer Classes

     PSE&G's consumer base is divided into three classes: residential, commercial and industrial. Several rate classes are included within each category differentiated by type and level of service.

Electric Revenues, Average Number of Consumers and Billed Electric Consumption

     The following table shows the amount of PSE&G's billed electric revenues per consumer class for each of the past five years and through the first quarter of 2005, and the percentage of each consumer class of the total billed revenues.

                                   Table 1
                           Billed Electric Revenues
                                (in thousands)


                     2000         %          2001         %          2002         %          2003         %
                   ----------   -------    ----------   -------   -----------   --------   ----------   -------
Residential....... $1,228,093     34.53    $1,259,919     33.90    $1,303,876     35.19    $1,345,877     36.40
Commercial........  1,780,660     50.07     1,875,998     50.48     1,906,932     51.46     1,919,528     51.91
Industrial........    547,492     15.40       580,272     15.62       494,516     13.35       432,211     11.69
                   ----------   -------    ----------   -------   -----------   --------   ----------   -------
     Total........ $3,556,245    100.00    $3,716,189    100.00    $3,705,324    100.00    $3,697,616    100.00
                   ==========   =======    ==========   =======   ===========   ========   ==========   =======

                                              2005
                      2004        %        (Six Months)     %
                   -----------  -------    ------------  --------
Residential.......  $1,490,072    39.30     $677,682      39.67
Commercial........   1,946,681    51.34      882,412      51.65
Industrial........     355,076     9.36      148,262       8.68
                   -----------  -------    ------------  --------
     Total........  $3,791,829   100.00    $1,708,356     100.00
                   ===========  =======    ============  ========


     The following table shows the average number of PSE&G's consumers in each consumer class for the past five years and the first quarter of 2005 and the percentage each consumer class bears to the total average number of consumers.

                                   Table 2
                          Average Number of Consumers
                          (Number of Consumer Bills)

                     2000         %          2001         %          2002         %          2003         %
                    ---------   -------    ----------   -------    ----------   -------    ----------   -------
Residential.......  1,728,857     86.30     1,744,539     86.27     1,761,942     86.25     1,772,774     86.21
Commercial........    265,567     13.26       268,892     13.30       272,437     13.33       275,044     13.38
Industrial........      8,854      0.44         8,718      0.43         8,548      0.42         8,438      0.41
                    ---------   -------    ----------   -------    ----------   -------    ----------   -------
     Total........  2,003,278    100.00     2,022,149    100.00     2,042,928    100.00     2,056,256    100.00
                    =========   =======    ==========   =======    ==========   =======    ==========   =======


                                                2005
                     2004         %         (Six Months)      %
                    ---------   -------     ------------   -------
Residential.......  1,790,755     86.17       1,794,327     86.18
Commercial........    279,017     13.43         278,481     13.38
Industrial........      8,256      0.40           9,166      0.44
                    ---------   -------     ------------   -------
     Total........  2,078,028    100.00       2,081,974    100.00
                    =========   =======     ============   =======

     The following table shows the total billed electric consumption of PSE&G's consumers in megawatt-hours (referred to as MWh) for the past five years and the first quarter of 2005 for each consumer class and the percentage each consumer class bears to the total billed electric consumption.


                                   Table 3
                          Billed Electric Consumption
                                     (MWh)


                     2000         %          2001          %         2002         %          2003         %
                   ----------   -------     ----------   ------    ----------    ------    ----------   ------
Residential....... 11,460,619     28.35     12,040,501    28.94    12,844,738     30.71    12,784,153    30.44
Commercial........ 20,797,648     51.45     21,632,441    52.00    22,126,097     52.89    22,598,548    53.81
Industrial........  8,167,544     20.20      7,931,509    19.06     6,860,492     16.40     6,611,649    15.75
                   ----------   -------     ----------   ------    ----------    ------    ----------   ------
     Total........ 40,425,811    100.00     41,604,451   100.00    41,831,327    100.00    41,994,350   100.00
                   ==========   =======     ==========   ======    ==========    ======    ==========   ======

                                               2005
                    2004           %       (Six Months)     %
                   ----------   ------     ------------   ------
Residential....... 13,061,140    30.20        6,130,966    29.67
Commercial........ 23,623,832    54.62       11,570,889    56.00
Industrial........  6,565,645    15.18        2,960,927    14.33
                   ----------   ------     ------------   ------
     Total........ 43,250,617   100.00       20,662,782   100.00
                   ==========   ======     ============   ======


     The following table shows the average billed revenues (dollar/kWh) for each consumer class for the past five years and the first quarter of 2005.

                                    Table 4
                            Average Billed Revenue

                                                                                                                        2005
                               2000               2001              2002            2003              2004          (Six Months)
                            --------------    --------------    --------------  --------------    --------------    ------------
Residential
Revenue Consumption.......   1,228,093,000     1,259,919,000     1,303,876,000   1,345,877,000     1,490,072,000      677,682,000
kWh.......................  11,460,619,000    12,040,501,000    12,844,738,000  12,784,153,000    13,061,140,000    6,130,966,000
Dollar per kWh............           0.107             0.105             0.102           0.105             0.114            0.111

Commercial
Revenue Consumption..        1,780,660,000     1,875,998,000     1,906,932,000   1,919,528,000     1,946,681,000      882,412,000
kWh.......................  20,797,648,000    21,632,441,000    22,126,097,000  22,598,548,000    23,623,832,000    1,570,889,000
Dollar per kWh............           0.086             0.087             0.086           0.085             0.082            0.076

Industrial
Revenue Consumption..          547,492,000       580,272,000       494,516,000     432,211,000       355,076,000      148,262,000
kWh.......................   8,167,544,000     7,931,509,000     6,860,492,000   6,611,649,000     6,565,645,000    2,960,927,000
Dollar per kWh............           0.067             0.073             0.072           0.065             0.054            0.050



Percentage Concentration Within PSE&G's Large Commercial and Industrial
Consumers

     For the year ended December 31, 2004, the ten largest single site electric consumers represented approximately 4.10% of PSE&G's kilowatt-hour sales. In all cases, the consumers are in the large commercial and industrial consumer classes. There are no material concentrations in the residential class.

How PSE&G Forecasts the Number of Consumers and the Amount of Electricity Consumption

     Accurate projections of the number of consumers, consumption and retail electric revenues are important in setting, maintaining and adjusting the transition bond charge. The transition bond charge must be sufficient to recover interest on and principal of the transition bonds, to maintain the scheduled series overcollateralization levels, to replenish any withdrawals from any series capital subaccounts and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S Mandatory Transition Bond Charge Adjustment Process" and "RISK FACTORS--Servicing Risks" in this prospectus.

     The energy forecast process starts with a set of assumptions, including economic, demographic, price, marketing, major consumers, demand-side management, private plant/co-generation and technology impact assumptions.

     The residential energy forecast is primarily based on a forecast of New Jersey household growth. The use per consumer forecast is developed using variables representing growth in the number of air conditioners, New Jersey income per household, energy efficiency improvements and PSE&G's average electric price.

     The commercial energy forecast is developed by reference to total personal income and non-manufacturing employment, PSE&G's average electric price, a forecast of floor space and the total number of buildings in PSE&G's service territory.

     The specific economic and demographic variables on which the industrial energy forecast is based include manufacturing employment, the industrial production index and employee productivity for New Jersey, the average PSE&G electric and gas prices and industrial fuel oil prices. Natural gas and fuel oil prices are used as a proxy for competitive energy prices. The largest industrial consumers are forecasted individually. The industrial forecast is further adjusted to account for major known activities in the industrial market such as maintenance shutdowns, co-generation and private plant installations and significant changes in operating characteristics.

     The short-term and long-term forecasting models have been reviewed by the BPU and by BPU-retained auditors. All classes of business forecasts assume normal weather and include the effects of demand side management programs.

Forecast Variances

     The table below compares actual usage in gigawatt-hours (referred to as GWh) for a particular year (other than 2005, which represents data through the first quarter of 2005 only) to the related forecast prepared during the previous year. For example, the annual 2004 variance is based on a forecast prepared in 2003. There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below.

                                    Table 5
           Forecast Variance For the Amount of Electricity Consumed

                                                                                                                 2005
                                2000             2001             2002            2003            2004       (Six Months)
                             -----------     ------------    ---------------   ------------   ------------   ------------
Forecast (GWh)............     40,375           41,760            41,394          41,495          42,544         21,014
Actual (GWh)..............     40,426           41,604            41,831          41,994          43,251         20,663
Variance-%................     0.1259          -0.3726            1.0561          1.2029          1.6621         -1.670



     If actual consumption of electricity is higher than the forecast, there will most likely be an excess of transition bond charge collections. Similarly, if actual consumption of electricity is lower than the forecast, there will most likely be a shortfall in transition bond charge collections.

Credit Policy; Billing; Collections and Write-Offs; Termination of Service

     Credit Policy. PSE&G is required under New Jersey law to provide service to all consumers. PSE&G relies on the information provided by the consumer and its consumer information system to determine whether PSE&G has previously served a consumer. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit reflects the estimated use over a two-month period, which is the average time period required to take collection action on past-due billings. Since the vast majority of consumers pay their bills within the allotted time, PSE&G does not require deposits from all new consumers.

     PSE&G has developed certain criteria for establishing credit. PSE&G uses a positive identification and credit scoring system to determine creditworthiness of its new consumers. If a deposit is required to establish credit, industrial and commercial consumers must deposit cash equal to twice their maximum monthly bill. In addition, industrial and commercial consumers may obtain a guaranty from a satisfactory guarantor, or otherwise establish credit to the satisfaction of PSE&G. In general, residential consumers may establish credit by depositing cash equal to twice the average monthly bill. Deposits may not be required if the applicant has previously been a consumer of PSE&G and has paid all bills for service for a period of 12 consecutive months ending immediately before the applicant ceased PSE&G service, or if the consumer provides a letter of reference from its previous utility showing no delinquencies in the past 12 months.

     Billing Process. PSE&G bills its consumers once every [29 to 34] days and distributes approximately an equal number of bills each business day. For the year ended December 31, 2004, PSE&G mailed out an average of 115,831 bills on each business day to its consumers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

     Collection and Write-Off Policy. PSE&G receives approximately 73% of its total bill payments via U.S. mail. Approximately 19% of bill payments are received via electronic payments. PSE&G receives the remainder of payments via local offices and field collection. Bills are due on presentation and are considered delinquent 19 days after billing. Consumers are notified of a delinquent account in the following monthly bill. The same delinquency policy will apply to the transition bond charge. Timing and collection follow-up is based on consumer type.

     For residential consumers, a past due reminder notice is sent with the monthly bill if payment of the previous month's bill has not been received. If payment is not received by the time of the third month's bill, a shut-off notice is included in that monthly bill. A telephone contact is attempted ten business days after the shut-off notice is issued. Service is terminated if payment is not made by the due date of the third bill. Once service is terminated, the consumer may be required to pay an amount up to the total amount past due and to come to a deferred arrangement on any balance not paid in order to resume service.

     For industrial and commercial consumers, a shut-off notice is sent with the monthly bill if payment of the previous month's bill has not been received. A telephone contact is attempted ten business days after the shut-off notice is issued. Service is terminated if payment is not made by the due date on the second bill. Once service is terminated, the consumer may be required to pay an amount up to the total amount past due and to come to a deferred arrangement on any balance not paid in order to resume service.

     If service is terminated for a consumer of any class, a charge of $20 for gas service and $15 for electric service is required for service restoration. For both industrial and commercial consumers, a final bill including all unpaid amounts is issued after service termination. Unpaid final bills are written off approximately 80 days after the final bill is issued. The approximate number of days between the first bill that is unpaid and the final bill due to a discontinuance of service for non-payment is 150 days for a residential consumer and 120 days for an industrial or commercial consumer.

     PSE&G may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance PSE&G's ability to bill and collect consumer charges on a timely basis. Under the servicing agreement, any changes to customary billing and practices instituted by PSE&G will apply to collections of the transition bond charge so long as PSE&G is the servicer.

     Termination of Service for Certain Residential Consumers in the Winter. The winter termination program is part of the New Jersey Administrative Code and prevents discontinuance of electric and gas service to qualified residential consumers from November 15 through March 15. The BPU has reserved the option of extending the program to the end of March, if abnormally bad weather is forecasted.

     The program provides for the requirement of good-faith payments according to a 12-month system budget plan. The regulation also provides for restoration of service for consumers eligible to participate in the program whose service has been shut off for non-payment prior to November 15, if up to 25% of the outstanding balance is paid. Residential consumers who qualify for the program and who do not meet the requirement for good-faith payments may have service discontinued if PSE&G successfully petitions the BPU for non-restoration. The program requires that a BPU-approved fact sheet accompany each discontinuance notice to residential consumers during the program period. The fact sheet is distributed as a bill insert since discontinuance notices are issued on the consumer's bill.

     See "RISK FACTORS--Servicing Risks--Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Transition Bonds" in this prospectus.

Write-off and Delinquency Experience

     The following tables set forth information relating to the total billed revenues and write-off experience for the past years. Such historical information is presented because PSE&G's actual experience with respect to write-offs and delinquencies may affect the timing of transition bond charge collections. PSE&G does not expect, but cannot assure, that the delinquency or write-off experience with respect to transition bond charge collections will differ substantially from the rates indicated. Write-off and delinquency data is affected by factors such as the overall economy, weather and changes in collection practices. The net write-off and delinquency experience is expected, but cannot be assured, to be similar to PSE&G's previous experience. For example, changes in the retail electric market, including but not limited to the introduction of third party suppliers who may be permitted to provide consolidated billing to PSE&G's consumers, could mean that delinquency and write-off ratios will vary from those presented in the tables below.

     The following table shows total PSE&G electric and gas billed revenues for the past five calendar years and through the first quarter of 2005 for each consumer class.

                                    Table 6
                    Total Electric and Gas Billed Revenues
                                (in thousands)

                                                                                                                   2005
                          2000              2001              2002             2003              2004          (Six Months)
                       -----------       -----------       -----------      -----------       -----------      ------------
Residential.........   $ 2,208,971       $ 2,436,090       $ 2,528,749      $ 2,916,872       $ 3,063,562      $ 1,774,177
Commercial..........     2,332,605         2,563,401         2,406,325        2,678,636         2,712,469        1,417,874
Industrial..........       946,217           960,709           792,581          875,271           741,411          326,706
                       -----------       -----------       -----------      -----------       -----------      -----------
     Total..........   $ 5,487,793       $ 5,960,200       $ 5,727,655      $ 6,470,779       $ 6,517,442      $ 3,518,757
                       ===========       ===========       ===========      ===========       ===========      ===========

     The following table shows gross write-offs for electricity and gas for the past five years and through the first quarter of 2005 for each consumer class.

                                    Table 7
                      Gross Write-Offs per Consumer Class
                                (in thousands)

                                                                                                      2005
                      2000            2001             2002            2003            2004       (Six Months)
                    --------         --------         --------        --------      --------      ------------
Residential.....    $ 30,245         $ 29,456         $ 37,122        $ 40,514      $ 50,089         $ 22,383
Commercial......      11,174           14,361           13,535          12,351        14,118            6,418
Industrial......       1,467            1,776            2,355           1,537         1,390              332
                    --------         --------         --------        --------      --------         --------
     Total......    $ 42,886         $ 45,593         $ 53,012        $ 54,402      $ 65,597         $ 29,133
                    ========         ========         ========        ========      ========         ========



     The following table shows PSE&G gross write-offs as a percentage of total electric and gas billed revenues for the past five years and through the first quarter of 2005 for each consumer class.

                                    Table 8
     Gross Write-Offs as a Percentage of Billed Revenue per Consumer Class

                                                                                                  2005
                       2000          2001           2002            2003          2004        (Six Months)
                      ------         -----          -----          ------        -------      ------------
Residential......      1.37%         1.21%          1.47%           1.39%         1.63%          1.26%
Commercial.......      0.48%         0.56%          0.56%           0.46%         0.52%          0.45%
Industrial.......      0.16%         0.18%          0.30%           0.18%         0.19%          0.10%


     The following table shows PSE&G total net write-offs and the corresponding percentage of total electric and gas billed revenues for each consumer class for the past five years and through the first quarter of 2005.

                                    Table 9
                           Total Net Write-Offs and
               Net Write-Offs as a Percentage of Billed Revenue

                                                                                                          2005
                                     2000           2001         2002         2003          2004      (Six Months)
                                   ----------    ----------    ---------    ---------    ---------    ------------
Net Write-Offs
      (in thousands)...........    $ 37,505       $ 35,995     $ 46,129     $ 44,210     $  54,917      $ 23,356
Net Write-Offs as a %
      of Billed Revenue........       0.68%          0.60%        0.81%        0.68%         0.84%         0.66%


Net write-offs include amounts recovered by PSE&G from deposits, bankruptcy proceedings and payments received after an account has been either written-off by PSE&G or transferred to one of its external collection agencies.

     The following table sets forth information relating to PSE&G's aging of electric and gas accounts receivable, as a percent of accounts receivable for all electric and gas consumers for the past five years and through the first quarter of 2005:

                                   Table 10
                 Aging of Electric and Gas Accounts Receivable

                                                                                             2005
                                  2000       2001        2002        2003       2004     (Six Months)
                                -------    --------    -------     -------    -------    ------------
1-30 Days..................      73.53%     65.77%      71.44%      68.94%     66.16%       58.18%
31-60 Days.................      13.95      16.03       13.87       15.30      13.79        13.97
61-90 Days.................       4.48       5.84        4.69        5.61       5.49         8.59
91-120 Days................       2.51       3.46        2.82        3.30       3.75         6.58
121-150 Days...............       1.44       2.21        1.81        1.80       2.47         3.75
151-180 Days...............       0.95       1.43        1.15        1.08       1.64         2.23
Over 180 Days..............       3.14       5.26        4.22        3.98       6.70         6.71


     While accounts are considered delinquent if they are unpaid 19 days after billing, consumers are not notified of any delinquency in their account until the next billing. The data above represents both active and inactive consumer accounts as opposed to the write-off data that reflects only consumer accounts where service is no longer being provided. PSE&G has not traced the aging of accounts receivable by consumer class.

     See "RISK FACTORS--Servicing Risks--Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Transition Bonds" in this prospectus.

How PSE&G Will Apply Partial Payments by its Consumers

     The BPU financing order requires that PSE&G allocate partial payments of electricity bills for any period in the following order:

     o To sales taxes (which PSE&G collects as trustee for the State of New Jersey and not for its own account or for that of the issuer);

     o Pro rata to the transition bond charge, to the Stranded Cost transition bond charges, and PSE&G's other charges and taxes, where any of such charges are in arrears, based on their proportion to PSE&G's total charges in arrears for that period; and

     o Pro rata to the transition bond charge, to the Stranded Cost transition bond charges and PSE&G's other charges and taxes, where any of such charges are current charges, based on their proportion to PSE&G's total current charges assessed for that period.

PSE&G's other charges include gas charges that are often billed together with electric charges. Partial payments will also be allocated among different series of transition bonds, pro rata, based on their respective outstanding principal balances.

                  PSE&G TRANSITION FUNDING II LLC, THE ISSUER

     PSE&G Transition Funding II LLC, the issuer of the transition bonds, was formed as a Delaware limited liability company on July 18, 2005, pursuant to a limited liability company agreement of PSE&G as sole member of the issuer. The assets of the issuer are limited to the BGS bondable transition property which was sold to the issuer, the trust funds held by the trustee, the rights of the issuer under the transaction documents, any third party credit enhancement, rights under any interest rate swap agreement and any money distributed to the issuer from the collection account in accordance with the indenture and not distributed to PSE&G. The BPU financing order and the indenture provide that the BGS bondable transition property, as well as the other collateral described in the BPU financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the transition bond charge collections remitted to the trustee by the servicer must be used to pay the transition bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not carried on any business activities and has no operating history.

     The Issuer's Purpose. The issuer has been created solely for the purposes of:

     o    purchasing and owning the BGS bondable transition property;

     o issuing one or more series of transition bonds, each of which may be comprised of one or more classes, from time to time;

     o pledging its interest in the BGS bondable transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

     o performing activities that are necessary, suitable or convenient to accomplish these purposes, including the execution of any interest rate swap agreement incident to the issuance of transition bonds.

     The Interaction Between PSE&G and the Issuer. On the issue date for each series, except in the event of a refunding of outstanding transition bonds, PSE&G will sell BGS bondable transition property to the issuer pursuant to the sale agreement between the issuer as buyer and PSE&G as seller. PSE&G will service the BGS bondable transition property pursuant to a servicing agreement with the issuer. PSE&G and any successor in the capacity of servicer are referred to as the servicer.

     The Issuer's Management. The issuer's business will be managed by three to five managers, referred to as the managers, appointed from time to time by PSE&G or, in the event that PSE&G transfers its interest in the issuer, by the new owner or owners. The issuer will have at all times following the initial issuance of the transition bonds at least one independent manager who, among other things, is not and has not been for at least five years from the date of their appointment:

     o a direct or indirect legal or beneficial owner of the issuer or PSE&G or any of their respective affiliates,

     o a relative, supplier, employee, officer, director, manager, contractor or material creditor of the issuer or PSE&G or any of their respective affiliates, or

     o    a person who controls PSE&G or its affiliates.

The remaining managers will be employees or officers of PSE&G. The managers will devote the time necessary to conduct the affairs of the issuer.

     The following are the managers as of the date of this prospectus:

Name                             Date of Birth   Position at PSE&G
--------------------------       -------------   -----------------------------------------------------------
Robert E. Busch...........          9/20/46      Senior Vice President - Finance and Chief Financial Officer


                                      37


Name                             Date of Birth   Position at PSE&G
--------------------------       -------------   -----------------------------------------------------------
Morton A. Plawner.........          6/3/47       Vice President and Treasurer


R. Edwin Selover..........          8/18/45      General Counsel


PSE&G, as the sole member of the issuer, will appoint a independent manager prior to the issuance of the initial series of transition bonds.

     None of the managers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC's Regulation S-K.

     The Managers' Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent manager will not be compensated by the issuer for their services on behalf of the issuer. The independent manager will be paid quarterly fees from the revenues of the issuer and will be reimbursed for his reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent manager may employ in connection with the exercise and performance of their rights and duties under the issuer's limited liability company agreement, the indenture, the sale agreement and the servicing agreement. The limited liability company agreement provides that the managers will not be personally liable under any circumstances except for:

     o liabilities arising from their acts or omissions, established by a court to involve material, intentional misconduct, fraud or a knowing violation of the law, or

     o taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the managers in connection with the transactions described in this prospectus.

The limited liability company agreement further provides that, to the fullest extent permitted by law, the issuer shall indemnify the managers against any liability incurred in connection with their services as managers for the issuer except in the cases described above.

     The Issuer is a Separate and Distinct Legal Entity. Under the issuer's limited liability company agreement, the issuer may not file a voluntary petition for relief under the Bankruptcy Code without the unanimous vote of its managers, including the independent manager. PSE&G has agreed that it will not cause the issuer to file a voluntary petition for relief under the Bankruptcy Code. The limited liability company agreement requires the issuer:

     o to take all reasonable steps to continue its identity as a separate legal entity;

     o to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PSE&G, other affiliates of PSE&G, the managers or any other person; and

     o to make it apparent to third persons that, except for federal and state tax purposes, it is not a division of PSE&G or any of its affiliated entities or any other person.

     The principal place of business of the issuer is 80 Park Plaza, T-4B, Newark, New Jersey 07102, and its telephone number is (973) 430-5638.

     Administration Agreement. PSE&G will provide administrative services for the issuer pursuant to an administration agreement between the issuer and PSE&G. The issuer will pay PSE&G a market rate fee for performing these services.

                   INFORMATION AVAILABLE TO THE BONDHOLDERS

     The issuer has filed with the SEC a registration statement under the Securities Act, with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. For further information, reference is made to the registration statement and the exhibits thereto, which are available for inspection without charge at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. The issuer will file with the SEC all periodic reports as are required by the Exchange Act, and the rules, regulations or orders of the SEC thereunder. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.

     All reports and other documents filed by the issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part hereof. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or in the prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement. The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits which are not specifically incorporated by reference in the documents. Written requests for these copies should be directed to the issuer, c/o Susan A. Carson, Director of Investor Relations, Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07102. Telephone requests for these copies should be directed to the issuer at (973) 430-6565.

                                   THE BONDS

     The transition bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in the indenture and the related supplemental indenture. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus will be described in the prospectus supplement.

General Terms of the Transition Bonds

     The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series will be specified in the related prospectus supplement and supplemental indenture.

     The indenture requires, as a condition to the issuance of each series of transition bonds, that such issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of the issuer's transition bonds. The requirement of confirmation by each of Moody's, S&P and Fitch, to the seller, the servicer, the trustee and the issuer that any action will not result in a reduction or withdrawal of its then current ratings is referred to as the rating agency condition.

     The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. Except as set forth in the prospectus supplement, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of The Depository Trust Company, or its nominee, together referred to as DTC. The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement which will be not less than $1,000, with an exception for one transition bond in each class which may have a smaller denomination. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no beneficial owner of transition bonds will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by bondholders or holders of transition bonds will refer to actions taken by DTC upon instructions from DTC participants including Clearstream Banking, a societe anonyme ("Clearstream Luxembourg"). In addition, all references in this prospectus to payments, notices, reports and statements to bondholders or holders of transition bonds will refer to payments, notices, reports and statements to DTC, as the registered holder of each series of transition bonds, unless certificated transition bonds have been issued to beneficial owners of interests in the transition bonds, as discussed in "--Certificated Transition Bonds" below. DTC will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See "--Transition Bonds Will Be Issued in Book-Entry Form" and "--Certificated Bonds" below.

Payments of Interest on and Principal of the Transition Bonds

     Interest will accrue on the outstanding principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the bondholders of a series or class on each payment date, commencing on the first payment date specified in the related prospectus supplement. On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected sinking fund amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, but not sooner, than reflected in the expected sinking fund amortization schedule therefor, except in a case of an event of acceleration. See "RISK FACTORS--Other Risks Associated With An Investment In The Transition Bonds" and "--Servicing Risks" in this prospectus.

     The indenture provides that failure to pay the entire outstanding principal balance of the transition bonds of any series or class by the applicable expected final payment date will not result in an event of default under the indenture until after the applicable final maturity date for the series or class, as applicable.

     On each payment date, the amount required to be paid as principal of the transition bonds of each series, from amounts on deposit in the collection account, will equal:

     o the outstanding principal balance of any transition bonds of each class of that series due if that payment date is the final payment date of that class; plus

     o the outstanding principal balance of any transition bonds of each class of that series upon acceleration following those events of default specified in the indenture; plus

     o the principal scheduled to be paid on each class of that series of transition bonds on that payment date.

     The entire outstanding principal balance of a series of transition bonds will be due and payable if:

     o an event of default as specified in the indenture occurs and is continuing and

     o the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

     See "THE INDENTURE--What Constitutes an Event of Default on the Transition Bonds" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus.

Floating Rate Bonds

     In connection with the issuance of any class of floating rate transition bonds, the issuer may enter into or arrange for one or more interest rate swap transactions. The related prospectus supplement will include a description of:

     o    the material terms of any interest rate swap transaction,

     o    the identity of any interest rate swap counterparty,

     o any payments due to be paid by or to the issuer or the trustee under any interest rate swap transaction,

     o scheduled deposits in and withdrawals from any class subaccount of the collection account with respect to any interest rate swap transaction,

     o the formula for calculating the floating rate of interest of any floating interest rate class, and

     o the rights of bondholders with respect to any interest rate swap transaction, including any right of termination of or amendment to the interest rate swap agreement.

     Under the indenture, the issuer is obligated to perform all of its obligations pursuant to any interest rate swap agreement to which it is a party.

Credit Enhancement for the Transaction Bonds

     Credit enhancement with respect to the transition bonds of each series will be provided principally by adjustments to the transition bond charge and amounts on deposit in the reserve subaccount for all series and the overcollateralization subaccount and capital subaccount for that series. In addition, for any series of transition bonds or one or more classes thereof, additional credit enhancement, if any, may be provided. The amounts and types of credit enhancement, if any, and the provider of any such credit enhancement with respect to each series of transition bonds or one or more classes thereof will be described in the related prospectus supplement. Additional credit enhancement may be in the form of:

     o    an additional reserve subaccount,

     o    subordination of one series for the benefit of another,

     o    additional overcollateralization,

     o    a financial guaranty insurance policy,

     o    a letter of credit,

     o    a credit or liquidity facility,

     o    a repurchase obligation,

     o    a third party payment or other support,

     o    a cash deposit or other credit enhancement, or

     o any combination of the foregoing, as may be set forth in the related prospectus supplement.

     If specified in the related prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds. See "RISK FACTORS--Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Transition Bonds and Limited Credit Enhancement" in this prospectus.

Bonds Will Be Issued in Book-Entry Form

     Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of DTC, or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds.

     The Role of Cede. DTC will hold the global bond or bonds representing the transition bonds for the accounts of its participants including Clearstream Luxembourg.

     The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for the accounts of its participants including Clearstream Luxembourg and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include Clearstream Luxembourg securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

     Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for Clearstream Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including affiliates of the placement agents and other securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

     Distributions with respect to certificates held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

     DTC Will be the Holder of the Issuer's Transition Bonds. Unless and until definitive certificated transition bonds are issued to beneficial owners of the transition bonds, which Bonds are referred to as certificated transition bonds, it is anticipated that the only "holder" of transition bonds of any series will be DTC. Bondholders will only be permitted to exercise their rights as bondholders indirectly through participants and DTC. All references herein to actions by bondholders thus refer to actions taken by DTC upon instructions from its participants, unless certificated transition bonds are issued. In addition, all references herein to payments, notices, reports and statements to bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for subsequent payments to the beneficial owners of the transition bonds in accordance with DTC procedures, unless certificated transition bonds are issued.

     Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess certificated transition bonds, DTC's rules provide a mechanism by which bondholders will receive payments and will be able to transfer their interests.

     DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of certificated transition bonds.

     DTC has advised the trustee that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

     DTC has agreed to the foregoing procedures in order to facilitate transfers of transition bonds among consumers or participants of DTC. However, it is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Certificated Transition Bonds

     The Circumstances That Will Result in the Issuance of Certificated Transition Bonds. Unless otherwise specified in the related prospectus supplement, each class of transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or other intermediaries, rather than to DTC, only if:

     o the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of transition bonds and the issuer is unable to locate a qualified successor; or

     o after the occurrence of an event of default under the indenture, beneficial owners of transition bonds representing at least a majority of the outstanding principal balance of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the bondholders' best interest.

     The Delivery of Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the trustee and all affected beneficial owners of transition bonds through participants of the availability of certificated transition bonds. Upon surrender by DTC of the transition bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated transition bonds to the beneficial owners. Thereafter, the trustee will recognize the holders of any of these certificated transition bonds as the bondholders under the indenture.

     The Payment Mechanism for Certificated Transition Bonds. Payments of principal of, and interest on, certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated transition bonds in whose names the certificated transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee.

     The Transfer or Exchange of Certificated Transition Bonds. Certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     Final Payments on Transition Bonds. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders.

                WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                           FOR THE TRANSITION BONDS

     The rate of principal payments, the amount of each interest payment and the actual final payment date for each series or class of transition bonds will be dependent on the rate and timing of receipt of collections and the effectiveness of credit enhancement. Accelerated receipts of collections will not, however, result in payment of principal of the transition bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected sinking fund amortization schedule, to pay interest on the transition bonds, to pay related costs and expenses and to fund or replenish the capital and overcollateralization subaccounts for each series, will be allocated to the reserve subaccount. However, delayed receipts of collections may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected sinking fund amortization schedule or later than the related expected final payment dates. With respect to any class or series of transition bonds, the acceleration of the final maturity date after an event of default may result in payment of principal earlier than the related expected final payment dates.

     The Effect of Collections on the Timing of Transition Bond Payments. The actual payments on each payment date for each series or class of transition bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of collections. Amounts available in the reserve subaccount, the series overcollateralization subaccount and the series capital subaccount will also affect the weighted average life of that series of transition bonds. The transition bond charge will be calculated based on estimates of energy usage by consumers and estimates of delinquencies and write-offs. However, the aggregate amount of collections and the rate of principal amortization of the transition bonds will depend, in part, on actual energy usage by consumers and the rate of delinquencies and write-offs. The transition bond charge will be adjusted from time to time based in part on the actual rate of collections as compared to the estimated collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of collections or implement adjustments to the transition bond charge that will cause collections to be received at any particular rate.

     If scheduled payments on the transition bonds are received later than the applicable scheduled payment dates, this will result in a longer weighted average life of the transition bonds.

     See "RISK FACTORS--Servicing Risks" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--The BPU's Mandatory Transition Bond Charge Adjustment Process" in this prospectus.

                              THE SALE AGREEMENT

     The following summary describes particular material terms and provisions of the sale agreement pursuant to which the seller is selling and the issuer is purchasing the BGS bondable transition property. The sale agreement may be amended by the parties thereto, with the consent of the trustee, if notice of the amendment is provided by the issuer to each rating agency and the rating agency condition has been satisfied. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

PSE&G's Sale and Assignment of BGS Bondable Transition Property

     On the initial transfer date, pursuant to the sale agreement, the seller will sell and assign to the issuer, without recourse, except as provided in the sale agreement, the initial BGS bondable transition property. The BGS bondable transition property represents the irrevocable right to receive through the transition bond charge amounts sufficient to recover bondable stranded costs with respect to the related series of transition bonds. The net proceeds received by the issuer from the sale of the transition bonds will be applied to the purchase of the BGS bondable transition property. In addition, the seller may from time to time offer to sell additional BGS bondable transition property to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of transition bonds. If this offer is accepted by the issuer, the subsequent sale will be effective on a subsequent transfer date.

     In accordance with the Competition Act, upon the issuance of the BPU financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the Uniform Commercial Code, the transfer of the initial BGS bondable transition property will be perfected as against all third persons, including judicial lien creditors. In addition, upon the execution of a subsequent bill of sale and the filing of a financing statement under the Uniform Commercial Code, a transfer of subsequent BGS bondable transition property will also be perfected against all third persons, including judicial lien creditors. The sale agreement provides that in the event that the sale and transfer of the BGS bondable transition property is determined by a court not to be a true and absolute sale as contemplated by the Competition Act, then the sale and transfer shall be treated as a pledge of the BGS bondable transition property and the seller shall be deemed to have granted a security interest to the issuer in the BGS bondable transition property, which security interest will secure a payment obligation of the seller in an amount equal to the purchase price for the BGS bondable transition property.

PSE&G's Representations and Warranties

     In the sale agreement, the seller will make representations and warranties to the issuer as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

     1. all information provided by the seller to the issuer with respect to the BGS bondable transition property is correct in all material respects;

     2. the transfers and assignments contemplated by the sale agreement constitute sales of the initial BGS bondable transition property or the subsequent BGS bondable transition property, as the case may be, from the seller to the issuer, the seller will have no right, title or interest in the BGS bondable transition property and the BGS bondable transition property would not be part of the estate of the seller as debtor in the event of the filing of a bankruptcy petition by or against the seller under any bankruptcy law;

     3.   a.   the seller is the sole owner of the BGS bondable transition property being sold to the issuer on the initial transfer date or subsequent transfer date, as applicable,

          b. the BGS bondable transition property will be validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer pursuant to the indenture, and

          c. all filings (including filings with the New Jersey Secretary of State and the Delaware Secretary of State under the Uniform Commercial Code) necessary in any jurisdiction to give the issuer a valid perfected ownership interest in the transferred BGS bondable transition property, free and clear of all liens of the seller or anyone else claiming through the seller, have been taken or made;

     4. the BPU financing order has been issued by the BPU in accordance with the Competition Act, the BPU financing order and the process by which it was issued comply with all applicable laws, rules and regulations, including, but not limited to, the due process requirements of the federal and state constitutions and the BPU financing order is in full force and effect and is final and non-appealable under state law and the designee certification delivered pursuant to the BPU financing order is final and incontestable as of its date;

     5. as of the date of issuance of any series of transition bonds, the transition bonds are entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the BPU financing order and the transition bond charge have become irrevocable and each issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order is final and uncontestable;

     6.   a.   under the Competition Act, the State of New Jersey may not limit, alter or impair the BGS bondable transition property or other rights vested in the seller, the issuer, the trustee or the bondholders pursuant to the BPU financing order until the transition bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the BGS bondable transition property; and

          b. under the contract clauses of the State of New Jersey and the United States constitutions, the State of New Jersey could not take any action that substantially impairs the rights of the bondholders unless that action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the New Jersey and United States constitutions, the State of New Jersey could not repeal or amend the Competition Act or take any other action in contravention of its pledge and agreement in the Competition Act if this constitutes a permanent appropriation of the property interest of bondholders in the BGS bondable transition property and deprives the bondholders of their reasonable expectations arising from their investments in transition bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to bondholders;

     7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the BPU financing order, the BPU restructuring order (insofar as it relates to the sale of the BGS bondable transition property), any issuance advice letter, the BGS bondable transition property or the transition bond charge or any rights arising under any of them or to enjoin the performance of any obligations under the BPU financing order;

     8. no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of BGS bondable transition property, except those that have been obtained or made;

     9. except as disclosed by the seller to the issuer in writing, there are no proceedings or investigations pending or, to the best of the seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the issuer or the seller or their respective properties challenging the Competition Act or the BPU financing order;

     10. the assumptions used in calculating the transition bond charge in the issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order are reasonable and made in good faith;

     11.  a.   BGS bondable transition property constitutes presently existing property;

          b.   BGS bondable transition property consists of:

               (1) the irrevocable right of the seller to charge, collect and receive, and be paid from collections of, the transition bond charge in the amount necessary to provide for the full recovery of the bondable stranded costs described in the BPU financing order; and

               (2) all rights of the seller under the BPU financing order, including, without limitation, all rights to obtain periodic adjustments of the transition bond charge pursuant to the Competition Act, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing;

          c. BGS bondable transition property is not subject to any lien created by a previous indenture; and

          d. the BPU financing order, including the right to collect the transition bond charge, are irrevocable by the BPU;

     12. the seller is a corporation duly organized and in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

     13. the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the BGS bondable transition property and sell and assign the initial BGS bondable transition property, in the case of the initial transfer date, and the subsequent BGS bondable transition property, in the case of each subsequent transfer date, as applicable, to the issuer; and the seller has duly authorized this sale and assignment to the issuer by all necessary corporate action; and the execution, delivery and performance of the sale agreement has been duly authorized by the seller by all necessary corporate action;

     14. the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against the seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

     15. the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the seller, or any indenture, agreement or other instrument to which the seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any applicable indenture, agreement or other instrument, except as contemplated by the sale agreement, any bills of sale for BGS bondable transition property, the servicing agreement, the issuer's limited liability company agreement and the certificate of formation, the administration agreement, the indenture and the related securities account control agreement, and any interest rate swap agreement, which are referred to together as the basic documents; nor violate any law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties;

     16. except for the filing of financing statements and continuation statements under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the seller of the sale agreement, the performance by the seller of the transactions contemplated by the sale agreement or the fulfillment by the seller of the terms of the sale agreement, except those which have previously been obtained or made;

     17. except as disclosed in writing by the seller to the issuer, there are no proceedings or investigations pending or, to the seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties:

          a. asserting the invalidity of any of the basic documents, the transition bonds, the Competition Act or the BPU financing order;

          b. seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents or the transition bonds;

          c. seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents or the transition bonds; or

          d. challenging the seller's treatment of the transition bonds as debt of the seller for federal and state income, gross receipts or franchise tax purposes;

     18. after giving effect to the sale of any BGS bondable transition property under the sale agreement, the seller:

          a.   is solvent and expects to remain solvent;

          b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

          c. is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

          d. reasonably believes that it will be able to pay its debts as they become due; and

          e. is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

     19. the seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require any qualifications, licenses or approvals, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the seller's business, operations, assets, revenues, properties or prospects.

     The seller will make the above representations and warranties under existing law as in effect as of the date of issuance of any series of transition bonds.

PSE&G's Obligation to Indemnify the Issuer and the Trustee

     Under the sale agreement, the seller is obligated to indemnify the issuer and the trustee, for itself and on behalf of the bondholders, and related parties specified therein, against:

     1. any and all taxes, other than any taxes imposed on bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the transition bonds as a result of the sale and assignment of the BGS bondable transition property by the seller to the issuer, the acquisition or holding of BGS bondable transition property by the issuer or the issuance and sale by the issuer of transition bonds, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond; and

     2. a. any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of the seller's breach of its representations, warranties or covenants contained in the sale agreement; and

          b. any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, in each case as a result of the seller's breach of any of its representations, warranties or covenants contained in the sale agreement.

These indemnification obligations will rank equally in right to payment with other general unsecured obligations of the seller. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses. The above representations and warranties are made under existing law as in effect as of the date of issuance of any series of transition bonds. The seller will not indemnify any party for any changes of law after the issuance of any series of transition bonds.

PSE&G's Limited Obligation to Undertake Legal Action

     The seller and the servicer are required to institute any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the BPU financing order with respect to the BGS bondable transition property. The cost of any action reasonably allocated by the servicer or the seller to the serviced BGS bondable transition property would be payable from amounts on deposit in the collection account as an operating expense payable to the servicer and, in the case of the seller, as reimbursed by the servicer to the seller. Except for the foregoing and subject to the seller's further covenant to fully preserve, maintain and protect the interests of the issuer in the BGS bondable transition property, the seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

Successors to PSE&G

     The sale agreement provides that any person who executes an agreement of assumption to perform every obligation of the seller under the sale agreement will be the successor to the seller if that person is a person:

     1. into which the seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the seller;

     2. which results from the division of the seller into two or more persons and which succeeds to all or the major part of the electric distribution business of the seller;

     3. which may result from any merger or consolidation to which the seller shall be a party and which succeeds to all or the major part of the electric distribution business of the seller;

     4. which may succeed to the properties and assets of the seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the seller; or

     5. which may otherwise succeed to all or the major part of the electric distribution business of the seller.

     The seller is not, however, permitted to enter into any of the transactions contemplated by paragraphs 1. through 5. above, unless:

     1. immediately after giving effect to that transaction, no representation or warranty made in the sale agreement will have been breached and no servicer default and no event that, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

     2. the seller will have delivered to the issuer and the trustee an officer's certificate and an opinion of counsel each stating that the consolidation, merger or succession and the agreement of assumption comply with the sale agreement and that all conditions precedent, if any, provided for in the sale agreement relating to that transaction have been complied with;

     3. the seller will have delivered to the issuer and the trustee an opinion of counsel either:

          a. stating that, in the opinion of counsel, all filings to be made by the seller, including Uniform Commercial Code filings, that are necessary fully to preserve and protect the respective interests of the issuer and the trustee in the transferred BGS bondable transition property have been executed and filed, and reciting the details of those filings; or

          b. stating that, in the opinion of counsel, no such action is necessary to preserve and protect those interests;

     4. the rating agencies will have received prior written notice of that transaction; and

     5. the seller will have delivered to the issuer and the trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the seller, and which may be based on a ruling from the IRS) to the effect that, for federal income tax purposes, that consolidation or merger will not result in a material adverse federal income tax consequence to the seller, the issuer, the trustee or the then existing bondholders.

                            THE SERVICING AGREEMENT

     The following summary describes the material terms of the servicing agreement pursuant to which the servicer is undertaking to service BGS bondable transition property. The form of the servicing agreement has been filed as an exhibit to the registration statement.

     The servicing agreement may be amended by the parties thereto with the consent of the trustee under the indenture, if the rating agency condition has been satisfied.

PSE&G's Servicing Procedures

     General. The servicer, as agent for the issuer, will manage, service, administer and effect collections in respect of the transition bond charge. The servicer's duties will include:

     1. obtaining meter reads, calculating and billing the transition bond charge and collecting the transition bond charge from consumers and third party suppliers, as applicable;

     2. responding to inquiries by consumers and third party suppliers, the BPU, or any federal, local or other state governmental authority with respect to the transition bond charge;

     3. delivering bills or arranging for delivery of bills, accounting for transition bond charge collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies;

     4. selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices for accounts of its own electric retail consumers; and

     5. taking action in connection with adjustments to the transition bond charge as described below.

The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or BPU regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

     Collections Curve. The servicer will prepare annually a forecast of the percentages of amounts billed in a particular calendar month, which is referred to as a billing month, that are expected to be received during the billing month and each of the following six months. These forecasts are referred to as the collections curve.

     In the servicing agreement, the servicer agrees to remit transition bond charge collections for each billing month to the trustee for deposit in the collection account not later than the reconciliation date, described below, following that billing month. In addition, the servicer agrees to make periodic payments on account of collections to the trustee for deposit in the collection account as follows. For, so long as:

     1. PSE&G or any successor to PSE&G's electric distribution business remains the servicer;

     2.   no servicer default has occurred and is continuing; and

     3. any additional conditions or limitations imposed by the rating agencies are complied with;

the servicer will remit estimated collections to the trustee on a monthly basis. In that case, on the 13th day of each calendar month, or if such 13th day is not a business day, the preceding business day, referred to as a monthly remittance date, for each of the seven preceding billing months (or in the case of the first six months after issuance of the transition bonds, based upon the number of billing months since issuance), the servicer will remit to the trustee an amount equal to the amount of collections estimated to have been received during the preceding calendar month for those billing months, based on the collections curve then in effect. The collections curve is used to estimate collections because the actual amount of those collections in any month cannot be determined on a current basis and the servicer believes that the collections curve provides a reasonably accurate estimate of those collections. The estimated payments are made by the servicer from collections received from consumers. The payments based on estimated collections are reconciled with actual collections on each reconciliation date as described below.

     The sum of the amounts paid to the trustee over the seven-month period following a particular billing month, based on the collections curve for that billing month, is referred to as the collections curve payment for that billing month.

     If the servicer has not satisfied the conditions specified above, the servicer will remit to the trustee on each daily remittance date estimated daily collections based on the collections curve, including any amounts on deposit with the servicer before that daily remittance date when the servicer was remitting on a monthly basis. Each day on which those remittances are made is referred to as a daily remittance date. Daily remittance dates and monthly remittance dates are referred to collectively in this prospectus as remittance dates.

     On or before each reconciliation date, the servicer will compare the actual collections to the collections curve payments previously made to the trustee:

     o in the case of an annual reconciliation date, for each of the 12 billing months beginning 19 months before the month in which such reconciliation date occurs (or from the date of issuance, if less than 19 months have elapsed), and

     o in the case of a monthly reconciliation date, for the billing month that is eight months prior to the billing month in which that reconciliation date occurs.

Reconciliation dates occur annually on the last business day of October of each year commencing October 2001 through October 2014 and monthly on the last business day of each month thereafter. If the collections curve payments previously made for those billing months exceed actual collections for those billing months, this excess is referred to as an excess collections curve payment. In that case, the servicer may either:

     o reduce the amount that the servicer remits to the trustee for deposit in the collection account on the following remittance date, and if necessary, succeeding remittance dates, by the amount of the excess collections curve payment; or

     o require the trustee to pay the servicer from the general subaccount the amount of the excess collections curve payment, which upon payment becomes property of the servicer.

If the estimated collections previously made for those billing months are less than actual collections for those billing months, this deficiency is referred to as a collections curve payment shortfall. In that case, the servicer must pay the collections curve payment shortfall to the trustee on that reconciliation date for deposit in the collection account.

     A business day is any day other than a Saturday or Sunday or a day on which banking institutions in Newark, New Jersey or New York, New York.

The BPU's Mandatory Transition Bond Charge Adjustment Process

     Among other things, the servicing agreement requires the servicer to file adjustment requests on each calculation date. Those requests will be filed annually, on December 1 through December 1, 2014, and quarterly commencing on March 1, 2015. The servicer is permitted under the BPU financing order to file adjustment requests more often than annually but not more frequently than quarterly, except for non-routine petitions, as discussed below. These adjustment requests are based on actual collections and updated assumptions by the servicer as to projected future usage of electricity by consumers, expected delinquencies and write-offs, future payments and costs and expenses relating to BGS bondable transition property and the transition bonds and amounts on deposit in the subaccounts. The servicer agrees to calculate these adjustments to result in the calculations specified in "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--The BPU's Mandatory Transition Bond Charge Adjustment Process."

     The servicer will file adjustment requests 30 days in advance of the date on which the servicer requests the adjustment to be effective. In the absence of a determination by the BPU finding a manifest error, the adjustment request will become effective on an interim basis 30 days after filing, and final 60 days after filing. The servicer will be required under the servicing agreement to file an adjustment request on December 1 of each year until December 1, 2014 and each March 1, June 1, September 1 and December 1 of each year beginning March 1, 2015, until the transition bonds are paid.

     The servicer will also determine, not later than May 15 of each year ending December 1, 2014, whether projected transition bond collections, without taking into account amounts in the capital and overcollateralization subaccounts, will be sufficient to pay scheduled debt service and related expenses through the end of the then current calendar year, and to file for an upward adjustment to the transition bond charge no later than June 1 if a deficiency exists.

     The servicer may also file a non-routine petition to accommodate changes to the transition bond charge adjustment formula in order to remedy a significant and recurring variance between actual and expected collections. Any non-routine filing must be made with the BPU 90 days in advance of the proposed adjustment date.

PSE&G's Transition Bond Charge Collections

     The servicer is required to remit all collections from whatever source, based on the collections curve, to the trustee for deposit pursuant to the indenture on each remittance date. Until collections are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collections will not include interest thereon prior to the remittance date or late fees from consumers, which the servicer may retain. See "RISK FACTORS--The Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

PSE&G's Compensation for its Role as Servicer and its Release of Other Parties

     The issuer agrees to pay the servicer a monthly servicing fee, in the amount specified in the related prospectus supplement. The servicer may withhold the servicing fee for each series from collections. In the servicing agreement, the servicer releases the issuer and the trustee from any and all claims whatsoever relating to BGS bondable transition property or the servicer's servicing activities with respect thereto, other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of either the issuer or the trustee.

PSE&G's Duties as Servicer

     In the servicing agreement, the servicer has agreed, among other things, that, in servicing BGS bondable transition property:

     1. except where the failure to comply with any of the following would not adversely affect the issuer's or the trustee's respective interests in BGS bondable transition property:

          a. it will manage, service, administer and make collections in respect of BGS bondable transition property with reasonable care and in material compliance with applicable law and regulations, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others;

          b.   it will follow customary standards, policies and procedures;

          c. it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the issuer's and the trustee's rights in respect of BGS bondable transition property; and

          d. it will calculate the transition bond charge in compliance with the Competition Act, the BPU financing order and any applicable tariffs;

     2. it will keep on file, in accordance with customary procedures, all documents related to BGS bondable transition property and will maintain accurate and complete accounts pertaining to BGS bondable transition property; and

     3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of BGS bondable transition property as they become due.

PSE&G's Representations and Warranties as Servicer

     In the servicing agreement, the servicer will make representations and warranties as of the date the seller sells or otherwise transfers BGS bondable transition property to the issuer to the effect, among other things, that:

     1. the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the power, authority and legal right to service the BGS bondable transition property;

     2. the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

     3. the servicer's execution, delivery and performance of the servicing agreement have been authorized by all necessary corporate action;

     4. the servicing agreement constitutes a binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

     5. the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of incorporation or by-laws or any material agreement by which the servicer is bound, nor result in any lien upon the servicer's properties or violate any law or regulation applicable to the servicer or its properties;

     6. except for filings with the BPU for adjusting the transition bond charge and filings under the Uniform Commercial Code, no governmental actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made; and

     7. no proceeding is pending or, to the servicer's best knowledge, threatened before any court or other governmental instrumentality having jurisdiction over the servicer or its properties:

          a. seeking to prevent the issuance of the transition bonds or the consummation of any of the transactions contemplated by the servicing agreement or any of the related agreements;

          b. seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement or any of the related agreements; or

          c. relating to the servicer and which might materially adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds.

PSE&G, as Servicer, Will Indemnify the Issuer and Other Related Entities

     Under the servicing agreement, the servicer agrees to indemnify the issuer and the trustee, for itself and on behalf of the bondholders, and related parties specified in the servicing agreement, against any liabilities of any kind that may be incurred by or asserted against any of those persons as a result of:

     1. the servicer's willful misconduct, recklessness or gross negligence in the performance of its duties under the servicing agreement;

     2. the servicer's breach of any of its representations or warranties under the servicing agreement; and

     3. litigation and related expenses relating to its obligations as servicer.

PSE&G, as Servicer, Will Provide Statements to the Issuer and to the Trustee

     For each payment date, the servicer will provide to the issuer and the trustee a statement indicating, with respect to the BGS bondable transition property, among other things:

     1. the amount to be paid to bondholders of that series and class in respect of principal;

     2. the amount to be paid to bondholders of that series and class in respect of interest;

     3. the projected transition bond principal balance and the transition bond principal balance for that series and class as of that payment date;

     4. the amount on deposit in the overcollateralization subaccount for such series and the scheduled overcollateralization level for such series, as of that payment date;

     5. the amount on deposit in the capital subaccount for such series as of that payment date;

     6. the amount, if any, on deposit in the reserve subaccount as of that payment date; and

     7. the amount of any other transfers and payments to be made on such payment date or in accordance with the indenture.

On the basis of this information, the trustee will furnish to the bondholders on each payment date the report described under "THE INDENTURE--Reports to Holders of the Transition Bonds."

     At least one business day before each remittance date, but not more frequently than monthly, the servicer will furnish to the issuer and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee for deposit on that remittance date pursuant to the indenture.

     In addition, under the servicing agreement, the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event less than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement.

PSE&G to Provide Compliance Reports Concerning the Servicing Agreement

     A firm of independent public accountants will furnish to the issuer, the trustee and the rating agencies, on or before March 31 of each year, commencing March 31, 2006, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of BGS bondable transition property. This report, which is referred to as the annual accountant's report, will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations of the servicing agreement, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The servicing agreement will also provide for delivery to the issuer and the trustee, on or before March 31 of each year, commencing March 31, 2006, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer will give the issuer, each rating agency and the trustee notice of any servicer default under the servicing agreement.

Matters Regarding PSE&G as Servicer

     Pursuant to the servicing agreement, PSE&G may assign any or all of its rights and obligations under the servicing agreement to any successor approved by the BPU provided the rating agency condition and other conditions specified in the BPU financing order have been satisfied.

     Under the servicing agreement, any person which succeeds to the major part of the electric distribution business of the servicer, and which assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that:

     1. immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreement will have been breached, and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

     2. officers' certificates and opinions of counsel will have been delivered to the issuer, the trustee and the rating agencies; and

     3.   prior written notice will have been received by the rating agencies.

     Subject to the foregoing provisions, PSE&G may not resign from the obligations and duties imposed on it as servicer. However, PSE&G may resign as servicer upon a determination communicated to the issuer, the trustee and each rating agency and evidenced by an opinion of counsel to the effect that the performance of PSE&G's duties under the servicing agreement is no longer legal. This resignation will not become effective until a successor servicer has assumed the duties of PSE&G under the servicing agreement.

     Until the transition bonds have been paid in full and all related obligations have been satisfied, PSE&G is obligated by the Competition Act to provide electricity through its transmission and distribution system to its consumers and, as servicer, will have the right to meter, charge, bill, collect and receive the transition bond charge from its consumers for the account of the issuer and the trustee. However, under the Competition Act, if PSE&G defaults in respect of charging, collecting and receiving revenues derived from the transition bond charge, the trustee or the issuer may apply to the BPU or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of PSE&G as the servicer for obtaining meter reads and charging, collecting and receiving the transition bond charge for the account of the issuer and the trustee. Under the Competition Act, the BPU or the court is required to issue the order. The BPU may, at its discretion, establish criteria for the selection of any entity that may become a successor servicer upon default or other adverse material change in the financial condition of PSE&G.

     Except as expressly provided in the servicing agreement, the servicer will not be liable to the issuer or the trustee for any action taken or not taken pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's willful misconduct, bad faith or gross negligence or by reason of reckless disregard of its duties under the servicing agreement.

Events Constituting a Default by PSE&G in its Role as Servicer

     Servicer defaults will include, among other things:

     1. any failure by the servicer to remit to the trustee, on behalf of the issuer, any required remittance that continues unremedied for a period of five business days after written notice of this failure is received by the servicer from the issuer or the trustee;

     2. any failure by the servicer to perform in any material respect any other covenant or agreement in the servicing agreement, which failure materially and adversely affects the BGS bondable transition property or the rights of bondholders and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer or the trustee, or after discovery of this failure by an officer of the servicer, as the case may be;

     3. any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the bondholders or the issuer and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer or the trustee or after discovery of this failure by an officer of the servicer, as the case may be; or

     4. an event of bankruptcy, appointment of a receiver or liquidator, failure to pay its debts as they become due, or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency as specified in the servicing agreement.

The trustee with the consent of the holders of the majority of the total outstanding principal balance of the transition bonds of all series may waive any default by the servicer, except a default in making any required remittances to the trustee.

The Trustee's Rights if PSE&G Defaults as Servicer

     As long as a servicer default remains unremedied, the trustee, with the consent of the holders of a majority of the total outstanding principal balance of the transition bonds of all series, may terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed may not be terminated. Under the servicing agreement, the trustee, with the consent of the holders of a majority of the total outstanding principal balance of the transition bonds of all series, may appoint a successor servicer. The trustee may make arrangements for compensation to be paid to any successor servicer. Only a successor servicer that is an electric public utility may bring an action against a consumer for nonpayment of the transition bond charge, or terminate service for failure to pay the transition bond charge.

     Upon a servicer default based upon the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the BPU for sequestration and payment of revenues arising from the BGS bondable transition property. See "RISK FACTORS--The Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

The Obligations of a Servicer That Succeeds PSE&G

     In accordance with the BPU financing order and the servicing agreement, if a third party succeeds to the role of the servicer, the servicer will cooperate with the issuer, the trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all related documentation and cash. The servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

                                 THE INDENTURE

     The following summary describes some of the terms of the indenture pursuant to which transition bonds will be issued. The form of the indenture, including the form of the supplemental indenture, has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The Security for the Transition Bonds

     To secure the payment of principal of and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the bondholders a security interest in all of the issuer's right, title and interest in, to and under the following collateral:

     1. the BGS bondable transition property sold by the seller to the issuer pursuant to the sale agreement and all proceeds thereof;

     2.   the sale agreement;

     3. all bills of sale delivered by the seller pursuant to the sale agreement;

     4.   the servicing agreement;

     5.   the administration agreement;

     6.   any interest rate swap agreement;

     7. the collection account, each subaccount therein and all amounts on deposit therein from time to time;

     8. any other property of whatever kind owned from time to time by the issuer, including rights under any interest rate swap agreement, other than:

          a. cash released to the swap counterparty from any class subaccount in accordance with the indenture and any interest rate swap agreement;

          b. cash released to the issuer from any capital subaccount in accordance with the indenture, which other property is not expected to be substantial; and

          c. proceeds from the sale of the transition bonds used to pay (1) the costs of issuance of the transition bonds, and any upfront transaction costs and capital reduction costs as permitted under the BPU financing order and
               (2) the purchase price of the BGS bondable transition property pursuant to the sale agreement;

     9. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

     10. all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

     See "--How Funds in the Collection Account Will Be Allocated" below.

Transition Bonds May Be Issued in Various Series or Classes

     Transition bonds may be issued under the indenture from time to time in series, so long as the rating agency condition is satisfied, to finance the purchase by the issuer of BGS bondable transition property, which is referred to as a financing issuance. The total principal balance of transition bonds outstanding at any time that may be authenticated and delivered under the indenture may not exceed $[102,700,000], plus the total principal balance of any transition bonds the proceeds of which are used to refinance outstanding transition bonds, any issuance of which is referred to as a refunding issuance. Any series of transition bonds may include one or more classes which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and class will be set forth in the supplemental indenture and described in the related prospectus supplement. The terms of any additional series and any classes thereof will not be subject to prior review by, or consent of, the bondholders of any previously issued series. See "RISK FACTORS--Other Risks Associated With An Investment In The Transition Bonds" and "THE TRANSITION BONDS" in this prospectus.

     The principal source of repayment for all series of transition bonds will be the transition bond charge collected by the servicer. The issuance of additional series of transition bonds is not expected to adversely affect the sufficiency of collections for payments on any particular series of transition bonds. This is because the transition bond charge and adjustments thereof are generally based on the total amounts owed with respect to the outstanding transition bonds. Moreover, any additional series of transition bonds will be issued only if the new issuance will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding transition bonds.

     Under the indenture, the trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer to the effect that the requirements under the indenture for the issuance, authentication and delivery of an additional series of transition bonds have been satisfied, and evidence of satisfaction of the rating agency condition.

     Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new series, the trustee will have to receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial transition bond charge with respect to the transferred BGS bondable transition property or, if applicable, the most recent revised transition bond charge with respect to the transferred BGS bondable transition property. The certificate will state to the effect that, after giving effect to the issuance of the new series and the application of the proceeds therefrom, the transition bond charge will be sufficient:


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


     1.   to pay all fees, costs and other operating expenses of the issuer,

     2.   to pay interest of each series of transition bonds when due,

     3. to pay principal of each series of transition bonds in accordance with the expected sinking fund amortization schedule for that series,

     4. to fund the overcollateralization subaccount for each series to the overcollateralization amount and scheduled overcollateralization level for that series, and

     5.   to pay amounts due by the issuer under any interest rate swap,

as of each payment date taking into account any amounts on deposit in the reserve subaccount.

     If the issuance is a refunding issuance, the amount of money necessary to pay the outstanding principal amount of and interest on the transition bonds being refunded will be deposited into a separate account with the trustee.

The Collection Account for the Transition Bonds

     Under the indenture, the trustee will establish the collection account, with the trustee or at another eligible institution as described below. Funds received from the collections, any indemnity amount, as described below, any amounts paid by any swap counterparty under any interest rate swap agreement and any providers of credit enhancement will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

     1.   the general subaccount,

     2.   one or more series or class subaccounts,

     3.   the overcollateralization subaccount for each series,

     4. the capital subaccount for each series (including the capital reserve subaccount for the initial series, as described below under "--Capital Subaccount"),

     5. if required by the indenture, one or more defeasance subaccounts, and

     6.   the reserve subaccount.

     All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral, with the exception of up to $100,000 held in the capital reserve subaccount.

     Appropriate Investments for Funds in the Collection Account. All funds in the collection account shall be invested in any of the following eligible investments:

     1. direct obligations of, and obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America;


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


     2. demand deposits, time deposits, certificates of deposit or bankers' acceptances of depository institutions or trust companies specified in the indenture;

     3. commercial paper having, at the time of investment, a rating in the highest rating category from each rating agency;

     4. money market funds which have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor;

     5. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities thereof, entered into with depository institutions or trust companies, in each case, as specified in the indenture;

     6. repurchase obligations with respect to any security or whole loan, as provided and with the ratings specified in the indenture; or

     7.   any other investment permitted by each rating agency.

     All eligible investments may not:

     1. be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof; or

     2. mature later than the day the eligible investment must be held in the collection account in order for the trustee to make scheduled payments or deposits into subaccounts as required under the indenture, if the eligible investment is held by an affiliate of the trustee, or, if the eligible investment is not held by an affiliate of the trustee, the business day before that day.

In the case of a defeasance, the issuer will deposit U.S. Government Obligations in the defeasance subaccount. U.S. Government Obligations are direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or the proceeds of the sale.

     Remittances to the Collection Account. On each remittance date, as described under "THE SERVICING AGREEMENT--PSE&G's Servicing Procedures--Collections Curve" above, the servicer will remit transition bond charge collections for deposit in the collection account. In addition, on each remittance date the servicer will remit any indemnity amounts for deposit in the collection account. An indemnity amount includes any amount paid by PSE&G, as the seller or the servicer, to the trustee, for the trustee itself or on behalf of the bondholders, in respect of indemnification obligations pursuant to the sale agreement or the servicing agreement. See "THE SALE AGREEMENT" and "THE SERVICING AGREEMENT" in this prospectus.

     Collection Account. Transition bond charge collections and any indemnity amounts will be deposited into the collection account. On each payment date, the trustee will allocate amounts in the collection account to the general subaccount as described under "--How Funds in the Collection Account Will Be Allocated" below.


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


     General Subaccount. Transition bond charge collections and any indemnity amounts will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under "--How Funds in the Collection Account Will Be Allocated" below.

     Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount will be established for that series. On each payment date (or before each payment date to the extent provided in any prospectus supplement), the trustee will allocate from amounts on deposit in the general subaccount to each series subaccount an amount sufficient to pay, to the extent available:

     1. interest payable on each class of that series on that payment date (or, to the extent provided in any prospectus supplement, any amount required to be allocated to a class subaccount with respect to any floating rate class);

     2. the principal of each class of that series payable as a result of an acceleration following the occurrence of an event of default, the principal of each class of that series if that payment date is the final maturity date for that class; and

     3. principal scheduled to be paid on each class of that series on that payment date according to the expected sinking fund amortization schedule, excluding amounts provided for in clause 2 above.

Except as specified in any prospectus supplement with respect to any deposits to any class subaccounts, on each payment date, allocations will be made to each series subaccount, and the trustee will withdraw funds from the series subaccount to make payments on the related series of transition bonds. See "--How Funds in the Collection Account Will Be Allocated" below.

     Class Subaccount. If specified in the related prospectus supplement, upon the issuance of a specified class of floating rate transition bonds, a class subaccount will be established with respect to that class. On or before each payment date, a fixed amount specified in the related prospectus supplement will be allocated to that class subaccount from the related series subaccount and payments to and from any swap counterparty pursuant to the related interest rate swap agreement will be made from or allocated to, as applicable, that class subaccount as described in the related prospectus supplement. On or before each payment date, amounts on deposit in the class subaccount will be applied to make payments with respect to the related class, as specified in the related prospectus supplement.

     Capital Subaccount. Upon the issuance of each series of transition bonds, PSE&G will make a capital contribution to the issuer from PSE&G's general funds in an amount equal to the required capital amount. The issuer will pay this amount to the trustee for deposit into the capital subaccount for such series. The trustee will draw on amounts in the capital subaccount for such series (other than the amounts in the capital reserve subaccount) to the extent that, in allocating funds to such series in accordance with clauses (a) through (c)(5) in "--How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount, the series subaccount for such series, the reserve subaccount and the overcollateralization subaccount for such series are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses. If any series of transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount for such series (other than the amounts in the capital reserve subaccount if other series remain outstanding) will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to PSE&G any amounts released to the issuer from the capital subaccount upon retirement of any series of transition bonds.


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


     The trustee also will establish within the capital subaccount for the initial series of transition bonds an additional subaccount to be referred to as the capital reserve subaccount. The trustee will fund the capital reserve subaccount with $100,000 from the required capital amount for the initial series of transition bonds. The capital reserve subaccount will not be subject to the lien of the indenture or included in the collateral securing any transition bonds. Amounts in the capital reserve subaccount will be available to ensure that the issuer has sufficient assets to pay any fees, costs and expenses of the issuer as they come due free from the lien of the indenture.

     Overcollateralization Subaccount. Transition bond charge collections to the extent available as described in "--How Funds in the Collection Account Will Be Allocated" below will be allocated to the overcollateralization subaccount for any series on each payment date. Each prospectus supplement will specify the scheduled overcollateralization level for each payment date for the related series of transition bonds. The total overcollateralization amount for any series will be funded over the life of the transition bonds of each series and in aggregate will equal the amount stated in the related prospectus supplement for that series, which is referred to as the overcollateralization amount.

     On each payment date, the trustee will draw on the overcollateralization subaccount for any series to the extent that, in allocating funds to such series in accordance with clauses (a) through (c)(5) in "--How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount, the series subaccounts and the reserve subaccount are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses. If any series of transition bonds has been retired as of any payment date, the amounts on deposit in the overcollateralization subaccount for such series will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to PSE&G any amounts released to the issuer from the overcollateralization subaccount upon retirement of any series of transition bonds.

     Reserve Subaccount. Collections available on any payment date that are not necessary to pay clauses (a) through (c)(9) in "--How Funds in the Collection Account Will Be Allocated" below will be allocated to the reserve subaccount. Amounts in the reserve subaccount will be invested in eligible investments. On each payment date, except to the extent set forth in any prospectus supplement, the trustee will draw on the reserve subaccount, if any, to the extent that, in allocating funds for all series in accordance with clauses (a) through (c)(5), (c)(7) and (c)(8) in "--How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount and the series subaccounts are insufficient to make scheduled distributions and payments of fees and expenses specified in those clauses.

     Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer will establish a defeasance subaccount for each series. If this occurs, funds set aside for future payment of the transition bonds will be deposited into the defeasance subaccount. All amounts in a defeasance subaccount will be applied by the trustee to the payment to the holders of the affected transition bonds. These amounts will include all sums due for principal and interest. These amounts will be applied in accordance with the provisions of the transition bonds and the indenture. See "--The Issuer's Legal Defeasance and Covenant Defeasance Options" below.

How Funds in the Collection Account Will Be Allocated

     Amounts remitted from the servicer to the trustee, and all investment earnings on the subaccounts in the collection account, will be deposited into the general subaccount of the collection account. The trustee will allocate all amounts in the general subaccount in the following priority, on the payment date, or on any other date specified in any prospectus supplement with respect to any class subaccount:


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


     (a) The trustee fee will be paid to the trustee monthly, together with any legal fees and other expenses and, so long as payment of any indemnity amounts will not cause an event of default, any indemnity amounts owed to the trustee;

     (b) The servicing fee will be paid to the servicer monthly, together with any unpaid servicing fees, if such fees have not been withheld by the servicer from transition bond charge collections for that purpose;

     (c) On each payment date specified in the related prospectus supplement, or before each payment date to the extent otherwise specified in any prospectus supplement with respect to any class subaccount:

          1. the administration fee payable under the administration agreement will be paid to PSE&G as the administrator of the issuer, and fees payable to the independent manager of the issuer will be paid to the independent manager;

          2. so long as no event of default has occurred and is continuing or would be caused by this payment, any operating expenses of the issuer, other than those specified in clauses (a), (b) and
               (c)(1) above, will be paid to the persons entitled thereto, provided that the amount paid on any payment date pursuant to this clause may not exceed $100,000 in the aggregate for all series;

          3. an amount equal to interest payable on each class of each series of transition bonds for the payment date will be allocated pro rata to the corresponding series subaccount, which, in the case of interest on any floating rate class of any series of transition bonds as specified in the prospectus supplement for that series, will be an amount equal to the applicable gross fixed amount of interest for that class specified in that prospectus supplement and which will be allocated pro rata to the corresponding class subaccount;

          4. an amount equal to (a) principal of each class of any series of transition bonds payable as a result of acceleration triggered by an event of default or (b) principal of each class of any series of transition bonds payable on the final maturity date for that class or series, will be allocated pro rata to the corresponding series subaccount;

          5. an amount equal to the principal then scheduled to be paid on each class of each series of transition bonds on that payment date according to the expected amortization schedule, excluding amounts provided for pursuant to clause (c)(4) above, will be allocated pro rata to the corresponding series subaccount;

          6. all remaining unpaid operating expenses, including indemnity amounts, will be paid to the persons entitled thereto;

          7. any amount necessary to replenish each series capital subaccount will be allocated to that subaccount, pro rata, based on the outstanding principal balance of each series, up to the required capital amount for each series;

          8. an amount will be allocated to each series overcollateralization subaccount to cause the amount in the overcollateralization subaccount for each series to equal the scheduled overcollateralization level for each series as of that payment date, pro rata, based on the outstanding principal balance of each series;


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


          9. so long as no event of default has occurred and is continuing, an amount equal to investment earnings since the preceding payment date (or in the case of the first payment date, since the series issuance date) on amounts in each series capital subaccount will be released to the issuer;

          10. the balance, if any, will be allocated to the reserve subaccount; and

          11. following repayment of all outstanding series of transition bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.

     Amounts credited to any class subaccount will be paid from that subaccount as specified in the related prospectus supplement. Overdue and unpaid amounts due to a swap counterparty, if any, will be paid from that class subaccount on the same priority as any overdue and unpaid interest due to the holders of the related class of floating rate transition bonds.

     Interest means, for any payment date for any series or class of transition bonds, the sum, without duplication, of:

     o an amount equal to the amount of interest accrued at the applicable interest rates from the prior payment date with respect to that series or class;

     o any unpaid interest plus any interest accrued on this unpaid interest; ; and

     o if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon.

     Principal means, with respect to any payment date and any series or class of transition bonds:

     o    the amount of principal scheduled to be paid on such payment date;

     o the amount of principal due on the final maturity date of any series or class if such payment date is the final maturity date;

     o the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds; and

     o    any overdue payments of principal.

     If on any payment date funds in the general subaccount are insufficient to make the allocations contemplated by clauses (a) through (c)(5), (c)(7) and
(c)(8) above for any series, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall for such series:

     1. from the reserve subaccount pro rata among series based on the total amounts payable with respect to each series for the allocations contemplated by clauses (a) through (c)(5), (c)(7) and (c)(8) above;

     2. from the overcollateralization subaccount for such series, for the allocations contemplated by clauses (a) through (c)(5) above; and


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


     3. from the capital subaccount for such series, for the allocations contemplated by clauses (a) through (c)(5) above.

     For the purpose of allocations among series prior to an acceleration, pro rata has the following meaning, unless otherwise provided in the prospectus supplement. With respect to a payment of interest, pro rata means the proportion that the aggregate amount of interest payable to each series bears to the aggregate amount of interest payable to all series, in each case, immediately before that payment date. With respect to a payment of principal, pro rata means the proportion that the aggregate outstanding principal amount scheduled to be paid on that payment date for that series bears to the aggregate outstanding principal amount scheduled to be paid on that payment date for all series.

     For the purpose of allocations among classes within a series prior to an acceleration, pro rata has the following meaning, unless otherwise provided in the prospectus supplement. With respect to a payment of interest, pro rata means the proportion that the aggregate amount of interest payable to each class, including, for any floating rate class, the gross fixed amount for that class, bears to the aggregate amount of interest payable to all classes within that series, in each case, immediately before that payment date. With respect to a payment of principal, pro rata means the proportion that the aggregate outstanding principal amount of that class scheduled to be paid on that payment date bears to the aggregate outstanding principal amount of all classes of that series scheduled to be paid on that payment date.

     Upon an acceleration of the maturity of the transition bonds, the aggregate amount of principal of and interest accrued on each series of transition bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that this aggregate amount of principal of and accrued interest on that series bears to the aggregate amount of principal of and accrued interest on all transition bonds.

     If the maturity of the transition bonds is accelerated and the collateral held under the indenture is liquidated in accordance with the indenture and if any interest rate swap agreement so requires, the proceeds of such liquidation allocated to the related class of floating rate transition bonds, will be deposited in the related class subaccount and allocated between and paid to the holders of the related floating rate class of transition bonds, on the one hand, and the related swap counterparty, on the other hand, based on the aggregate amount of principal and interest due and payable on that class of transition bonds and the aggregate amount payable to the related swap counterparty in accordance with such interest swap agreement.

Reports to Holders of the Transition Bonds

     With respect to each series and class of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each bondholder of that series and class. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series and class with respect to that payment date or the period since the previous payment date:

     o the amount to be paid to bondholders of that series and class as principal;

     o the amount to be paid to bondholders of that series and class as interest;

     o the projected transition bond principal balance and the transition bond principal balance for that series and class as of that payment date;


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


     o with respect to that series the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level as of that payment date;

     o with respect to that series the amount on deposit in the capital subaccount as of that payment date;

     o the amount, if any, on deposit in the reserve subaccount as of that payment date;

     o    the amount to be paid to any swap counterparty;

     o    the amount to be paid to the trustee;

     o    the amount paid to the servicer; and

     o any other transfers and payments to be made pursuant to the indenture.

The Issuer and the Trustee May Modify the Indenture; the Issuer Must Enforce the Sale Agreement, and the Servicing Agreement

     Modifications of the Indenture that Do Not Require Consent of Bondholders. Without the consent of any of the holders of the outstanding transition bonds or the counterparty to swap transaction but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:

     o to correct or amplify the description of the collateral, or better to confirm to the trustee the collateral, or to subject to the lien of the indenture additional property;

     o to evidence the succession, in compliance with the indenture, of another person to the issuer, and the assumption by the successor of the covenants of the issuer in the indenture and in the transition bonds;

     o to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power conferred upon the issuer in the indenture;

     o    to assign or pledge any property to or with the trustee;

     o to cure any ambiguity, to correct or supplement any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture; but:

          - this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any bondholder or swap counterparty; and

          -    the rating agency condition shall have been satisfied;

     o to provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the indenture;

     o to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act;


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


     o to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied; or

     o to provide for any interest rate swap transactions with respect to any floating rate series or class of transition bonds or any series or class with specified credit enhancement; but:

          - such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any bondholder or other swap counterparty; and

          -    the rating agency condition shall have been satisfied.

     Modifications That Require the Approval of the Bondholders. The issuer and the trustee also may, upon satisfaction of the rating agency condition and with the consent of the holders of not less than a majority of the total outstanding principal balance of the transition bonds of each series or class to be affected thereby, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the bondholders under the indenture. However, the supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or class affected thereby and each swap counterparty, if any, affected thereby:

          o change the date of payment of any scheduled payment of principal of or interest on any transition bond, or reduce the principal balance thereof, the interest rate thereof, change the provisions of any interest rate swap agreement relating to the amount, calculation or timing of payments, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or interest on the transition bonds, or change the currency in which any transition bond or any interest thereon is payable;

          o impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

          o reduce the percentage of the total outstanding principal balance of the transition bonds, or of a series or class thereof, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of defaults and their consequences;

          o reduce the percentage of the total outstanding principal balance of the transition bonds required to direct the trustee to direct the issuer to liquidate or preserve the collateral;

          o reduce the percentage of the total outstanding principal balance of the transition bonds, or of a series or class thereof, the consent of the holders of which is required for any amendments to the sale agreement, the administration agreement, the servicing agreement or any interest rate swap entered into in connection with any series or class of transition bonds;

          o modify the indenture to affect the amount of any payment of any interest, or the method of calculating interest on any floating rate transition bonds, or principal payable on any transition bond on any payment date, expected amortization schedules or series final maturity dates or class final maturity dates of any transition bonds;


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


          o with respect to any series, decrease the required capital amount, the overcollateralization amount or the scheduled overcollateralization level with respect to any payment date;

          o modify the indenture regarding the voting of transition bonds held by the issuer, the seller, an affiliate of either of them or any obligor on the transition bonds;

          o decrease the percentage of the total outstanding principal balance of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the total outstanding principal balance of the transition bonds necessary to amend the indenture or other related agreements specified therein; or

          o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or deprive the holder of any transition bond of the security of the indenture.

Promptly following the execution of any amendment to the indenture or supplemental indenture requiring the consent of any bondholders, the trustee will furnish written notice of the substance of such amendment to each bondholder.

     Enforcement of the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement. The indenture will provide that the issuer will take all lawful actions to enforce its rights under the sale agreement, the servicing agreement and any interest rate swap agreement. The indenture will also provide that the issuer will take all lawful actions to compel or secure the performance and observance by PSE&G, the servicer and any swap counterparty of each of their respective obligations to the issuer under the sale agreement, the servicing agreement and any interest rate swap agreement. So long as no event of default occurs and is continuing, except as otherwise directed by the trustee under the circumstances described in the indenture or any supplemental indenture, as described in any prospectus supplement, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement, the servicing agreement and any interest rate swap agreement. However, if the issuer and PSE&G or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any material amendment, modification, waiver, supplement, termination or surrender of, the process for adjusting the transition bond charge, the issuer must notify the trustee and the trustee must notify bondholders of this proposal. In addition, the trustee may consent to this proposal only with the consent of the holders of a majority of the total outstanding principal balance of the transition bonds of each series or class materially and adversely affected thereby and only if the rating agency condition is satisfied. The BPU, acting through its authorized legal representative, may enforce PSE&G's obligations for the benefit of ratepayers.

     If an event of default occurs and is continuing, the trustee may, and at the direction of (1) the holders of a majority of the total outstanding principal balance of the transition bonds of all series, with respect to the sale agreement and the servicing agreement, and (2) the holders of that percentage of the total outstanding principal balance of the transition bonds of the related class specified in the related prospectus supplement, with respect to any interest rate swap agreement, shall, exercise all rights, remedies, powers, privileges and claims of the issuer against the seller, the servicer or any swap counterparty under or in connection with the sale agreement, the servicing agreement and any interest rate swap agreement, and any right of the issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the BGS bondable transition property, and, therefore, foreclosure may not be a realistic or practical remedy.


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


     Modifications to the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement. With the consent of the trustee, the sale agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied, at any time and from time to time, without the consent of the bondholders or the counterparty to any interest rate swap agreement. However, an amendment to the sale agreement or the servicing agreement may not adversely affect in any material respect the interest of any bondholder or the counterparty to any or swap agreement without the consent of the holders of a majority of the total outstanding principal balance of the transition bonds of each series or class, and each counterparty to any swap transaction, materially and adversely affected thereby.

     Also, an interest rate swap agreement may be amended with the consent of the trustee, as directed by the holders of the related floating rate class to the extent described in the related prospectus supplement, and the related swap counterparty, so long as the rating agency condition is satisfied. However, this amendment may not adversely affect in any material respect the interest of any other series or class of bondholders or the counterparty to any other swap transactions without the consent of the holders of 66 2/3% of the total outstanding principal balance of the transition bonds of each other series or classes and each counterparty to any swap transaction materially and adversely affected thereby.

     Notification of the Rating Agencies, the Trustee and the Bondholders of any Modification. If the issuer, PSE&G or the servicer proposes to:

     1. amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or any interest rate swap agreement; or

     2. waive timely performance or observance by the seller, the servicer or any swap counterparty under the sale agreement, the servicing agreement or any interest rate swap agreement, respectively;

in each case in a way which would materially and adversely affect the interests of bondholders or the counterparty to any swap transaction, the issuer must first notify the rating agencies of the proposed amendment, modification, termination or surrender. Upon receiving notification as required regarding whether the rating agency condition will be satisfied with respect to such projected action, the issuer must notify the trustee and the trustee must notify the bondholders and any swap counterparty of the proposed action and whether the rating agency condition has been satisfied with respect to the proposed action. With respect to any proposed action related to the sale agreement or the servicing agreement, the trustee will consent to this proposed action only with the consent of the holders of a majority of the total outstanding principal amount of the transition bonds of each series or class, and each counterparty to any swap transaction, materially and adversely affected thereby and only upon satisfaction of the rating agency condition. With respect to any proposed action related to any interest rate swap agreement, the trustee will consent to this proposed action subject to and in accordance with any requirements described in the related prospectus supplement.

     Termination of an Interest Rate Swap Agreement. Upon the occurrence of any event that permits the issuer to terminate any interest rate swap agreement, the issuer may terminate that agreement only if so directed by holders representing that percentage of the aggregate outstanding principal amount of the related class and series of transition bonds specified in the related prospectus supplement, and if so directed, the issuer must terminate that agreement.


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


What Constitutes an Event of Default on the Transition Bonds

     An "event of default" is defined in the indenture as:

     o a default for five business days or more in the payment of any interest on any transition bond;

     o a default in the payment of the principal of any transition bond of any series on the final maturity date for that series or, if applicable, any class on the final maturity date for that class;

     o a default in the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with above), or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and the continuation of that default for a period of 30 days after the earliest of the date:

          -    notice is given to the issuer by the trustee,

          - notice is given to the issuer and the trustee by the holders of at least 25% of the total outstanding principal balance of the transition bonds of any series or class, specifying such default or incorrect representation or warranty or

          -    the issuer has knowledge of the default;

     o specified events of bankruptcy, receivership or liquidation of the issuer; and

     o violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds.

If an event of default occurs and is continuing, other than a default described in the immediately preceding clause above, the trustee or holders of a majority in the total outstanding principal balance of the transition bonds of all series may declare the entire principal balance of all series of the transition bonds to be immediately due and payable. This declaration of acceleration may, under the circumstances specified in the indenture, be rescinded by the holders of a majority in outstanding principal balance of all series of the transition bonds.

     Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the transition bonds, the trustee may exercise one or more of the following remedies upon an event of default:

     o the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from the issuer and any other obligor upon the transition bonds moneys adjudged due;

     o the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral;


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


     o the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Competition Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the transition bonds of that series;

     o the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

     o the trustee may exercise all rights, remedies, powers, privileges and claims of the issuer against the seller, the servicer or any swap counterparty under or in connection with the sale agreement, the servicing agreement or any interest rate swap agreement; and

     o the trustee may institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of New Jersey under the Competition Act and collect any monetary damages incurred by the holders of the transition bonds or the trustee.

     The remedy described in the clause immediately preceding is the only remedy that the trustee may exercise upon an event of default caused solely by a violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds.

     When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, in its discretion, either:

     o    sell the collateral, or

     o elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

     The trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five business days or more in the payment of any interest on any transition bond of any series unless:

     o the holders of 100% of the total outstanding principal balance of all series of transition bonds consent to this sale;

     o the proceeds of this sale are sufficient to pay in full the principal of and accrued interest on the outstanding transition bonds; or

     o the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 ?% of the total outstanding principal balance of the transition bonds of all series.

     Right of Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, and except as may be described in any prospectus supplement regarding any floating rate class of transition bonds, the holders of a majority of the total outstanding principal balance of the transition bonds of all series (or, if less than all series or classes are affected, the affected series or class or classes) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

     o this direction shall not conflict with any rule of law or with the indenture;

     o subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by the holders of 100% of the total outstanding principal balance of all series of transition bonds; and

     o the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

In case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the direction of any of the holders of transition bonds of any series if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. The trustee does not need to take any action pursuant to the direction of the bondholders if it determines that this action might materially adversely affect the rights of any bondholder not consenting to this action.

     Holders of transition bonds also have the unconditional right to institute suit for the enforcement of payment of interest and principal due on the transition bonds.

     Waiver of Default. Except as may be described in any prospectus supplement regarding any floating rate class of transition bonds, the holders of a majority in total outstanding principal balance of the transition bonds of all series may, in those cases specified in the indenture, waive any default with respect thereto. However, these holders may not waive a default in the payment of principal of or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent by the holders of 100% of the outstanding transition bonds of all affected series and classes.

     No bondholder will have the right to institute any proceeding, judicial or otherwise, or to avail itself of any remedies provided in the Competition Act, or to avail itself of the right to foreclose on the BGS bondable transition property or otherwise enforce the lien in the BGS bondable transition property, with respect to the indenture, unless:

     o the holder previously has given to the trustee written notice of a continuing event of default;

     o the holders of not less than 25% of the total outstanding principal balance of the transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee;

     o the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the liabilities to be incurred in complying with the request;

     o the trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

     o no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority of the total outstanding principal balance of the transition bonds of all series.


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


Covenants of the Issuer

     The issuer will keep in effect its existence as a limited liability company under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

     o the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized and existing under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and interest on all transition bonds and the performance of the issuer's obligations under the indenture;

     o the entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement, the administration agreement, the servicing agreement, any agreement and any interest rate swap agreement pursuant to an assignment and assumption agreement executed and delivered to the trustee;

     o no default or event of default under the indenture will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale;

     o    the rating agency condition will have been satisfied;

     o the issuer has received an opinion of counsel to the effect that this consolidation, merger or sale would have no material adverse tax consequence to the issuer or any bondholder, the consolidation or merger or sale complies with the indenture and all conditions precedent provided in the indenture relating to the consolidation, merger or sale and will result in the trustee maintaining a continuing valid first priority security interest in the collateral;

     o none of the BGS bondable transition property, the BPU financing order or the seller's, the servicer's or the issuer's rights under the Competition Act or the BPU financing order are impaired thereby; and

     o any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.

     Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest, and priority thereof, of the indenture. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof, any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

     The issuer may not, among other things:

     o except as expressly permitted by the indenture, the sale agreement, the servicing agreement, any interest rate swap agreement or any other basic document, sell, transfer, exchange or dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture; or


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


     o claim any credit on, or make any deduction from, the principal or interest payable in respect of, the transition bonds, other than amounts properly withheld under the United States Internal Revenue Code of 1986, as amended, referred to as the Code, or assert any claim against any present or former bondholder because of the payment of taxes levied or assessed upon the issuer or any part of the collateral.

     The issuer may not engage in any business other than purchasing and owning the BGS bondable transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the trustee to secure the transition bonds, entering into and performing under any interest rate swap agreement, and performing activities that are necessary, suitable or convenient to accomplish the foregoing.

     The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any other obligations or indebtedness except as contemplated by the basic documents. Also, the issuer may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. The issuer may not make any loan or advance or credit to any person. The issuer will not make any expenditure for capital assets or lease any capital asset other than BGS bondable transition property purchased from the seller pursuant to, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any member of the issuer in respect of its membership interest in the issuer, other than any amount released to the issuer by the trustee in accordance with the indenture or otherwise not subject to the lien of the indenture and except as otherwise provided in the indenture.

     The servicer will deliver to the trustee the annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. See "THE SERVICING AGREEMENT" in this prospectus.

Access to the List of Holders of the Transition Bonds

     Any three or more bondholders may, by written request to the trustee, obtain access to the list of all bondholders maintained by the trustee for the purpose of communicating with other bondholders with respect to their rights under the indenture or the transition bonds. The trustee may elect not to afford a requesting bondholder access to the list of bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting bondholder, to all bondholders.

The Issuer Must File an Annual Compliance Statement

     The issuer will be required to file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

The Trustee Must Provide a Report to All Bondholders

     If required by the Trust Indenture Act, the trustee will be required to mail each year to all bondholders a brief report. This report must state, among other items:

     o the trustee's eligibility and qualification to continue as the trustee under the indenture,


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


     o    any amounts advanced by it under the indenture,

     o the amount, interest rate and maturity date of specific indebtedness owing by the issuer to the trustee in the trustee's individual capacity,

     o    the property and funds physically held by the trustee,

     o any additional issue of a series of transition bonds not previously reported, and

     o any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

What Will Trigger Satisfaction and Discharge of the Indenture

     The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all amounts owed under the transition bonds of that series. In addition, the issuer must deliver to the trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds, and the transition bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for the transition bonds.

The Issuer's Legal Defeasance and Covenant Defeasance Options

     The issuer may, at any time, terminate:

     o all of its obligations under the indenture with respect to the transition bonds of any series; or

     o its obligations to comply with some of the covenants in the indenture, including all of the covenants described under "--Covenants of the Issuer" above.

     The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is the right of the issuer at any time to terminate its obligations to comply with the covenants in the indenture. The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date. That series will not be subject to payment through acceleration prior to the expected final payment date. If the issuer exercises the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.

     The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

     o the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or U.S. Government Obligations for the payment of principal of and interest on that series to the expected final payment date, the deposit to be made in the defeasance subaccount for that series;


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


     o the issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal of and interest on the U.S. Government Obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

          - principal in accordance with the expected amortization schedule therefor, and

          -    interest when due;

     o in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default by the issuer relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

     o no default by the issuer has occurred and is continuing on the day of this deposit and after giving effect thereto;

     o in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

          - the issuer has received from, or there has been published by, the IRS a ruling; or

          - since the date of execution of the indenture, there has been a change in the applicable federal income tax law; and

          in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

     o in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

     o the issuer delivers to the trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

The Trustee

     The Bank of New York will be the initial trustee under the indenture. The trustee may resign at any time upon 30 days notice by so notifying the issuer. The holders of a majority in total outstanding principal balance of the transition bonds of all series may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if the trustee ceases to be eligible


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


to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee must at all times satisfy the requirements of the Trust Indenture Act and the Investment Company Act of 1940. The Trustee must also have a combined capital and surplus of at least $50 million and a long-term debt rating of at least "BBB-" by S&P, at least "Baa3" by Moody's and at least "BBB-" by Fitch. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

Governing Law

     The indenture will be governed by the laws of the State of New Jersey.

                     BANKRUPTCY AND CREDITOR RIGHTS ISSUES

True Sale

     PSE&G will represent and warrant in the sale agreement that the transfer of the BGS bondable transition property in accordance with that agreement constitutes a valid sale and assignment by PSE&G to the issuer of the BGS bondable transition property. PSE&G will also represent and warrant in the sale agreement that it will take the appropriate actions under the Competition Act and the Uniform Commercial Code, including filing a financing statement, to perfect this sale. The Competition Act provides that transactions described in the sale agreement as a sale or absolute transfer shall be treated as such, and not as a pledge, of the relevant BGS bondable transition property. The Competition Act also provides that the characterization of a transfer as a sale or other absolute transfer shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. PSE&G and the issuer will treat the transaction as a sale under applicable law, although for financial accounting and federal and state income and franchise tax purposes the transition bonds will be treated as a debt of PSE&G. See "THE COMPETITION ACT--PSE&G and Other Utilities May Securitize Stranded Costs and BGS Transition Costs" in this prospectus.

     Should the transfer of the BGS bondable transition property to the issuer be recharacterized, in a bankruptcy case of PSE&G or otherwise, as a borrowing by PSE&G, the sale agreement provides that the transfer will be deemed to be a loan secured by a pledge and security interest in the BGS bondable transition property (although PSE&G takes the position that is has no rights in the BGS transition property to which a security interest could attach). In addition, the Competition Act and the Uniform Commercial Code provide that if a financing statement is filed (as required by the sale agreement) and the transfer is thereafter held to constitute a loan and not a sale, this notice will be deemed to constitute a filing with respect to a security interest.

     A creditor or bankruptcy trustee of PSE&G or PSE&G itself as debtor in possession might argue that, contrary to New Jersey law as set forth in the Competition Act, the sale of the BGS bondable transition property to the issuer was a loan to the seller, secured by a pledge of the property. If a bankruptcy court accepted that argument or other arguments that PSE&G retained an interest of some kind in the BGS bondable transition property, (i) the property could be treated as property of the bankruptcy estate of PSE&G or in which the bankruptcy estate had an interest, (ii) the exercise of rights of the issuer in respect to the property would be subject to the automatic stay that arises upon the commencement of PSE&G's bankruptcy case, and (iii) the rights of the issuer as a secured creditor would be subject to modification to the extent permitted under the Bankruptcy Code. Such modifications could include, among other things, reductions of the amounts of payment of interest and principal on the bonds, delays in time of payments and alteration of other terms of the security for the bonds.

     PSE&G has represented in the sale agreement, and the Competition Act provides, that the BGS bondable transition property constitutes an existing property right that continuously exists for all purposes. Nevertheless, if PSE&G were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, PSE&G, or PSE&G itself as a debtor in possession, may attempt to take the position that, because the payments based upon the BSG charge are usage based charges, the BGS bondable transition property comes into existence only as consumers use electricity. If a court were to adopt this position, the issuer cannot assure you that either the security interest granted in the sale agreement would be valid as to electricity consumed after the commencement of a bankruptcy case by or against PSE&G.

     If a court were to determine that the BGS bondable transition property has not been sold to the issuer, and that the security interest granted in the sale agreement is invalid against payments arising from the BGS charges that become collectible as a result of the consumption of electricity consumed after the commencement of a bankruptcy case of PSE&G, then the bond trustee, on behalf of the bondholders, would be an unsecured creditor of PSE&G and resulting in delays or reductions in payments on the bonds.

     Whether or not the court determined that the BGS bondable transition property had been sold to the issuer, the court may rule that any payments arising from the BGS charges that become collectible as a result of the consumption of electricity after the commencement of PSE&G's bankruptcy cannot be transferred to the bond trustee, thus resulting in delays or reductions of payments on the bonds.

     To the extent that claims made by the issuer against the bankruptcy estate of PSE&G on the basis of contractual indemnity in the sale agreement or any other documentation, such claims may be subject to significant requirements of proof of actual damage, may be subject to disallowance as contingent to the extent the actual damage has not yet occurred and may hold only the status of unsecured claims against the bankruptcy estate of PSE&G.


Substantive Consolidation

     If PSE&G were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and PSE&G. PSE&G and the issuer have taken steps to attempt to minimize this risk, as discussed in "PSE&G TRANSITION FUNDING II LLC, THE ISSUER" in this prospectus. However, no assurance can be given that if PSE&G or an affiliate of PSE&G other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of PSE&G or its affiliate. If the assets and liabilities were ordered consolidated, the claims of the bondholders against the issuer would be treated as secured claims against the consolidated entities. Payment of those claims would be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.


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             MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the transition bonds. This discussion is directed solely to investors that hold the transition bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks and insurance companies) may be subject to special rules. This summary also does not address the consequences to holders of the transition bonds under state, local or foreign tax laws.

     This summary is based on current provisions of the Code, Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof. All of these authorities are subject to change and new interpretations, which may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

     ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

     U.S. Holders. As used herein, a "U.S. Holder" means a holder of a transition bond that is (i) a citizen or resident of the U.S. who is a natural person, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (v) a qualifying trust that elects to be a U.S. trust under applicable Treasury regulations. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of any transition bonds, the treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. A "Non-U.S. Holder" means a holder other than a U.S. Holder.



Income Tax Status of the Issuer and the Bonds

     In the opinion of Sidley Austin Brown & Wood LLP as special tax counsel to PSE&G and the issuer ("Tax Counsel"), the issuer will not be subject to an entity level tax and the transition bonds will be treated as debt for U.S. federal income tax purposes. This opinion is based on certain representations made by the issuer and PSE&G, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the transition bonds.

     The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). The IRS could assert that the issuer is properly treated as a corporation (or publicly traded partnership taxable as a corporation) and that the U.S. Holders and Non-U.S. Holders of the transition bonds are more properly treated as stockholders. If these challenges were successful, then the issuer


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


would be subject to the U.S. federal corporate income tax, which could reduce the amounts available for payment to the U.S. Holders and Non-U.S. Holders, and would cause the distributions to the U.S. Holders and Non-U.S. Holders to be treated as dividends to the extent of the issuer's "corporate" earnings and profits.

     By acquiring transition bonds the U.S. Holders and Non-U.S. Holders agree to treat the bonds as debt for U.S. federal income tax purposes. The balance of this summary assumes that for U.S. federal income tax purposes the issuer will not be subject to an entity level tax and that the transition bonds will be treated as debt.

Tax Consequences to U.S. Holders

     Interest. Subject to the discussion below under the caption "Potential Alternative Tax Characterizations of Floating Rate Transition Bonds," interest income on the transition bonds, payable at a fixed rate or at a floating rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. PSE&G and the issuer expect that the transition bonds will not be issued with original issue discount. If any series of transition bonds is issued with original issue discount, the prospectus supplement for such series of transition bonds will address the tax consequences of purchasing transition bonds with original issue discount.

     PSE&G and the issuer will treat floating rate transition bonds as variable rate debt instruments for federal income tax purposes. Moreover, each purchaser of floating rate transition bonds agrees by virtue of purchasing the floating rate transition bonds to treat them as variable rate debt instruments for federal income tax purposes. Assuming this treatment is correct, interest on these transition bonds will be includible in a U.S. Holder's income in the manner described in the preceding paragraph.

     If an interest rate swap agreement relating to a class of floating rate transition bonds terminates, then that class of floating rate transition bonds will become fixed rate bonds. In addition, if a termination payment is made by the counterparty, the termination payment will be credited to the subaccount for that class and distributed to the holders of that class. Although no swap termination event is anticipated, if one occurs, then for purposes of computing taxable income on the transition bonds (including whether there is any original issue discount on the bonds), PSE&G and the issuer will treat the termination event as causing a reissuance of the transition bonds. Any termination payment passed through to the bondholders will reduce the adjusted issue price of the "new" bonds and could cause the "new" bonds to be issued with original issue discount.

     Potential Alternative Tax Characterizations of the Floating Rate Transition Bonds. Characterization of the floating rate transition bonds as variable rate debt instruments is not free from doubt. Notwithstanding the intent of PSE&G, the issuer, and each purchaser of floating rate transition bonds to treat such transition bonds as variable rate debt instruments, alternative tax characterizations of such floating rate transition bonds are possible. For example, the IRS could assert that the floating rate transition bonds are in fact investment units made up of two components: one component being an interest in a fixed rate bond and the other component being an interest in the related interest rate swap agreement.

     If this alternative characterization prevailed, it would change the timing and character of an investor's income for income tax purposes. As to the bond component, each holder would include in income the gross fixed rate of interest on the bond in accordance with the holder's regular method of tax accounting. As to the interest rate swap component, each holder would be treated as making quarterly periodic payments to the swap counterparty based on the gross fixed rate and as receiving quarterly


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periodic payments from the swap counterparty based on the floating rate. For any taxable year, the holder would either report as gross income the investor's net swap income (quarterly payments deemed received in excess of quarterly payments deemed made), or claim as a deduction (subject to limitations discussed below) the investor's net swap expense (quarterly payments deemed made in excess of quarterly payments deemed received).

     If a holder of a recharacterized transition bond were an individual (or an estate or certain trusts), any net swap expense for any year would be treated as a miscellaneous itemized deduction. In computing taxable income, miscellaneous itemized deductions are allowed only to the extent they exceed two percent of the taxpayer's adjusted gross income. Further, miscellaneous itemized deductions cannot be claimed in computing alternative minimum taxable income. Thus, for any year in which an individual holder (or an estate or certain trusts) had a net swap expense, the holder would have to include the fixed rate return on the bond in income but might be unable to claim as a deduction any or all of the net swap expense.

     If the underlying swap terminated and a payment were made as a result of the termination, the receipt of the payment by a holder would be treated as capital gain. Moreover, if a holder were to sell its interest in a recharacterized, floating rate transition bond, it would be considered to have made or to have received a termination payment with respect to its interest in the swap agreement component. The holder would recognize gain or loss from the swap agreement component based the amount of the termination payment made or received and the holder's basis, if any, in the swap agreement component.

     Other alternative characterizations of an investment in floating rate bonds, for example, as contingent payment debt obligations, may be possible. Investors should consult their tax advisors concerning the tax implications of an investment in floating rate Bonds.

     Sale or Retirement of Transition Bonds. On a sale, exchange or retirement of a transition bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder's tax basis in the transition bond. A U.S. Holder's tax basis in its transition bonds is the U.S. Holder's cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the transition bond was held for more than one year at the time of disposition. If a U.S. Holder sells the transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the transition bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder's income, it is treated as ordinary interest income and not as sale proceeds.

Tax Consequences to Non-U.S. Holders

     Withholding Taxation on Interest. Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PSE&G entitled to vote, is not a controlled foreign corporation that is related to PSE&G through stock ownership, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and PSE&G or its paying agent receives:

     o from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Code;


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


     o a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

     o a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

     o a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

     In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to PSE&G or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by a treaty.

     Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

     o the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

     o the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

     Backup withholding of United States federal income tax may apply to payments made in respect of the transition bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the transition bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the back up withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described in the preceding section entitled--"Withholding Taxation on Interest" would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

     In addition, backup withholding of United States federal income tax may apply upon the sale of a transition bond to (or through) a broker, unless either (1) the broker determines that the seller is a


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


corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

New Jersey Tax Matters

     In the opinion of Wilentz, Goldman & Spitzer, P.A., special New Jersey tax counsel to PSE&G and the issuer, interest from transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither the State of New Jersey nor any of its political subdivisions presently impose intangible personal property taxes and therefore New Jersey residents will not be subject to these taxes.

                             ERISA CONSIDERATIONS

     ERISA, and Section 4975 of the Code impose restrictions on:

     o employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

     o plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

     o any entities whose underlying assets include plan assets by reason of a plan's investment in these entities, each of the entities described above, being referred to as a Plan; and

     o persons who have specified relationships to Plans which are "parties in interest" under ERISA and "disqualified persons" under the Code, which collectively are referred to as Parties in Interest.

     Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account.

     As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before


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December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Plan Asset Issues for an Investment in the Transition Bonds

     The Plan Asset Regulation is a regulation issued by the United States Department of Labor which states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless those exceptions set forth in the regulation apply. Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Those conclusions are based, in part, upon the traditional debt features of the transition bonds, including the reasonable expectation of purchasers of the transition bonds that the transition bonds will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Accordingly, the assets of the issuer should not be treated as the assets of Plans investing in the transition bonds.

Prohibited Transaction Exemptions

     It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the Plan Asset Regulation, PSE&G and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. The purchase and holding of transition bonds by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code. However, the purchase and holding of transition bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

     Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, which are referred to as PTCEs, include the following:

     o PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

     o PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

     o PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

     o PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager" as that term is defined in ERISA, and which is referred to as a QPAM; or

     o PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.


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


It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Conditions That Would Allow the QPAM Exemption to Apply. Plan fiduciaries intending to rely upon the QPAM exemption should consider the following. As noted above, although the issuer believes that the transition bonds should not constitute "equity interests" for purposes of the Plan Asset Regulation, it is nonetheless possible that any class or series of transition bonds could be treated as "equity interests" for purposes of the Plan Asset Regulation, in which case the assets of the issuer would be treated as the assets of any Plan purchasing that class or series unless another exception were applicable. In this event, transition bond charge collections could be deemed, for purposes of the prohibited transaction rules, to flow indirectly from consumers to Plans that own that class or series of transition bonds. Thus, if one or more consumers were Parties in Interest with respect to a Plan that owned that class or series of transition bonds, such holding could be deemed to constitute a prohibited transfer of property between a Plan and any Party in Interest with respect to the Plan. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the Party in Interest, or its affiliate, does not have the authority to appoint or terminate the QPAM as a manager of any of the Plan's assets. This means, however, that if a Party in Interest with respect to a Plan that holds such class or series, is a consumer that has the authority to appoint or terminate the QPAM as a manager of the Plan's assets (for example, the Plan's sponsor or a director of the Plan sponsor), the holding of that class or series of transition bonds by the Plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any class or series of transition bonds.

     Prior to making an investment in the transition bonds of any series, a Plan investor must determine whether, and each fiduciary causing the transition bonds to be purchased by, on behalf of or using Plan assets of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the transition bonds does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or section 4975 of the Code.

General Investment Considerations for Prospective Plan Investors in the Bonds

     Prior to making an investment in the transition bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

     o    whether the fiduciary has the authority to make the investment;

     o whether the investment constitutes a direct or indirect transaction with a Party in Interest;

     o the composition of the Plan's portfolio with respect to diversification by type of asset; o the Plan's funding objectives;

     o    the tax effects of the investment; and


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


     o whether under the general fiduciary standards of investment prudence and diversification an investment in the transition bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Code.

     The sale of transition bonds to a Plan shall not be deemed a representation by PSE&G or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

         RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

     If held by financial institutions subject to regulation in countries that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision ("Basel Accord"), the transition bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within those countries, which are accorded a 20% risk weighting. However, we cannot assure you that the transition bonds would attract this 20% risk weighting treatment under any national law, regulation or policy implementing the Basel Accord. Before acquiring any transition bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to determine that an investment in the transition bonds is permissible and in compliance with any applicable investment or other limits.

                 PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

     The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that transition bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

     The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. Except as otherwise disclosed in the related prospectus supplement, it is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

     Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

     Other Distribution Issues. Under agreements which may be entered into by PSE&G, the issuer and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by PSE&G and the issuer against liabilities specified therein, including under the Securities Act. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established, will continue.

                       RATINGS FOR THE TRANSITION BONDS

     It is a condition of any Underwriter's obligation to purchase the transition bonds that each series or class be rated investment grade, that is, in one of the four highest rating categories, by each of S&P, Moody's and Fitch.

     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable final maturity date for such series or class.

            VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

     Certain legal matters relating to the issuer and the issuance of the transition bonds and relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for the issuer, for PSE&G and for the underwriters by Sidley Austin Brown & Wood LLP. Certain legal matters relating to PSE&G and the issuer, the issuance of the transition bonds and the State of New Jersey tax consequences of the issuance of the transition bonds will be passed upon for PSE&G and the issuer by Wilentz, Goldman & Spitzer, P.A., Woodbridge, New Jersey. Certain legal matters under Delaware law relating to the issuer and the issuance of the transition bonds will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being registered, other than underwriting discounts and commissions. All amounts, other than SEC registration fee are estimates.

              SEC Registration Fee                              $12,088
              Legal Fees and Expenses                         1,100,000
              BPU Financing Order and Related Fees              430,000
              Accounting Fees and Expenses                       75,000
              Trustee's Fees and Expenses                        50,000
              Blue Sky Fees and Expenses                         10,000
              Printing and Engraving Fees                        35,000
              Rating Agency Fees                                225,000
              Miscellaneous                                      75,000
                                                                 -------
              Total                                          $2,012,088


         ______________


Item 15. Indemnification of Directors and Officers.

     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless the member, the special member or any manager or other person from and against any and all claims and demands whatsoever.

     The amended and restated limited liability company agreement (the "LLC Agreement") of PSE&G Transition Funding II LLC provides that, any person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such person is or was the member, the special member or a manager, or by reason of the fact that the member, such special member or such manager is or was serving at the request of the Registrant as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Registrant to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such Proceeding.

     It is expressly acknowledged that any indemnification by the Registrant could involve indemnification for negligence or under theories of strict liability.

     Neither the member, the special member nor any manager shall be liable for the debts, obligations or liabilities of the Registrant (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, solely by reason of being the member or acting as the special member or a manager of the Registrant.

     Neither the member nor the special member shall be subject in such capacity to any personal liability whatsoever to any person in connection with the assets or the acts, obligations or affairs of the Registrant. The member and the special member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware. No manager or officer of the Registrant shall be subject in such capacity to any personal liability whatsoever to any person, other than the Registrant or its member, in connection with the assets or the affairs of the Registrant. Subject to the provisions of the LLC Agreement, all such persons shall look solely to the assets of the Registrant for satisfaction of claims of any nature arising in connection with the affairs of the Registrant; provided, that such protection from personal liability shall apply to the fullest extent permitted by applicable law.

Item 16. Exhibits:


Exhibit No.     Description
-----------     -----------

1.1             Form of Underwriting Agreement.

4.1             Limited Liability Company Agreement of PSE&G Transition
                Funding II LLC.

4.2             Certificate of Formation of PSE&G Transition Funding II LLC.

4.3 Form of Amended and Restated Limited Liability Company Agreement of PSE&G Transition Funding II LLC.

4.4 Form of Indenture with Form of the Series Supplement attached thereto.

4.5             Form of Transition Bonds.

5.1 Opinion of Wilentz, Goldman & Spitzer, P.A. relating to legality of the Transition Bonds (including consent of such firm).

5.2 Opinion of Richards, Layton & Finger, P.A. relating to the Issuer's due authorization of the Basic Documents and Transition Bonds (including consent of such firm).

8.1 Opinion of Sidley Austin Brown & Wood LLP relating to material federal tax matters (including consent of such firm).

8.2 Opinion of Wilentz, Goldman & Spitzer, P.A. relating to material New Jersey tax matters (including consent of such firm).

10.1            Form of Sale Agreement.

10.2            Form of Servicing Agreement.

10.3 Petition of PSE&G to the New Jersey Board of Public Utilities, dated July 9, 2003.

10.4 Financing Order of the BPU issued July 12, 2005 and consented to on July 19, 2005.

23.1 Consents of Wilentz, Goldman & Spitzer, P.A. (included in its opinions filed as Exhibits 5.1, 8.2 and 99.2).

23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).

23.3 Consents of Sidley Austin Brown & Wood LLP (included in its opinions filed as Exhibits 8.1 and 99.1).

24.1            Power of Attorney (included on signature page).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

99.1 Opinion of Sidley Austin Brown & Wood LLP relating to certain federal constitutional issues.

99.2 Opinion of Wilentz, Goldman & Spitzer, P.A. relating to certain New Jersey constitutional issues.

______________

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (a) To include any prospectus required by Section 10(a)(3)
               of Securities Act of 1933;

                    (b) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    (c) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 12th of August, 2005.



                                    PSE&G Transition Funding II LLC

                                    Public Service Electric and Gas Company
                                            Sole Member

                                    By:     /s/ Morton A. Plawner
                                            -------------------------
                                            Name:   Morton A. Plawner
                                            Title:  Vice President and Treasurer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert E. Busch, Morton A. Plawner and
R. Edwin Selover, or any of them, his true and lawful attorneys-in-fact and agents, with full power or substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               August 12, 2005                         /s/ Robert E. Busch
          -------------------------               ------------------------------
          Date                                    Name:
                                                  Title:


               August 12, 2005                         /s/ Morton A. Plawner
          -------------------------               ------------------------------
          Date                                    Name:
                                                  Title:


               August 12, 2005                         /s/ R. Edwin Selover
          -------------------------               ------------------------------
          Date                                    Name:
                                                  Title:

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

1.1             Form of Underwriting Agreement.

4.1             Limited Liability Company Agreement of PSE&G Transition
                Funding II LLC.

4.2             Certificate of Formation of PSE&G Transition Funding II LLC.

4.3 Form of Amended and Restated Limited Liability Company Agreement of PSE&G Transition Funding II LLC.

4.4 Form of Indenture with Form of Series Supplement attached thereto.

4.5             Form of Transition Bonds.

5.1 Opinion of Wilentz, Goldman & Spitzer, P.A. relating to legality of the Transition Bonds (including consent of such firm).

5.2 Opinion of Richards, Layton & Finger, P.A. relating to the Issuer's due authorization of the Basic Documents and Transition Bonds (including consent of such firm).

8.1 Opinion of Sidley Austin Brown & Wood LLP relating to material federal tax matters (including consent of such firm).

8.2 Opinion of Wilentz, Goldman & Spitzer, P.A. relating to material New Jersey tax matters (including consent of such firm).

10.1            Form of Sale Agreement.

10.2            Form of Servicing Agreement.

10.3 Petition of PSE&G to the New Jersey Board of Public Utilities, dated July 9, 2003.

10.4 Financing Order of the BPU issued July 12, 2005 and consented to on July 19, 2005.

23.1 Consents of Wilentz, Goldman & Spitzer, P.A. (included in its opinions filed as Exhibits 5.1, 8.2 and 99.2).

23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.2).

23.3 Consents of Sidley Austin Brown & Wood LLP (included in its opinions filed as Exhibits 8.1 and 99.1).

24.1            Power of Attorney (included on signature page).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

99.1 Opinion of Sidley Austin Brown & Wood LLP relating to certain federal constitutional issues.

99.2 Opinion of Wilentz, Goldman & Spitzer, P.A. relating to certain New Jersey constitutional issues.

______________